UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.     )
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H2O AMERICA
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2026 Proxy Statement & Notice of Meeting

H2O America®

H2O America Notice of Annual Meeting of Stockholders

Date May 13, 2026 Time 8:00 a.m. Eastern Time	Record Date March 24, 2026 Place 16 Water Works Drive Biddeford, ME 04005	Important Notice Regarding the Availability of Proxy Materials This Proxy Statement and our Annual Report are available via the Internet at www.astproxyportal.com/ast/13455.

Items of Business

Proposals	Recommendation
Proposal 1: Elect nine directors to serve on the Board of H2O America	☑	FOR
Proposal 2: Approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement	☑	FOR
Proposal 3: Ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of H2O America for the fiscal year ending December 31, 2026	☑	FOR
Proposal 4: Act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof

Your Vote is Important

To make sure your shares are represented, please cast your vote as soon as possible in one of the following ways:

Internet Going to www.voteproxy.com	Telephone Calling toll-free 1-800-PROXIES (1-800-776-9437)	Mail Mailing a completed proxy card prior to the Annual Meeting	Live During the Annual Meeting

A Letter from Our CEO and Chairman

“Our Board and management team are aligned in our mission to deliver high quality water and exceptional service by prudently and proactively investing for the long term, maintaining regulatory credibility, and operating efficiently. These important strategies position H2O America to deliver sustainable returns thanks to the hard work of our partners.”

Dear fellow stockholders,
Water is necessary to sustain life. Delivering it safely and reliably every day is a responsibility we take seriously. Our purpose — protecting what’s precious — guides how we invest, how we operate, and how we govern H2O America.
Across the country, aging infrastructure and emerging challenges, such as PFAS contamination and climate driven events, underscore the importance of prudently and proactively investing to achieve optimal service. At the same time, we are acutely aware of the affordability pressures facing our customers. Our strategy is to balance these realities by replacing one percent of our distribution pipe annually, maintaining regulatory credibility, and operating efficiently so customers share in the benefits of scale and continuous improvement.
In 2025, we aligned our identity with this long-term orientation. The H2O America name reflects who we are today: a national, pure-play, investor-owned water and wastewater utility with deep local roots and a long investment horizon.
Our Board remains focused on effective oversight, disciplined capital allocation, and long-term value creation. As part of our ongoing board refreshment program, we welcomed Nick O. Rowe to the Board in March 2026, further strengthening our operating and regulatory expertise. Following the retirement of Eric W. Thornburg, who served the company and the water industry with distinction for more than 40 years, I assumed the role of Chairman earlier this year while continuing to serve as Chief Executive Officer. We are grateful for Eric’s leadership and the strong culture he helped establish.
Long-lived infrastructure is built and sustained by people. At H2O America, we deliberately refer to our employees as partners. The term reflects shared responsibility, mutual respect, and long-term commitment. Our partners are trusted and empowered to own outcomes, collaborate across the organization, and uphold the standards required to operate essential infrastructure safely and reliably.
Our culture is grounded in three principles:
•Do it right — integrity, accountability, and transparency
•Do it together — collaboration and trust
•Do it with heart — service, compassion, and purpose

We lead through a servant leadership model, equipping our partners with the training, tools, and technology needed to perform at the highest level. This approach strengthens execution, reinforces regulatory trust, and supports sustainable long-term performance.

Affordability remains central to our strategy. Average water bills across our four states are at or below one percent of median household income, below the EPA’s suggested affordability thresholds, and we operate income-based assistance programs in California, Connecticut, and Maine, with plans to propose a similar program in Texas. Timely recovery mechanisms allow us to invest responsibly and maintain reasonable customer bills.
Our pending acquisitions in Texas, including Quadvest and Cibolo Valley, expand our presence in a constructive regulatory environment with strong population growth, and provide additional scale that we can leverage to reduce costs across our platform. We expect Texas to become a meaningful contributor to long-term rate base growth. Our strategy is straightforward and durable: invest prudently and proactively, maintain regulatory credibility, and manage risk with persistence and careful stewardship. Thanks to our partners — 837 professionals across four states — our systems operate reliably every day, and our long-term plan continues to create value for customers, communities, and capital partners, including stockholders.
Thank you for your continued trust and support.
Andrew F. Walters
Chief Executive Officer and Chairman
H2O America

H2O America
110 W. Taylor Street
San Jose, California 95110

Proxy Statement for the 2026 Annual Meeting of Stockholders
To Be Held on May 13, 2026

The enclosed proxy is solicited on behalf of the Board of Directors (the "Board") of H2O America®, a Delaware corporation ("H2O America" or the "Corporation"), for use at H2O America's Annual Meeting of Stockholders (the "Annual Meeting") to be held on Wednesday, May 13, 2026 at 8:00 a.m. Eastern Time and at any adjournment or postponement thereof. The Annual Meeting will be held at 16 Water Works Drive, Biddeford, ME 04005.

We are distributing proxy materials to stockholders primarily via the Internet under the SEC’s “Notice and Access” rules, thereby capturing cost and environmental benefits. We expect to mail or otherwise make available, on or about April 3, 2026, the Notice Regarding the Availability of Proxy Materials that contains information about the Annual Meeting and instructions on how to view all proxy materials, including this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2025 (the "2025 Annual Report"), on the Internet. Also included are instructions on how to vote and how to request a paper or e-mail copy of the proxy materials.

Purpose of Meeting
The Board has called the Annual Meeting for the following purposes:

Proposals	Recommendation
Proposal 1: To elect nine directors to serve on the Board of H2O America;	☑	FOR
Proposal 2: To approve, on an advisory basis, the compensation of the named executive officers as disclosed in this Proxy Statement;	☑	FOR
Proposal 3: To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of H2O America for the fiscal year ending December 31, 2026; and	☑	FOR
Proposal 4: To act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.
The Board recommends that stockholders vote "FOR" for each of the foregoing proposals, including, in the case of Proposal 1, a vote "FOR" each of the nominees, and in the case of Proposals 2 and 3, a vote “FOR” the proposals.

We protect what’s precious

Our Mission	Our Vision
We sustain life by providing high-quality water and exceptional service while investing in the health and vitality of the communities we serve.	Thriving communities, built on reliable water and world-class service – today and for generations to come.
Our Values

Do It Right	Do It Together	Do It With Heart

At a glance	Full Year 2025 Financial Highlights

$ 801M Operating Revenue
$ 105M Adjusted Net Income (non-GAAP)
$ 2.99 Adjusted Diluted EPS
$ 501M Capital Investments Includes expenditures for cloud-based systems recorded as deferred assets

Awards and Recognitions

Corporate ESG Performance

Prime

RATED BY ISS STOXX

Newsweek - America’s Most Responsible Companies 2026

Fiscal Year 2025 Financial Performance Highlights
Dividends	Adjusted Diluted EPS	Net Utility Plant

(per share) Strong Dividend Growth Dividends paid continuously for 80+ years 58 consecutive years of dividend increases	(per share) Creating Long-Term Stockholder Value Full year 2025 adjusted diluted EPS near top end of upwardly revised guidance	(in millions) Executing Record Capital Expenditures 11.3% Net Utility Plant growth rate renewing and replacing aging infrastructure, improving reliability and service quality

Governance Highlights
Highly Engaged, Qualified, and Committed Board Members

9 Total Members	78% Independent
Board Refreshment and Succession Planning
Water Industry, Highly Regulated Industries, or Public Utility Commission Knowledge
Executive Leadership, Board Experience or Director of Publicly Traded Companies

* Tenure does not include service on the board of Connecticut Water Service, Inc. prior to its acquisition by the Corporation in 2019.

Committee Membership and Refreshment

Committee Membership as of March 2026
Director	Audit	Compensation	Nominating & Governance	Finance	Sustainability
Carl Guardino
Mary Ann Hanley
Heather Hunt
Rebecca Armendariz Klein
Denise L. Kruger
Gregory P. Landis (LID)
Daniel B. More
Nick O. Rowe
Carol P. Wallace
Andrew F. Walters (C)

Legend

LID	Lead Independent Director	Committee Chair
C	Chairman of the Board	Audit Committee Financial Expert

2026 Committee Refreshment*
The Board recognizes the importance of the rotation of committee members and periodic refreshment. Following the Annual Meeting and subject to stockholder approval of the director nominees, the Board will implement a series of leadership and committee membership changes as part of its ongoing board refreshment and succession planning as outlined below.

Audit Committee

25%

Refreshment
Klein (new member)
Wallace (rotate-off member)

Finance Committee

40%

Refreshment
Kruger (new member)
Rowe (new member)
Landis (retire)

Compensation Committee

75%

Refreshment
Klein (new Chair)
Guardino (new member)
Wallace (new member)
More (rotate-off member)
Landis (retire, former Chair)

Sustainability Committee

60%

Refreshment
Kruger (new Chair)
Rowe (new member)
Klein (rotate-off member)
Wallace (rotate-off Chair, remain member)

Nominating & Governance Committee

75%

Refreshment
Hanley (new Chair)
More (new member)
Hunt (rotate-off Chair, remain member)
Landis (retire)

* The above charts reflect the percentage of each committee's membership undergoing designation changes since the 2025 annual meeting of stockholders, including chair rotations, member replacements, and Mr. Landis' retirement, all as part of the Board's 2026 committee refreshment plan.

Proposal 1 Election of Directors

General
Nine directors, who will constitute the entire Board of the Corporation following the Annual Meeting, are to be elected at the Annual Meeting to hold office until the next annual meeting of stockholders and until a successor for such director is duly elected and qualified, or until their earlier death, resignation or removal. All nine director nominees (except Messrs. Walters and Rowe) were elected at the 2025 annual meeting of stockholders. Mr. Walters was appointed to the Board in July 2025 in connection with his appointment as the Corporation's Chief Executive Officer. Mr. Rowe, who was initially recommended by a third-party search firm, is standing for election at the Annual Meeting for the first time.

The Corporation's Bylaws provide a majority voting standard for the election of directors in uncontested elections. The election of directors at the Annual Meeting is uncontested, therefore under the Bylaws, each of the nine nominees set forth in this Proxy Statement must receive a majority of the votes cast with respect to such nominee in order to be elected, i.e., the number of votes “for” the nominee must exceed the number of votes “against” the nominee. If an incumbent director does not receive the required majority vote, such director shall promptly tender his or her resignation to the Board. Within 90 days after the Annual Meeting, (i) the Nominating & Governance Committee will make a recommendation to the Board as to whether to accept or reject the resignation or whether other action should be taken; and (ii) the Board will act on the tendered resignation, taking into account such Committee’s recommendation. If the Board does not accept the resignation, the Board is required to publicly disclose its decision and the rationale behind the decision. A director who tenders his or her resignation may not participate in the recommendation of the Nominating & Governance Committee or the decision by the Board with respect to his or her resignation. For more detail about our majority voting standard, see our Bylaws which are filed with the Securities and Exchange Commission ("SEC").
Unless otherwise specified on the proxy card, each returned proxy will be voted "FOR" the election of each of the nine nominees whose biographies are provided below, each of whom has been nominated by the existing Board upon the recommendation of the Nominating & Governance Committee. In the event that a nominee is unable or declines to serve as a director at the time of the Annual Meeting, proxies will be voted for any nominee chosen by the present Board to fill the vacancy, if any, or the number of directors constituting the entire Board will be reduced to eliminate the vacancy. As of the date of this Proxy Statement, H2O America is not aware of any nominee who is unable or will decline to serve as a director.

Key Experience, Qualifications, and Skills of the Board

The following biographies describe the particular experience, qualifications, and skills that led the Board to conclude that each nominee should serve as a director of H2O America. Additional information regarding the valuable skills, perspectives and attributes each nominee brings to the Board is set forth in the director skills matrix included in the section titled “Our Board’s Qualifications” that appears later in this Proxy Statement. The Board believes that each nominee is individually qualified to make unique and substantial contributions to the Board, and that, collectively, their mix of skill sets and perspectives helps ensure that the Board will continue to be well-suited to provide the Corporation with valuable insight and effective oversight with respect to its business, overall performance, and strategic direction.

No nominee or current director has any family relationship with any other current director, nominee or with any executive officer of the Corporation. Other than Mr. Walters, whose current relationships with the Corporation and its subsidiaries are described below, no nominee is or has been employed by the Corporation or its subsidiaries during the past five years. The age of each nominee is as of the date of the 2026 Annual Meeting.

Director Biographies
Carl Guardino

Director Since: 2020 Age: 64 Committees: •Compensation* •Nominating and Governance •Sustainability * Effective May 2026
Career Highlights
Mr. Guardino brings over three decades of distinguished leadership in public policy, government affairs, and strategic corporate governance to the Board, with particular expertise in highly regulated industries and advocacy-driven organizations.
As Vice President of Government Affairs and Policy at Tarana Wireless, Inc., a position he has held since 2022, Mr. Guardino represents a leading technology company before regulatory bodies and policymakers.
Mr. Guardino has also served as a Commissioner of the California Transportation Commission — one of the state's highest-level transportation authorities — since 2007, including as its Chair from 2024 to 2025, and as its Vice-Chair from 2023 to 2024. Through such positions, Mr. Guardino has developed experience navigating complex regulatory frameworks and multi-stakeholder environments.
Mr. Guardino also served as President and Chief Executive Officer of Silicon Valley Leadership Group, a prominent, non-profit business advocacy organization representing hundreds of Silicon Valley's leading technology companies and employers to influence public policy to improve the economic health and quality of life in Silicon Valley, from 1997 until 2020.
Professional Experience and Community Involvement
•Vice President of Government Affairs and Policy at Tarana Wireless, Inc. (2022–present)
•Commissioner of the California Transportation Commission (2007–present); Chair (2024–2025); Vice-Chair (2023–2024)
•Executive Vice President, Government Affairs and Policy, Bloom Energy Corp. (2020–2022)
•President and Chief Executive Officer, Silicon Valley Leadership Group (SVLG) (1997–2020), Executive Director of SVLG (2002–2020)
•Executive position in governmental affairs, Hewlett-Packard Corporation (1995–1997)
•Vice President, SVLG (1991–1995)
•Chief Assistant, California State Assembly, Assemblyman Rusty Areias (1987–1990)
Key Experiences, Skills, and Qualifications
•Highly Regulated Industries and/or Public Utility Commission
•Executive Leadership and/or Director of Publicly Traded Company
•Safety, Sustainability, and/or Corporate Responsibility
•Corporate Communications, Public Policy, and/or Government Relations

Mary Ann Hanley

Director Since: 2019 Age: 69 Committees: •Audit •Nominating and Governance (Chair*) •Sustainability *Effective May 2026
Career Highlights
With over 30 years of service across state government, healthcare organizations, higher education, and nonprofits, Ms. Hanley has advanced initiatives aimed at enhancing economic development, workforce competitiveness, and community partnerships.
As a Trustee of Goodwin University, member of its Executive Committee, and Chair of its Economic and Strategic Development Committee, Ms. Hanley provides insight into talent development, institutional strategy, and partnerships that strengthen regional economies. Ms. Hanley previously served as a director of Connecticut Water Service, Inc. until its acquisition by the Corporation in 2019, giving her long-standing familiarity with the Corporation’s operations, regulatory environment, and strategic priorities.
Ms. Hanley’s prior roles in the Connecticut Governor’s Office and Office for Workforce Competitiveness, a statewide workforce board responsible for recommending policy and planning guidance to the Governor and the legislature on workforce related strategies, investments, and programs, as well as more than 15 years of direct interaction with the Connecticut General Assembly, executive branch agencies, and the state's Congressional delegation, her roles as director, secretary, and treasurer of Capital City Economic Development Authority with oversight of $1 billion investment in redeveloping downtown Hartford, Connecticut, and senior positions at Trinity Health, further equip her to provide valuable insight and guidance on matters related to government relations, regulated environments, stakeholder engagement, and financial oversight, each of which is critical to the Corporation’s long-term strategy.
Public Company Directorships
•Director, Connecticut Water Service, Inc. (1999–2019)
Other Professional Experience and Community Involvement
•Trustee, Goodwin University (2018–present); Chair, Economic, and Strategic Development Committee (2017–present); and member, Executive Committee (2020–present)
•Director, Enders Island and member, Finance Committee (2021-present)
•Liaison for Government and Community Alliances, Trinity Health of New England (Trinity Healthy) (2013–2023)
Key Experiences, Skills, and Qualifications
•Water Industry
•Highly Regulated Industries and/or Public Utility Commission
•Strategic Initiatives, M&A, and/or Finance, Audit
•Executive Leadership and/or Director of Publicly Traded Company
•Safety, Sustainability, and/or Corporate Responsibility
•Legal, Corporate Governance, and Risk
•Corporate Communications, Public Policy, and/or Government Relations

Heather Hunt

Lead Independent Director: Effective May 2026 Director Since: 2019 Age: 60 Committees: •Compensation •Nominating & Governance (Chair*) * Rotating-off effective May 2026
Career Highlights
Over a career spanning more than 30 years, Ms. Hunt has developed deep expertise in utility regulation, regulatory law, and public policy in the water, gas, and electric industries.
Ms. Hunt currently serves as Executive Director of the New England States Committee on Electricity, a position she has held since 2009, where she leads regional engagement on wholesale electricity markets, transmission planning, and resource adequacy on behalf of the New England states.
Earlier in her career, Ms. Hunt served as a Commissioner of the Connecticut Department of Public Utility Control and the Maine Public Utilities Commission, overseeing the rates and services of water and other public utilities and working directly with regulators, consumer advocates, and utilities in heavily regulated environments.
Ms. Hunt also held senior industry and legal roles, including Vice President at Southern Connecticut Gas Company, Director of State and Local Government Affairs at United Technologies Corporation, and attorney in private practice focused on utility-related regulatory matters, giving her a nuanced understanding of rate-regulated businesses, stakeholder expectations, and the policy landscape affecting the Corporation.
Ms. Hunt also served as a director of Connecticut Water Service, Inc. from 2006 until its acquisition by the Corporation in 2019, giving her long-standing familiarity with the Corporation’s operations, regulatory environment, and strategic priorities.
Public Company Directorships
•Director, Connecticut Water Service, Inc. (2006–2019)
Other Professional Experience and Community Involvement
•Executive Director, New England States Committee on Electricity (2009–present)
•Attorney in private practice, utility-related regulatory matters, Connecticut (2003–2008)
•Director of State and Local Government Affairs, United Technologies Corporation (2001–2003)
•Various regulatory and public policy roles, ultimately Vice President, Southern Connecticut Gas Company (1999–2001)
•Commissioner, Maine Public Utilities Commission (1995–1998)
•Commissioner, Connecticut Department of Public Utility Control (1993–1995)
Key Experiences, Skills, and Qualifications
•Water Industry
•Highly Regulated Industries and/or Public Utility Commission
•Executive Leadership and/or Director of Publicly Traded Company
•Safety, Sustainability, and/or Corporate Responsibility
•Legal, Corporate Governance, and Risk
•Corporate Communications, Public Policy, and/or Government Relations

Rebecca Armendariz Klein

Director Since: 2021 Age: 61 Committees: •Audit* •Compensation (Chair*) •Finance •Sustainability** *Effective May 2026 **Rotating off effective May 2026
Career Highlights
Ms. Klein’s career at the crossroads of energy, power, and water has centered on deep regulatory and legal strategy, strategic consulting and entrepreneurship, market dynamics, and capital investment for essential infrastructure, all underpinned by a 25-year military career as a Lieutenant Colonel in the U.S. Air Force Reserve. Ms. Klein also has extensive corporate governance and directorship experience.
Ms. Klein is the founder and principal of Klein Energy, LLC, a consulting and advisory services firm founded in 2006, that assists fast growth companies and global corporations penetrate and expand in the North American energy, power, and water markets.
Previously, Ms. Klein served as Chair of the Texas Public Utility Commission and later as Chair of the Board of the Lower Colorado River Authority, overseeing a leading provider of water, electric, and hydropower services to millions of customers. Ms. Klein also headed the development of the Office of Government Affairs and Industry Relations in Washington, D.C., for KPMG Consulting (now Deloitte).
Ms. Klein serves on the board of Avista Corp. and is the chair of the Environmental, Technology & Operations Committee. Ms. Klein also serves on the board of Diamondback Energy where she chairs the Sustainability Committee.

Public Company Directorships
•Director, Avista Corp. (2010–present)
•Director, Diamondback Energy (2022–present)
Other Professional Experience and Community Involvement
•Principal, Klein Energy, LLC (2006–present)
•Director, Lower Colorado River Authority; Chair of the Board (2007–2013)
•Chair, Texas Public Utility Commission (2001–2004)
•Director, Office of Government Affairs and Industry Relations, KPMG Consulting (now Deloitte), Washington, D.C. (2000–2001)
•Lieutenant Colonel, U.S. Air Force Reserve (1989-2015)
•Director, Los Alamos Technical Associates (2022–present)
•Founder and Director, Texas Energy Poverty Research Institute (2015-present)
•Former Board Chair of the Latina Leadership Institute (2015-2023)
Key Experiences, Skills, and Qualifications
•Water Industry
•Highly Regulated Industries and/or Public Utility Commission
•Strategic Initiatives, M&A, and/or Finance, Audit
•Executive Leadership and/or Director of Publicly Traded Company
•Safety, Sustainability, and/or Corporate Responsibility
•Legal, Corporate Governance, and Risk
•Information Technology, Cyber, and/or AI
•Corporate Communications, Public Policy, and/or Government Relations
•Executive Compensation and Benefits

Denise L. Kruger

Director Since: 2023 Age: 62 Committees: •Audit •Finance* •Sustainability (Chair*) * Effective May 2026
Career Highlights
For more than three decades, Ms. Kruger has led water utilities organizations, combining operational, asset-management, and customer-focused expertise across regulated systems.
Ms. Kruger most recently served as Senior Vice President, Regulated Utilities, for Golden State Water Company, a subsidiary of American States Water, that provides water and electric service to customers in California. During her tenure, Ms. Kruger oversaw all functions in Regulated Utilities, including water operations, environmental and water quality, customer service, water use efficiency, water resources, growth through acquisitions of regulated water systems, and financial planning and analysis. Ms. Kruger joined Golden State Water Company in 1992 as Manager of Quality Assurance and Water Quality and subsequently held leadership roles including Vice President, Water Quality, and Vice President, Customer Service.
Ms. Kruger has also contributed to industry research and policy as a director and Chair of the Water Research Foundation and as a director of the California Foundation for the Environment and Economy, giving her a broad perspective on water supply, environmental regulation, and long-term infrastructure planning that is directly relevant to the Company’s strategy.
Professional Experience and Community Involvement
•Senior Vice President, Regulated Utilities, Golden State Water Company, subsidiary of American States Water (2004–2021)
•Director, California Foundation for the Environment and Economy (2016–2021)
•Director, Water Research Foundation (2005–2015); Chair (2013–2015)
•Consultant, California Water Association (2021-2023)
•Trustee, American Ground Water Trust (2000-2006); Chair (2005-2006)
•Member, Executive Committee, American Water Works Association (2013-2015)
Key Experiences, Skills, and Qualifications
•Water Industry
•Highly Regulated Industries and/or Public Utility Commission
•Strategic Initiatives, M&A, and/or Finance, Audit
•Executive Leadership and/or Director of Publicly Traded Company
•Safety, Sustainability, and/or Corporate Responsibility
•Legal, Corporate Governance, and Risk
•Corporate Communications, Public Policy, and/or Government Relations

Daniel B. More

Director Since: 2015 Age: 69 Committees: •Audit (Chair) •Compensation* •Finance (Chair) •Nominating & Governance** *Rotating off effective May 2026 **Effective May 2026
Career Highlights
Mr. More has spent more than four decades in investment banking, advising utility and energy clients on strategic transactions, financings, and sector-defining deals, and has developed broad experience in key areas relevant to the Corporation, including business strategy, strategic initiatives, and corporate governance.
Mr. More served as a Senior Advisor to Guggenheim Securities from 2015 to 2025, and was a Managing Director and Global Head of Utility Mergers & Acquisitions at Morgan Stanley. At these firms Mr. More led domestic and cross-border transactions, privatizations, and capital-raising activities for utility clients worldwide.
Mr. More currently serves as a director of Clearway Energy, Inc. and previously served as a director of Saeta Yield and the New York Independent System Operator.
Public Company Directorships
•Director, Clearway Energy, Inc. (2019–present)
Professional Experience and Community Involvement
•Senior Advisor, Guggenheim Securities (2015–2025)
•Managing Director and Global Head of Utility Mergers & Acquisitions, Morgan Stanley (1996–2014)
•Various investment banking roles, specializing in the utility sector since 1986 (1978–1996)
•Director, Saeta Yield (2015–2018), a developer, owner and operator of renewable power assets
•Director, New York Independent System Operator (2014–2016), which operates New York’s electric grid, manages the competitive wholesale electricity markets, and conducts long-term reliability planning
Key Experiences, Skills, and Qualifications
•Highly Regulated Industries and/or Public Utility Commission
•Strategic Initiatives, M&A, and/or Finance, Audit
•Executive Leadership and/or Director of Publicly Traded Company
•Legal, Corporate Governance, and Risk
•Executive Compensation and Benefits

Nick O. Rowe

Director Since: 2026 Age: 68 Committees: •Finance •Sustainability
Career Highlights
Mr. Rowe has been a leader in the drinking water industry for nearly four decades, with experience in regulated water utilities. Prior to his retirement in 2022, he served as Senior Vice President, Central Division, and President, Kentucky American Water at American Water Works Company, Inc. ("American Water"). In these roles, he was responsible for regulated operations across seven states and service to approximately half a million people.
Since joining American Water in 1987, Mr. Rowe held a series of executive leadership and operations roles, with responsibilities spanning service delivery operations, business transformation, field operations, and regional leadership. His experience includes leading large, geographically dispersed workforces and driving long‑term value creation through operational excellence, customer service, and regulatory engagement, including extensive work with public utility commissions, municipal leaders, and community organizations throughout Kentucky and other Central region states.
Mr. Rowe began his career as a civil engineer at CSX Corporation, where he served as Senior Resident Engineer for CSX Railroad, providing him with early experience in large‑scale infrastructure projects and safety‑critical operations. Mr. Rowe currently serves as a principle at NOR Solutions, a consulting firm focused on organizational leadership training.
Other Professional Experience and Community Involvement
•Senior Vice President, Central Division, and President, Kentucky American Water; previously Senior Vice President, Eastern Division, and President, Kentucky American Water, American Water Works Company, Inc. (2006–2022)
•Vice President, Service Delivery Operations, Southeast Region; Vice President, Business Change; and Vice President, Operations, Kentucky American Water, American Water Works Company, Inc. (1998–2006)
•Manager, Eastern Operations, Pennsylvania American Water; Director, Corporate Operations Services, Pennsylvania American Water; Operations Manager, Hopewell District, Virginia American Water; and Management Assistant, Huntington Division, West Virginia American Water, American Water Works Company, Inc. (1987–1998)
Key Experiences, Skills, and Qualifications
•Water Industry
•Highly Regulated Industries and/or Public Utility Commission
•Strategic Initiatives, M&A, and/or Finance, Audit
•Executive Leadership and/or Director of Publicly Traded Company
•Safety, Sustainability, and/or Corporate Responsibility
•Corporate Communications, Public Policy, and/or Government Relations

Carol P. Wallace

Director Since: 2019 Age: 70 Committees: •Audit* •Compensation** •Finance •Sustainability (Chair*) *Rotating off effective May 2026 **Effective May 2026
Career Highlights
As a long-tenured chief executive and board leader, Ms. Wallace has guided companies through strategic planning, operational execution, and disciplined governance.
Ms. Wallace served as Chief Executive Officer of Cooper-Atkins Corporation, a manufacturer of temperature acquisition instruments, where she had overall responsibility for all financial, operational, and strategic activities as the business grew to meaningful scale.
Ms. Wallace has also held multiple board roles, including service as a director of Connecticut Water Service, Inc. from 2002 until its acquisition by the Corporation in 2019. She served as chair of the board from 2017 to 2019 and as lead independent director from 2012 until 2017.
Ms. Wallace currently serves as a director of Sandstone Group, LLC, and previously served on the boards of Middlesex Hospital in Middletown, Connecticut.
Public Company Directorships
•Director, Connecticut Water Service, Inc. (2002–2019); Chair of the Board (2017–2019); Lead Independent Director (2012–2017)
Professional Experience and Community Involvement
•Chief Executive Officer, Cooper-Atkins Corporation (1994–2018); employee from 1991 until new ownership
•Director, Sandstone Group, LLC (2012–present)
•Board Member, Middlesex Hospital, Middletown, Connecticut (2013–2018)
•Chair, Connecticut Business & Industry Association (1999-2000)
Key Experiences, Skills, and Qualifications
•Water Industry
•Highly Regulated Industries and/or Public Utility Commission
•Strategic Initiatives, M&A, and/or Finance, Audit
•Executive Leadership and/or Director of Publicly Traded Company
•Safety, Sustainability, and/or Corporate Responsibility
•Legal, Corporate Governance, and Risk
•Executive Compensation and Benefits

Andrew F. Walters

Director Since: 2015 Age: 56
Career Highlights
Mr. Walters has served as the Corporation’s Chief Executive Officer since July 1, 2025, and was appointed as the Chair of the Board, effective February 1, 2026. As Chief Executive Officer and Chair of the Board, Mr. Walters draws on more than 30 years of experience in utility management, finance, banking, private equity, operations, and strategy across global markets. Mr. Walters previously served as the Corporation’s Chief Financial Officer and Treasurer providing executive oversight of capital allocation, financial strategy, and investor engagement.
Since joining the Corporation, Mr. Walters has served as Chief Corporate Development Officer and Integration Executive, as Chief Administrative Officer of the Corporation’s California subsidiary, San Jose Water Company, and as Vice President of Business Planning of the Company's Connecticut subsidiary, where he held roles with responsibility for information technology, business development, strategy, regional operations support, investor relations, and human resources, giving him a comprehensive view of the Corporation’s people, systems, and growth agenda.
Earlier in his career, Mr. Walters held senior positions in global financial institutions, including Managing Director roles at J.P. Morgan in private equity infrastructure investing and at Citigroup in investment banking. At Citigroup, Mr. Walters started and led the infrastructure team for the Americas and transportation investment banking team across Asia Pacific. His experience includes mergers and acquisitions, joint ventures, equity offerings, IPOs, private equity fundraising, and debt financings.
Other Professional Experience and Community Involvement
•Chief Executive Officer, H2O America (2025–present); Chief Financial Officer and Treasurer (2022–2025)
•Various senior leadership roles overseeing human resources, information technology, business development, strategy, regional operations support, and investor relations, H2O America and its subsidiaries (2014–2021)
•Managing Director, Infrastructure Investments Group, J.P. Morgan (2009–2013)
•Managing Director, Investment Banking, Citigroup, Inc. – Infrastructure and Transportation, Asia Pacific and North and South America (1993–2008)
Key Experiences, Skills, and Qualifications
•Water Industry
•Highly Regulated Industries and/or Public Utility Commission
•Strategic Initiatives, M&A, and/or Finance, Audit
•Executive Leadership and/or Director of Publicly Traded Company
•Safety, Sustainability, and/or Corporate Responsibility
•Information Technology, Cyber and/or AI
•Executive Compensation and Benefits

Recommendation of the Board
☑
The Board unanimously recommends that stockholders vote FOR the election of the nine nominees beginning on page 7. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR each of the nine nominees.

Board and Corporate Governance Information

Director Recruitment and Nomination Process
The Board has approved Corporate Governance Policies that, among other things, include specific qualifications that the Nominating & Governance Committee believes must be met by each nominee prior to being recommended by the Nominating & Governance Committee for a position on the Board. Pursuant to these Corporate Governance Policies, in making nominations (including re-nominations) and appointment decisions, the Board and the Nominating & Governance Committee seek to select highly qualified candidates and consider a variety of factors. The following describes the Board’s selection process:

1	Succession Planning Evaluates board composition based on diverse skills, experience, and perspectives in light of business and strategy
Recruitment Priorities:
•Trust and Respect
•Independence and Integrity
•Listening and Communication
•Consensus and Diplomacy
•Time Availability and Commitment
•Business Knowledge and Strategic Acumen
•Governance Expertise
•Boardroom Leadership
•Relationship Building
•Performance Oversight

2	Interview and Evaluate Build a strong pool of potential candidates to be considered for the vacancy, and opportunities to strengthen and enhance the overall board culture
3	Nominate and Approval Directors are subject to Board and stockholder approval
Minimum Qualifications:
•Professional and personal integrity and ethical character
•Ability to support Board oversight and decision-making
•No conflicts impairing independence or fiduciary duties
•Skills aligned with leadership needs, relevant business experience and achievement within the utility industry
•Compliance with laws and regulations
•Ability and willingness to serve the full term and to prepare for meetings
•Attendance, participation, and contributions (for incumbent directors)

4
Evaluation of Board and its Committees
Nominating & Governance Committee oversees the annual Board and committee self-evaluations and reports to the Board regarding the results, including a review of the Board’s overall effectiveness and any additional areas in which the Board can support the Corporation

Stockholders may nominate a person for election as a director at a meeting of the Corporation's stockholders by complying with the procedures set out in the Corporation's Bylaws and other applicable federal and state laws governing the election of directors and distribution of proxy materials. See the section titled "Stockholder Proposals For The 2027 Annual Meeting" that appears later in this Proxy Statement. Stockholders may also recommend director candidates for consideration by the Nominating & Governance Committee by sending a written recommendation with the same information required under the Corporation’s Bylaws for director nominations to H2O America, Attention: Corporate Secretary, 110 W. Taylor Street, San Jose, California 95110. The Nominating & Governance Committee will evaluate recommendations from stockholders in the same manner that it considers recommendations from other sources.

Our Board's Qualifications
The Board seeks directors who provide insight and guidance to advance the Corporation’s mission, strategic vision, and corporate goals, including enhancing stockholder value, business leadership, operational excellence, customer satisfaction, and a strong employee environment. The Corporation is committed to maintaining a Board with diverse skills, experience, and perspectives relevant to its business and industry.

Water Industry	Highly Regulated Industries and/or Public Utility Commission
An understanding of the industry-specific challenges and opportunities the Corporation faces.
An understanding of complex regulatory frameworks and requirements, with insight on industry standards, compliance, risk considerations, service reliability, regulatory matters, rate structures, and public interest considerations.

Strategic Initiatives, M&A, and/or Finance and Audit	Executive Leadership and/or Director of Publicly Traded Company
Assessment of growth opportunities, market positioning, and long-term corporate strategy. Oversight of financial reporting and fiscal discipline.	Experience overseeing and managing strategic direction and organizational alignment with corporate goals, corporate governance, and stakeholder interests.

Safety, Sustainability, and/or Corporate Responsibility	Legal, Corporate Governance, and/or Risk
An understanding of long-term strategies that integrate environmental responsibility, community well-being, and the stewardship of water quality, supply, conservation, and affordability. A commitment to risk awareness, workplace and operational safety, and corporate responsibility.
Oversight of complex legal landscapes, business practices, corporate governance, and enterprise risk management.

Information Technology, Cyber, and/or AI	Corporate Communications, Public Policy, and/or Government Relations
Oversight of the evolving cyber landscape, data security, and risk awareness.	An understanding of stakeholder expectations, regulatory and legislative dynamics, and reputational considerations.

Executive Compensation and Benefits
Oversight of competitive and fair compensation structures.

	Guardino	Hanley	Hunt	Klein	Kruger	More	Rowe	Wallace	Walters
Skills and Experiences
Water Industry		ò	ò	ò	ò		ò	ò	ò
Highly Regulated Industries and/or Public Utility Commission	ò	ò	ò	ò	ò	ò	ò	ò	ò
Strategic Initiatives, M&A, and/or Finance, Audit		ò		ò	ò	ò	ò	ò	ò
Executive Leadership and/or Director of Publicly Traded Company	ò	ò	ò	ò	ò	ò	ò	ò	ò
Safety, Sustainability, and/or Corporate Responsibility	ò	ò	ò	ò	ò		ò	ò	ò
Legal, Corporate Governance, and Risk		ò	ò	ò	ò	ò		ò
Information Technology, Cyber, and/or AI				ò					ò
Corporate Communications, Public Policy, and/or Government Relations	ò	ò	ò	ò	ò		ò
Executive Compensation and Benefits				ò		ò		ò	ò

Board Leadership Transition
The Board believes that one of its most important responsibilities is to ensure that the Corporation has the right leadership team in place to execute the Corporation’s long-term strategy. To fulfill this responsibility, the Board, directly and through the Nominating & Governance Committee, actively reviews and discusses short and long-term succession and development plans for the Corporation’s Chief Executive Officer and other senior executive officer positions, including by periodically reviewing potential internal and external candidates for such positions.
On February 27, 2025, the Corporation announced that Eric W. Thornburg would retire as President and Chief Executive Officer, effective July 1, 2025, and as non-executive Chair of the Board, effective January 31, 2026, concluding eight years of leadership at H2O America and more than 40 years of service in the drinking water profession. His leadership was instrumental in advancing the Corporation’s mission and strengthening its commitment to delivering high-quality, reliable water service to communities we serve. Effective July 1, 2025, Andrew F. Walters succeeded Mr. Thornburg as Chief Executive Officer and subsequently assumed the role of Chair of the Board on February 1, 2026. This transition followed a deliberate, multi-year, Board-led succession planning process designed to ensure continuity and stability. The Board unanimously elected Mr. Walters, then the Corporation’s Chief Financial Officer and Treasurer, based on his significant contributions over more than 11 years in senior leadership roles and its confidence in his ability to lead H2O America into its next phase of growth.

Board Leadership Structure
The Board does not believe that any one leadership structure is most effective at creating long-term stockholder value. The Board believes that an effective leadership structure could be achieved either by combining or separating the Chairman and Chief Executive Officer positions, so long as the structure encourages the free and open dialogue of competing views and provides for strong checks and balances, as well as effective and productive oversight of management. Thus, the Board believes it is important to retain flexibility to determine which leadership structure best serves the interests of the Corporation and its stockholders based on a consideration of all relevant factors, including, but not limited to, the needs and opportunities of the Corporation and the particular composition of the Board and management at the applicable time. Additionally, consistent with the Board's commitment to strong independent oversight of management, the Board has adopted a policy requiring the appointment of a Lead Independent Director of the Board at any time when the Chairman is not independent.

As described above, effective July 1, 2025, the Board appointed Mr. Walters to succeed Mr. Thornburg as Chief Executive Officer and Bruce A. Hauk was appointed to succeed Mr. Thornburg as President of the Corporation. In order to facilitate an orderly succession plan, Mr. Thornburg was appointed non-executive Chairman for a transitional period to support appropriate leadership continuity. Given the dynamic and competitive environment in which the Corporation operates, the Board believes that the Corporation and our stockholders are best served by a Chairman who has broad and deep knowledge of our industry, business operations, regulatory environment and strategic initiatives. Based on these considerations, when Mr. Thornburg retired from the Board on January 31, 2026, the Board determined that Mr. Walters was best qualified to serve in the role of Chairman at this time given Mr. Walter's many years of experience in financial strategy, investor engagement, the regulated water utility industry, and his familiarity with the challenges and intricacies of the regulatory environment. Following the leadership transition, the Board’s current leadership structure includes:

•A combined Chief Executive Officer and Chairman position;
•A strong Lead Independent Director with well-defined, robust responsibilities that support the Board’s oversight activities;
•Fully-independent Audit, Executive Compensation, and Nominating & Governance committees; and
•An engaged and independent Board, with regular use of executive sessions of the independent directors.

Robust Lead Independent Director Responsibilities
☑	Serves as the principal liaison between the independent directors and the Chief Executive Officer and Chairman
☑	Meets periodically with the committee chairs to stay apprised of committee activities
☑	Has the authority to call meetings of the independent directors
☑	Chairs meetings of the Board in the absence of the Chair and at each executive session of the independent directors
☑	Advises and consults with the Chair regarding the information provided to directors in connection with Board meetings
☑
Ensures that the independent directors have regular opportunities to meet in executive session – without management present – to discuss key issues, including oversight of CEO and management succession planning, and presides over such sessions

☑	Provides feedback from executive sessions to the Chair and Chief Executive Officer
☑	Responds directly to stockholder and other stakeholder questions and comments directed to the Lead Independent Director or to the independent directors as a group
☑	Be available for consultation and direct communication with major stockholders
☑	Serves as a liaison between the Board and management and, as appropriate, with key external stakeholders, including regulatory and governmental authorities
☑	Leads the annual performance evaluation of the Chief Executive Officer in consultation with the Compensation Committee

Additionally, in connection with Gregory P. Landis’ retirement from the Board effective May 12, 2026, the Board appointed Heather Hunt, an independent director, as the Lead Independent Director effective May 13, 2026.

The Board believes that having a combined Chief Executive Officer and Chairman fosters clear accountability, effective decision-making, and alignment on corporate strategy and value creation. At the same time, the Board believes that Ms. Hunt’s extensive experience in corporate governance, legal compliance, and regulatory oversight enables her to serve as an effective Lead Independent Director. Over the past year, as Chair of the Nominating & Governance Committee, Ms. Hunt played a pivotal role in the successful director succession and committee refreshment process. For these reasons, the Board believes that having Mr. Walters as our Chief Executive Officer and Chairman, in combination with having Ms. Hunt serve in the Board’s Lead Independent Director role, will provide strong, collaborative and consistent leadership, support our ability to execute our strategic priorities and create long-term stockholder value, while maintaining effective Board oversight. Nevertheless, the Board will continue to periodically review and assess the leadership structure, including by taking into account input and recommendations from the Nominating & Governance Committee and other members of the Board, to ensure it continues to provide effective guidance to and independent oversight of management.

Board's Role in Risk Oversight
The Corporation has implemented an internal risk assessment process to identify, assess, and manage the principal risks facing the Corporation, including, among others, risks associated with the Corporation's regulatory environment, business operations and continuity, legal, compliance, information technology, and data storage and retrieval facilities, cyber, financial and accounting matters, internal controls over financial reporting and disclosure controls, and compensation policies.
While management has day-to-day responsibility for assessing, managing, and monitoring the Corporation's risk exposure, the Board and its committees provide active oversight of such efforts. The Board and its committees regularly review and discuss key potential risks, including the nature, extent, likely timeframe, and immediacy of such risks, their potential impact on the business and operations of the Corporation, and management's related mitigation and monitoring strategies and practices. Members of senior management regularly provide the Board and its committees with timely and substantive information regarding short-term and long-term risks of the Corporation, including quarterly and annual risk analysis reports. To the extent appropriate, the Board also consults with experts and advisors to assist in specialized areas of risk assessment, such as cybersecurity and regulatory, and to develop solutions and strategies to mitigate and monitor these risks.
The Board's committees, also play a significant role in overseeing certain key risks within their purview, as set forth in their charters. Additionally, the Chair of each committee provides regular reports to the Board regarding their risk oversight responsibilities and other significant activities to ensure that the Board remains informed.
For example, the Audit Committee meets periodically with senior leadership and other employees to discuss management's policies and practices with respect to risk assessment and risk management and oversees financial, accounting, cyber and information security risk, and legal and regulatory compliance risks, among others.
The Compensation Committee oversees risk management as it relates to compensation plans, policies and practices for all employees, including executive officers, and assesses whether such compensation programs could create incentives for employees to take excessive or inappropriate risks that could have a material adverse effect on the Corporation. See the section titled "Risk Assessment of Compensation Policies and Practices" later in this proxy statement.
The Nominating & Governance Committee monitors the effectiveness of the Corporation's corporate governance guidelines and policies and oversees risks associated with the Corporation's governance policies, the Board's composition, size and independence, the qualifications of directors, and director and management succession planning.
The Finance Committee oversees risk related to the Corporation’s growth strategy and financing matters through its review and evaluation of the Corporation's acquisition opportunities, business development proposals, debt and equity financings, and dividend policy, and its oversight of communications with rating organizations.
The Sustainability Committee oversees risks and provides guidance to the Board regarding health and safety, water and environmental matters, and affordability to our customers.

The Board's risk oversight process is also designed to align with the disclosure controls and procedures of the Corporation. As part of this process, management members responsible for analyzing public disclosure requirements, including disclosure required under the rules and regulations of the SEC, participate in Board meetings and other Board communications, during which public disclosure requirements are identified and assessed to ensure timely compliance. The Corporation has also established a Disclosure Committee consisting of senior management that meets on a quarterly basis to discuss and review various SEC disclosure requirements, and that coordinates with the Audit Committee and the Board regarding compliance with public disclosure obligations.

Director Independence
The Board maintains a policy on director independence that meets or exceeds applicable requirements. Under this policy, a majority of directors must be independent and not current employees of the Corporation. In making independence determinations, the Board applies the standards of the Nasdaq Stock Market ("Nasdaq") and SEC rules and may consider additional factors to ensure effective oversight. Consistent with these guidelines, the Board conducted its annual review and determined that all current directors for election at the Annual Meeting, except Mr. Walters, the Corporation's Chief Executive Officer and Chairman, and Mr. Rowe, are independent under Nasdaq standards. In making its determination that Mr. Rowe is not independent, the Board specifically considered that, from 2022 through 2024, Mr. Rowe, as the sole principal of NOR Solutions, a consulting firm that is focused on organizational leadership training, provided leadership training and mentorship to several of our officers.

The Board also determined that Mr. Thornburg, who retired as the Corporation's President and Chief Executive Officer on July 1, 2025, and as non-executive Chair of the Board and a director on January 31, 2026, was not independent when he served on the Board due to his employment with the Corporation.
The Board has determined that each member of the Audit Committee and each member of the Executive Compensation Committee (the "Compensation Committee") also meet the additional independence criteria promulgated by the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Nasdaq standards for Audit Committee membership and the Compensation Committee membership, respectively.

Board Committees
The Board has a standing Audit Committee, Compensation Committee, Nominating & Governance Committee, Finance Committee, and Sustainability Committee. The Board has the authority to form additional committees, and has done so from time to time, to address matters specifically identified by the Board. The charters for each of the standing committees may be found on the Corporation's website at www.h2o-america.com. The duties and composition of each committee is included in the table below.

Committee	Current Members	Responsibilities
Audit Committee Meetings in 2025: 7	Daniel More (Chair) Mary Ann Hanley Denise L. Kruger Carol Wallace
•Assists the Board in its oversight of the integrity of the financial reports and other financial information provided by the Corporation to any governmental body or the public, the Corporation's compliance with legal and regulatory requirements, the Corporation's systems of internal controls, the qualifications and independence of the independent accountants, and the quality of the Corporation's accounting and financial reporting processes generally.
•Reviews significant accounting policies and the financial results with management and the independent public accountants.
•Independence: The Board has determined that each of the current members of the Audit Committee is independent as such term is defined pursuant to the Exchange Act and the corporate governance listing standards of the Nasdaq with respect to audit committee members. The Board has also determined that each of Mr. More, and Mses. Kruger and Wallace is an "audit committee financial expert" as defined in SEC rules, and that all Audit Committee members are financially literate.

Compensation Committee Meetings in 2025: 6	Gregory P. Landis (Chair) Heather Hunt Rebecca A. Klein Daniel B. More
•Assists the Board in its responsibilities with respect to the compensation of the Corporation's executive officers and administers certain employee benefit plans, including the Corporation's Long-Term Incentive Plan and other incentive plans that may be adopted by the Corporation.
•Authorized to approve the compensation payable to the Corporation's executive officers, approve all perquisites, equity incentive awards and special cash payments made or paid to executive officers, and to approve severance packages with cash and/or equity components for the executive officers.
•Reviews and recommends to the Board appropriate director compensation programs.
•Compensation Consultant: The Compensation Committee retained Mercer (US), Inc. ("Mercer") to serve as its independent compensation consultant, and to provide advice on executive officer and director compensation for the 2025 fiscal year. Mercer's role, the nature and scope of its assignments, and the material elements of the instructions or directions given to Mercer with respect to the performance of its duties are more fully set forth in the section titled "Compensation Discussion and Analysis" that appears later in this Proxy Statement.
•Independence: The Board has determined that each of the current members of the Compensation Committee is independent as such term is defined pursuant to the Exchange Act and the corporate governance listing standards of the Nasdaq with respect to compensation committee members.

Committee	Current Members	Responsibilities
Nominating & Governance Committee Meetings in 2025: 4	Heather Hunt (Chair) Mary Ann Hanley Carl Guardino Gregory P. Landis
•Reviews and proposes changes to the Corporation's corporate governance policies.
•Develops criteria for evaluating performance of the Board.
•Determines the requirements and qualifications for members of the Board, and recommends to the Board individuals for the position of director of the Corporation.
•Independence: The Board has determined that each of the current members of the Nominating & Governance Committee is independent under the corporate governance listing standards of the Nasdaq.

Finance Committee Meetings in 2025: 5	Daniel B. More (Chair) Rebecca A. Klein Gregory P. Landis Nick O. Rowe Carol Wallace
•Assists the Board in overseeing the Corporation’s strategy and financings.
•Reviews and makes recommendations to the Board regarding the Corporation’s long-term growth strategy, public and private financing, equity repurchase programs, dividend payments, and other distributions of equity.
•Reviews significant rating agency communications, the Corporation's credit ratings, and business opportunities.

Sustainability Committee Meetings in 2025: 4	Carol Wallace (Chair) Carl Guardino Mary Ann Hanley Rebecca A. Klein Denise L. Kruger Nick O. Rowe
•Provides guidance to the Board regarding plans, programs, and activities related to the health and safety of employees, customers, business partners, and the public.
•Provides guidance to the Board on plans, programs, and activities related to environmental stewardship and sustainability, water quality, operational efficiency, conservation, and water supply policies and water supply projects.

Evaluation of Board and Committee Performance
Annually, the Board and each of our committees conduct a self-evaluation pursuant to our Corporate Governance Policies and committee charters. The Nominating & Governance Committee is responsible for overseeing this evaluation and providing an annual report to the Board regarding the results of such evaluations, including a review of the Board’s overall effectiveness and any additional areas in which the Board or management believes the Board can impact the Corporation.

Code of Conduct
The Corporation has adopted a Code of Conduct that applies to the directors, officers and employees of the Corporation. A copy of the Code of Conduct may be found at the Corporation's website at www.h2o-america.com. In the event that we make any amendments to, or grant any waivers of, a provision of the Code of Conduct that applies to any executive officer or director that requires disclosure under applicable SEC rules, we intend to disclose such amendment or waiver, and the reasons therefore, on our website at www.h2o-america.com.

Board Meetings
During fiscal year 2025, the Board held a total of seven meetings, including regular and special meetings. Each director attended or participated in 75 percent or more of the aggregate of: (i) the total number of regular and special meetings of the Board; and (ii) the total number of meetings held by all committees of the Board on which such director served during the 2025 fiscal year. As Lead Independent Director, Mr. Landis presided at all Board meeting executive sessions of non-employee directors and independent directors in 2025.

Pursuant to the Corporation's Governance Policies, each member of the Board is strongly encouraged to attend the Annual Meeting. All members of the Board who were nominated for election at the 2025 annual meeting attended such meeting.

Communications with the Board
Communications by stockholders or other interested persons to the Board, our Lead Independent Director, our independent directors as a group or with any individual director may be submitted by email to boardofdirectors@H2O-America.com or by writing to H2O America, Attention: Corporate Secretary, 110 W. Taylor Street, San Jose, California 95110. The Corporate Secretary reviews all such communications and forwards relevant questions or comments to named directors or committees or the Lead Independent Director, as appropriate. General comments or inquiries from stockholders are also forwarded to the appropriate individual within the Corporation, including the Chief Executive Officer, as appropriate. Interested parties may make their concerns known to non-employee directors or independent directors on a confidential and anonymous basis either online at H2O-America.ethicspoint.com or by calling the Corporation's toll-free hotline, 1-833-506-6151.

Compensation of Directors
The Compensation Committee reviews the compensation of the non-employee members of the Board, generally every two years, by taking into account, amongst other factors benchmarking provided by Mercer, the Compensation Committee's independent compensation consultant, and recommending changes to the Board when it deems appropriate. Effective 2025, the Board adopted retainers for the members of each of the Board's committees in lieu of committee meeting fees.
2025 NON-EMPLOYEE DIRECTOR COMPENSATION
The following table sets forth certain information regarding the compensation of each non-employee director of the Corporation for the 2025 fiscal year:

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Carl Guardino	100,000	106,418	206,418
Mary Ann Hanley	110,000	106,418	216,418
Heather Hunt	112,500	106,418	218,918
Rebecca A. Klein	107,500	106,418	213,918
Denise L. Kruger	105,000	106,418	211,418
Gregory P. Landis	145,000	106,418	251,418
Daniel B. More	137,500	106,418	243,918
Carol P. Wallace	120,000	106,418	226,418
Eric W. Thornburg (3)	112,500	—	112,500
(1)Consists of the annual retainer for service as a member of the Board and its committees for the 2025 fiscal year, including amounts deferred under the Corporation’s Deferral Election Program for Non-Employee Board Members.
(2)Represents the grant-date fair value of restricted stock unit awards covering 2,196 shares of the Corporation's common stock made to the non-employee directors under the Formulaic Equity Award Program for Non-Employee Board Members described in the section below titled “Restricted Stock Units and the Formulaic Equity Award Program for Non-Employee Board Members.” The applicable grant-date fair value of each award was calculated in accordance with the Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 718 Compensation: Stock Compensation and accordingly determined on the basis of the closing selling price per share of H2O America’s common stock on the award date as appropriately discounted to reflect the lack of dividend equivalent rights. The reported grant-date value does not take into account any estimated forfeitures related to service-vesting conditions. The aggregate number of unvested restricted stock units held as of December 31, 2025 by each non-employee director was 2,196.

(3)Consists of the annual retainer for Mr. Thornburg's service as the non-executive Chairman of the Board, prorated to reflect his period of service beginning July 1, 2025.

The following table sets forth the 2025 annual Board and committee retainers for the non-employee directors of the Corporation, including the retainer for the non-executive chairman which Mr. Thornburg received effective July 1, 2025 following his retirement as President and Chief Executive Officer, and as an employee of the Corporation.

Board/Committee	Role	Annual Retainer ($)
Board	Non-Executive Chairman	225,000
	Lead Independent Director	115,000
	Member	90,000
Audit	Chair	25,000
	Member	10,000
Compensation	Chair	20,000
	Member	7,500
Finance	Chair	15,000
	Member	5,000
Nominating & Governance	Chair	15,000
	Member	5,000
Sustainability	Chair	15,000
	Member	5,000
NON-EMPLOYEE DIRECTOR STOCK OWNERSHIP GUIDELINES
The Board expects that each non-employee member of the Board will, within five years after his or her initial election or appointment to the Board, beneficially own and maintain shares of the Corporation’s common stock with an aggregate fair market value of not less than $350,000. Each non-employee director must retain beneficial ownership of at least 50 percent of the shares of common stock issued in connection with the vesting of the annual restricted stock unit grant to the director until the director is in compliance with the stock ownership guidelines. See the section below titled "Restricted Stock Units and the Formulaic Equity Award Program for Non-Employee Board Members."
Shares of the Corporation owned outright, and unvested and deferred shares of common stock of the Corporation issuable in connection with any equity grant to the non-employee member of the Board all count for the purpose of the guidelines. The directors are also subject to the Corporation's policies that preclude directors, and certain of their family members and affiliates, from engaging in hedging or monetization transactions in the Corporation's common stock such as put and call options and short sales and from pledging the Corporation's common stock or holding such stock in margin accounts. See the section below titled "Policy Governing Hedging and Pledging of Common Stock."
DEFERRAL ELECTION PROGRAM FOR NON-EMPLOYEE BOARD MEMBERS
Pursuant to the Deferral Election Program for Non-Employee Board Members (the “Deferral Election Program”), each non-employee director of the Board has the opportunity to defer either 50 percent or 100 percent of their annual retainer fees for serving on the Corporation's Board. The deferral election is irrevocable and must be made prior to the start of the year for which the fees are to be earned.
The fees which a non-employee director elects to defer under such program for the fiscal year are credited to a deferral election account pursuant to one of the following alternatives selected by the Compensation Committee: (i) in a lump sum on the first business day of that calendar year or as soon as administratively practicable thereafter; or (ii) periodically when the fees would otherwise become due and payable during such calendar year in the absence of their deferral election for that calendar year in which case the amounts credited shall be fully vested on crediting. In the event of such lump sum credit, the non-employee directors will vest in the portion of their account attributable to the Board or committee on which they serve during a calendar year in a series of 12 equal monthly installments upon their completion of each calendar month of service on the Board or committee during such calendar year. For the deferral election accounts established for the 2025 calendar year, the periodic credit alternative was utilized.

The deferral election account will be credited with a fixed rate of interest, compounded semi-annually, set at the start of each calendar year at the lower of (i) the then-current 30-year long-term borrowing cost of funds to San Jose Water Company ("SJWC"), a wholly owned subsidiary of the Corporation, (or the equivalent thereof), as measured as of the start of such calendar year, or (ii) 120 percent of the long-term applicable federal rate determined as of the start of such calendar year and based on semi-annual compounding.
Distribution of the vested balance credited to each director's deferral election account will be made or commence on the 30th day following their cessation of Board service either in a lump sum or through a series of up to 10 annual installments, in accordance with the director's payment election.
Mr. More elected to defer all of his 2025 annual retainer fees, and Ms. Hanley elected to defer 50 percent of her 2025 annual retainer fees.
RESTRICTED STOCK UNITS AND THE FORMULAIC EQUITY AWARD PROGRAM FOR NON-EMPLOYEE BOARD MEMBERS
The Corporation has implemented a Formulaic Equity Award Program for Non-Employee Board Members ("Formulaic Program") under the Amended and Restated Long-Term Incentive Plan which provides that at the close of business on the date of each annual stockholder meeting, each individual who is elected or re-elected to serve as a non-employee director of the Board will automatically be granted restricted stock units covering that number of shares of common stock (rounded up to the next whole share) determined by dividing the applicable annual amount by the fair market value per share on such date. Non-employee directors who commence service following the date of an annual stockholder meeting, and before the date that is two months prior to the next annual stockholder meeting, will automatically be granted restricted stock units based on the annual amount for the year of commencement of Board service, pro-rated for the period of service to the next annual meeting (the “Interim Award”). The applicable annual amount was $110,000 for 2025.
Each restricted unit awarded entitles the non-employee director to one share of the Corporation's common stock on the applicable vesting date of that unit. Each restricted stock unit award will vest in full upon the non-employee director's continuation of Board service through the day immediately preceding the date of the first annual stockholder meeting following the annual stockholder meeting at which that restricted stock unit award was made (or the one-year anniversary of the grant date of the Interim Award), subject to accelerated vesting following a change in control or cessation of Board service by reason of death or permanent disability prior to such vesting date.
Effective 2025, the Formulaic Program was amended to provide each non-employee director of the Board with the opportunity to defer receipt of their annual restricted stock award. The deferral election is irrevocable and must be made prior to the start of the year for which the award is to be made. The award may be deferred until the earliest of (i) the date on which the director separates from the Corporation, (ii) a date specified by the director in their annual deferral election form, and (iii) the date of the closing of a transaction that results in a change in control as the term is defined in the Formulaic Program.
Pursuant to the Formulaic Program, on May 14, 2025, each non-employee director elected at the 2025 annual stockholder meeting received an award of restricted stock units covering 2,196 shares of common stock. Mr. Thornburg retired as President and Chief Executive Officer, and as an employee of the Corporation effective July 1, 2025 and continued to serve solely as Chairman of the Board thereafter, and did not receive an award of restricted stock units under the Formulaic Program in 2025.

EXPENSE REIMBURSEMENT POLICIES
Under the Corporation's Director Compensation and Expense Reimbursement Policies, each non-employee director will be reimbursed for all reasonable expenses incurred in connection with their attendance at Board or committee meetings of the Corporation, or its subsidiaries, as well as their attendance at certain other meetings held by such companies. Expenses subject to reimbursement for fiscal year 2025 include the expense of traveling first class for any travel within the United States.

Proposal 2 Advisory Vote on Executive Compensation

General
Pursuant to Section 14A(a)(1) of the Exchange Act, the Corporation's stockholders are entitled to vote at the Annual Meeting to approve the compensation of the Corporation's named executive officers, as disclosed in this Proxy Statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. Although the stockholder vote on executive compensation is only an advisory vote, and is not binding on the Corporation, the Board, or the Compensation Committee, the Board and the Compensation Committee value the opinions of our stockholders, and will consider the outcome of the vote when making future compensation decisions affecting the Corporation's executive officers.
In deciding how to vote on this proposal, the Board encourages you to read the "Compensation Discussion and Analysis" section beginning on page 31, and the "Summary Compensation Table" beginning on page 51. The Compensation Committee has made enhancements in recent years to better align our executive compensation programs with our strategic objectives, and to respond to changes in the marketplace and feedback received from stockholders and stockholder advisory groups as discussed in the Compensation Discussion and Analysis section of this Proxy Statement.

Vote Required
Approval of this Proposal 2 requires the affirmative vote of the holders of a majority of the Corporation’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

Resolution
The Corporation's stockholders are being asked to approve by advisory vote the following resolution relating to the compensation of the named executive officers in this Proxy Statement:
"Resolved that the Corporation's stockholders hereby approve the compensation paid to the Corporation's executive officers named in the Summary Compensation Table of this Proxy Statement, as that compensation is disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, the various compensation tables and the accompanying narrative discussion included in this Proxy Statement."
The vote on this resolution is not intended to address any specific element of compensation; rather the vote relates to the compensation of the Corporation's named executive officers, as described in this Proxy Statement in accordance with the SEC compensation disclosure rules.

Recommendation of the Board
☑
The Board unanimously recommends an advisory vote FOR the resolution to approve the compensation of the named executive officers as disclosed in this Proxy Statement in accordance with the standards established under Item 402 of Regulation S-K under the Exchange Act. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR the approval of this resolution.

Proposal 3 Ratification of Appointment of Independent Registered Public Accounting Firm

General
The Audit Committee has appointed Deloitte & Touche LLP ("Deloitte") as the Corporation's independent accountants for the fiscal year ending December 31, 2026. At the Annual Meeting, stockholders are being asked to ratify the appointment of Deloitte as the Corporation's independent registered public accounting firm for fiscal year 2026. In the event the stockholders fail to ratify the appointment of Deloitte, the Audit Committee will reconsider its selection.
Representatives of Deloitte are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Vote Required
          Approval of this Proposal 3 requires the affirmative vote of the holders of a majority of the Corporation’s common stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the matter.

Independent Accountants' Fees and Services
This table includes the approximate aggregate fees billed to the Corporation during or for fiscal years 2025 and 2024:

	2025	2024
Audit Fees(1)	$2,302,400	$2,220,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	183,790	253,790
Total Fees	$2,486,190	$2,473,790
(1)This category consists of the fees billed for those fiscal years for the audit of consolidated financial statements included in the annual report on Form 10-K, review of the condensed consolidated financial statements included in the quarterly reports on Form 10-Q, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those years.
(2)This category consists of fees billed in those years with respect to assurance and related services by the independent registered public accounting firm that are reasonably related to the performance of the audit and review of financial statements and are not reported under "Audit Fees."
(3)This category consists of fees billed in those fiscal years with respect to professional services rendered by the independent registered public accounting firm for tax compliance, tax advice, and tax planning. All tax fees, if any, would be approved by the Audit Committee.
(4)This category consists of fees billed in those fiscal years which are not covered by "Audit Fees," "Audit-Related Fees" and "Tax Fees." Other fees include fees billed for services provided by Deloitte related to the preparation and issuance of comfort letters in connection with registered public offerings of the Corporation in 2025 and 2024.
The Audit Committee considered and concluded that the provision of services described above is compatible with maintaining the independence of Deloitte. The Audit Committee adopted a pre-approval policy regarding the rendering of audit, audit-related and non-audit services by Deloitte. Audit fees are reviewed and approved by the Audit Committee annually. Audit-related and non-audit services are pre-approved by the Audit Committee. The Audit Committee delegated authority to its Chair to pre-approve specific services to be rendered by the independent accountants subject to ratification by the Audit Committee when it next convenes a meeting.

Recommendation of the Board
☑
The Board unanimously recommends a vote FOR the adoption of the proposal to ratify the appointment of Deloitte as H2O America's independent registered public accounting firm for fiscal year 2026. Unless otherwise instructed, the proxy holders named in each proxy will vote the shares represented thereby FOR this proposal.

Ownership of Securities

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth, as of March 24, 2026, certain information concerning beneficial ownership of shares of the Corporation's common stock by each director and nominee for director of the Corporation, the Corporation's Chief Executive Officers, the Corporation's Chief Financial Officer and each of the Corporation's other executive officers named in the Summary Compensation Table below (the "named executive officers"), all directors, and executive officers as a group, and any beneficial owner of five percent or more of outstanding shares of common stock of the Corporation.
Unless otherwise indicated, the beneficial ownership consists of sole voting and investment power with respect to the shares indicated, except to the extent that spouses share authority under applicable law. None of the shares reported as beneficially owned by the executive officers and directors have been pledged as security for any loan or indebtedness. Unless otherwise indicated, the principal address of each of the stockholders below is c/o H2O America, 110 W. Taylor Street, San Jose, California 95110. The calculations in the table below are based on 41,839,540 shares of common stock issued and outstanding as of March 24, 2026. In addition, shares of common stock that may be acquired by the person shown in the table within 60 days of March 24, 2026, are deemed to be outstanding for the purpose of computing the percentage of ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage of ownership of any other person shown in the table.

Name	Shares Beneficially Owned	Percent of Class
Directors: (1)
Carl Guardino	7,192	*
Mary Ann Hanley(2)	9,636	*
Heather Hunt	9,291	*
Rebecca A. Klein	7,261	*
Denise L. Kruger	4,976	*
Gregory P. Landis	12,803	*
Daniel B. More(3)	15,138	*
Nick O. Rowe	—	*
Carol P. Wallace	9,291	*
Andrew F. Walters, Chief Executive Officer and Chairman of the Board (4)	18,024	*
Named Executive Officers not listed above:		*
Bruce A. Hauk, President and Chief Operating Officer(5)	9,103	*
Kristen A. Johnson, President of Shared Services, Senior Vice President and Chief Administrative Officer(6)	27,061	*
Ann P. Kelly, Chief Financial Officer and Treasurer(7)	1,947	*
Willie Brown, Vice President and General Counsel(8)	10,005	*
Eric W. Thornburg, Former President, Chief Executive Officer, and Chairman	77,221	*
All directors and executive officers as a group (15 individuals)(9)	218,949	*
Beneficial owners of five percent or more not listed above:
BlackRock, Inc. and Certain Subsidiaries(10) 50 Hudson Yards, New York, NY 10001	5,623,702	13.4%

ATLAS Infrastructure Partners (UK) Ltd.(11) 1ST Floor West, 1-3 College Hill, London, EC4R 2RA	4,533,815	10.8%
Future Fund Board of Guardians(12) Level 14, 447 Collins Street, Melbourne VIC 300 Australia	2,603,878	6.2%
Melinda C. Moss(13) 5239 East Palo Verde Place, Paradise Valley, AZ 85253	2,552,000	6.1%
The Vanguard Group(14) 100 Vanguard Blvd., Malvern, PA 19355	2,465,745	5.9%
*    Represents less than one percent of the outstanding shares of H2O America's common stock.
(1)Except for Mr. Walters and Mr. Rowe, includes 2,196 shares of common stock subject to a restricted stock unit award which will vest in full upon continuation of board service through the day immediately preceding the date of the Annual Meeting. For Mr. Rowe, excludes 505 shares of common stock subject to a restricted stock unit award which will vest in full upon continuation of board service through the one-year anniversary of the grant date of such award.
(2)Includes 7,440 shares of common stock held under an IRA account.
(3)Represents shares of common stock held by the Daniel B. More Revocable Trust, of which Mr. More is the sole trustee.
(4)Includes (i) 17,924 shares of common stock and (ii) 100 shares of common stock held by Mr. Walters' spouse. Excludes 54,812 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(5)Excludes 25,714 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(6)Includes (i) 9,040 shares of common stock and (ii) 18,021 shares of common stock subject to deferred share units that are vested and deferred, at Ms. Johnson's election, until termination of employment. Excludes 16,677 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(7)Excludes 18,897 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(8)Excludes 14,940 shares of the Corporation's common stock issuable pursuant to restricted stock unit awards that are subject to various performance-vesting and service-vesting schedule requirements. The shares that actually vest under those awards will be issued in accordance with the applicable issuance schedule in effect for those shares.
(9)Includes all individuals who are "executive officers" of the Corporation as that term is defined in Rule 3b-7 of the Exchange Act.
(10)Pursuant to Schedule 13G filed with the SEC on April 17, 2025, BlackRock, Inc. has sole power to vote or to direct the vote of 5,538,192 shares of common stock and sole power to dispose or to direct the disposition of 5,623,702 shares of common stock.
(11)Pursuant to Schedule 13G filed with the SEC on March 10, 2026, ATLAS Infrastructure Partners (UK) Ltd. has sole power to vote or to direct the vote of 4,533,815 shares of common stock and sole power to dispose or to direct the disposition of 4,533,815 shares of common stock.
(12)Pursuant to Schedule 13G filed with the SEC on March 6, 2026, Future Fund Board of Guardians has sole power to vote or to direct the vote of 2,603,878 shares of common stock and sole power to dispose or to direct the disposition of 2,603,878 shares of common stock.
(13)Pursuant to Schedule 13G filed with the SEC on January 29, 2024, Melinda C. Moss has sole power to vote or to direct the vote of 2,552,000 shares of common stock and sole power to dispose or to direct the disposition of 2,552,000 shares of common stock.
(14)Pursuant to Schedule 13G filed with the SEC on February 13, 2024, The Vanguard Group has sole power to vote or to direct the vote of zero shares of common stock, sole power to dispose or to direct the disposition of 2,397,642 shares of common stock, has shared power to vote or to direct the vote of 35,970 shares of common stock, and shared power to dispose or to direct the disposition of 68,103 shares of common stock.

For further information concerning such restricted stock units and deferred stock awards, please see the sections titled "Compensation of Directors," "Summary Compensation Table," and "Grants of Plan-Based Awards" in this Proxy Statement.

Executive Compensation and Related Information

COMPENSATION DISCUSSION AND ANALYSIS
This Compensation Discussion and Analysis describes our executive officer compensation policies and discusses the decisions relating to the compensation of our named executive officers for the 2025 fiscal year. The Compensation Committee of the Board is responsible for reviewing and approving the compensation payable to our executive officers. For more information about our executive officers, please see the section entitled “Executive Officers of the Registrant” in Part I, Item 1 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 filed with the SEC on February 28, 2026.
Our named executive officers for 2025 are:

Eric W. Thornburg President and Chief Executive Officer until his retirement effective July 1, 2025, and Chairman until January 31, 2026	Andrew F. Walters Chief Executive Officer and Chairman	Ann P. Kelly Chief Financial Officer and Treasurer
Bruce A. Hauk President and Chief Operating Officer	Kristen A. Johnson President of Shared Services, Senior Vice President and Chief Administrative Officer	Willie Brown Vice President and General Counsel

Executive Summary
EXECUTIVE COMPENSATION HIGHLIGHTS
Aligning Executive Compensation with Strategy, Performance, and Culture
Our named executive officers' compensation program consists primarily of base salary, a short-term cash incentive award, long-term equity incentive awards in the form of performance-based restricted stock units ("PSUs") and service-based restricted stock units ("Service RSUs"), and participation in our retirement plans. The only fixed component of pay is base salary. See the section below titled "Executive Components and Pay Mix."
Cash and equity incentive awards are driven by metrics that align with the Corporation’s business, short-term strategic operating goals, and long-term growth strategy. For the 2025 fiscal year, the cash incentive compensation for our executive officers was based on three categories of performance goals: key financial, operational, and strategic goals, reflecting our commitment to delivering value to our stockholders and customers.
For the PSU awards, we retained a combination of return on equity ("ROE") and relative total shareholder return ("rTSR") goals to maintain our focus on absolute levels of long-term financial returns, and to align management with the long-term interests of our stockholders, respectively.

For 2025, our performance resulted in 84.42 percent achievement of target for the short-term cash incentive compensation awards for the named executive officers,102.1 percent achievement of target for the ROE PSUs for the 2023-2025 performance period, and 25 percent achievement of target for the rTSR PSUs for the 2023-2025 performance period.
Our executive compensation practices highlight our commitment to good governance:

What We Do
Align our executive pay with performance	Maintain a clawback policy
Provide a balance of annual and long-term incentives that include multiple measures tied to our financial, operational, and strategic goals, including sustainability and stock price performance	Prohibit hedging and pledging of the Corporation's common stock
Provide change in control payments under the Executive Severance Plan only on a double trigger	Maintain a meaningful equity ownership policy for the executive officers
Include caps on individual payouts in short-term and long-term incentive plans	Compensation Committee retains independent compensation consultants
Hold an annual "say-on-pay" advisory vote	Compensation Committee regularly meets in executive session without management present
Annually assess risks in our compensation programs	Regularly evaluate our peer group and pay positioning
What We Don’t Do
Pay dividends on unvested equity awards	Provide excessive perquisites, or tax gross-up on perquisites
Provide excise tax gross-ups to the CEO, or to executive officers appointed after October 2022	Allow short sales of, or purchase of equity derivatives relating to, our common stock by officers or directors
Appointments and Executive Transitions
As discussed above in the section titled "Board Leadership Transition", effective July 1, 2025, Mr. Thornburg retired from his positions as the Corporation’s President and Chief Executive Officer and as an employee of the Corporation, and Mr. Walters, succeeded him as Chief Executive Officer effective July 1, 2025. Mr. Thornburg continued to serve as the non-executive Chair of the Board through January 31, 2026 and received a prorated portion of an annual cash retainer of $225,000 in this capacity.
Upon Mr. Walters’ appointment as Chief Executive Officer, he became eligible for an annual base salary of $685,000, a target annual incentive cash compensation opportunity of 95 percent of base salary, and a target long-term incentive opportunity of $1,150,000.
In addition, the Board appointed Mr. Hauk, the Corporation’s Chief Operating Officer, to serve additionally as President of the Corporation and Ms. Johnson, the Corporation's Senior Vice President and Chief Administrative Officer, to serve additionally as President of the Shared Services organization, in each case, effective July 1, 2025. In connection with these promotions, Mr. Hauk and Ms. Johnson became eligible for an annual base salary of $553,725 and $543,375, respectively, a target annual incentive cash compensation opportunity of 57.5 percent and 47.5 percent of base salary and a retention award in the form of restricted stock units, with a grant date value of $110,745 and $108,675, respectively, which will cliff-vest on the two-year anniversary of the date of grant.
On March 31, 2025, the Board appointed Ms. Kelly, the Corporation's Chief Accounting Officer, Principal Accounting Officer and Controller, as the Corporation’s Chief Financial Officer and Treasurer, effective July 1, 2025. In connection with this promotion, Ms. Kelly became eligible for an annual base salary of $480,000, a target annual incentive cash compensation opportunity of 55 percent of base salary, target long-term incentive opportunity of $350,000, and reimbursement of up to $75,000 for relocation expenses.

Compensation Objectives and Philosophy
Our executive compensation programs are designed to attain the following objectives:
•Recruit, motivate and retain executives capable of meeting the Corporation's strategic objectives;
•Provide incentives to achieve superior executive performance and successful operational and financial results for the Corporation; and
•Align the interests of executives with the long-term interests of stockholders.

The Compensation Committee seeks to achieve these objectives by:
•Establishing a compensation structure that is both market competitive and internally fair;
•Linking a substantial portion of compensation to the Corporation's operational and financial performance and the individual's contribution to that performance;
•Maintaining a compensation structure that is designed to provide below-target compensation for underachievement and upward leverage for exceptional performance; and
•Providing long-term equity-based incentives and requiring direct stock ownership by executive officers.
The Compensation Committee, with the input and assistance of the Corporation's human resources and finance departments, reviewed the various compensation programs maintained by the Corporation and its subsidiaries to determine whether any of those programs, including those maintained for the named executive officers, encouraged excess risk taking that would create a material risk to the Corporation's economic viability. Based on that review and the fact that the Corporation operates in a heavily regulated environment, the Compensation Committee concluded it was not reasonably likely that any of the Corporation's compensation programs, including the named executive officer compensation programs, would have a material adverse effect upon the Corporation. For further information concerning the overall compensation risk assessment process, please see the section titled "Risk Assessment of Compensation Policies and Practices."

EXECUTIVE COMPONENTS AND PAY MIX
Pay-for-Performance Aligned with Long-Term Stockholder Value
As reflected in the charts below, consistent with our peers, a significant portion of our named executive officers' compensation is "at risk." The 2025 target short-term cash incentive ("STI") compensation and long-term equity incentive compensation for Mr. Thornburg constituted 74 percent of his annual total target direct compensation. Upon Mr. Walters' appointment as Chief Executive Officer on July 1, 2025, his 2025 target STI and long-term equity incentive constituted 72 percent of his annual total target direct compensation. The average target STI compensation and long-term equity incentive compensation for our other named executive officers as a group, constituted 55 percent of their annual total target direct compensation. The Compensation Committee does not maintain a formal policy regarding the allocation of compensation between cash and non-cash (equity) components or between short-term and long-term incentive compensation as it provides flexibility to determine the appropriate mix of compensation based on the Corporation’s strategic objectives, performance, and market conditions.

Mr. Walters' CEO 2025 Target Pay Mix	2025 Non-CEO NEO Average Target Pay Mix

Our executive officers’ total direct compensation is performance-based, reinforcing a balanced focus on both our short-term priorities and long-term strategic objectives. Consistent with our compensation philosophy, the program is informed by competitive market data and calibrated using additional factors such as individual experience, tenure, leadership, performance, company performance, and internal equity. Our executive compensation program is designed to support the Corporation’s long-term success by attracting, motivating, and retaining leaders capable of executing our strategic plan. The program promotes a high-performance culture through incentive opportunities that reward operational and financial excellence while maintaining strong alignment with stockholder interests.

Pay Elements	Strategic Value	Performance Alignment
Base Salary	Set competitive base salaries that attract and retain high-quality executive talent	Considers market positioning alongside scope of responsibilities, individual contribution, and expertise
Annual Short-Term Incentives
Designed to reward superior corporate and executive performance while reinforcing the Corporation's short-term strategic and operational goals
Sustainability, strong governance, and solid financial performance support resilient operations. We build thriving communities through reliable water services, a safe workplace, and ongoing customer engagement, driving both operational and financial success

Financial Goals (35%)
•Adjusted Diluted EPS (20%)
•2025 Capital Additions (15%)
Operational Goals (50%)
•Customer Satisfaction Survey
•Employee Satisfaction Survey
•Environmental Leadership: Water Quality
•Employee Safety/OSHA Recordable Incident Rate
•Operations & Maintenance Efficiency Ratio
Strategic Goal (15%)

Long-Term Incentives (LTI)
To drive and reward the achievement of long-term results measured against pre-determined goals and align the interests of NEOs with stockholders’ interests
PSUs:
•70% of Messrs. Thornburg and Walters' Annual LTI
•60% of other NEO’s Annual LTI

Return on Equity (30% for all NEOs)
•3-year performance period
•Subject to continued service through vesting
Relative TSR (Messrs. Thornburg and Walters: 40%, Other NEOs: 30%)
•3-year performance period
•Compared to (i) a water utility peer group and (ii) S&P small-cap and mid-cap utility index companies
•Subject to continued service through vesting

Further align NEOs’ interests with stockholders by incentivizing share value growth while reinforcing retention through stock ownership
Service RSUs:
•30% of Messrs. Thornburg and Walters' LTI Annual LTI
•40% of other NEO’s Annual LTI

•Realized value reflects share price appreciation •Three-year ratable vesting schedule
Retirement & Severance Benefits	Market-competitive retirement benefits help attract top executive talent, support long-term retention, align with peer practices, and reward sustained contributions to the Corporation’s success	Eligible to participate in: •tax-qualified pension plans •supplemental retirement plans •perquisites •severance benefits
IMPACT OF 2025 "SAY-ON-PAY" VOTE
We held our last "say-on-pay" vote in 2025, and over 94 percent of the votes cast on the proposal were in favor of the compensation of the named executive officers.
The Executive Compensation Committee decided to maintain the core construct of our executive compensation program for 2025, taking into account support demonstrated by our shareholders on the advisory resolution and feedback received during individual engagement with shareholders as described below.
The Compensation Committee will continue to take into account future stockholder advisory votes on executive compensation and other relevant market developments affecting executive officer compensation in order to determine whether any subsequent changes to our programs and policies are warranted to reflect stockholder concerns or to address market developments.

STOCKHOLDER ENGAGEMENT
During 2025 and the first quarter of 2026, management engaged with more than 200 equity and debt investors owning approximately 60 percent of the Corporation's shares through our investor relations outreach effort, including discussions led by our Lead Independent Director. These discussions, covering corporate governance and company financial, operational, and strategic matters, provided stockholders with insight into the priorities of our directors while also deepening management and our directors' understanding of the perspectives of our stockholders.
UPDATES TO 2026 EQUITY COMPENSATION PROGRAM
As discussed above, the Compensation Committee regularly reviews the Corporation’s incentive compensation programs to ensure they remain aligned with the Corporation’s strategy and support long-term stockholder value and feedback. For fiscal year 2026, the Compensation Committee approved updates to the Corporation’s short-term and long-term incentive programs to reflect the Corporation’s evolving strategic, operational, regulatory, and sustainability priorities. For fiscal year 2026, the short-term incentive program includes a greenhouse gas emissions reduction metric and refinements to certain safety, operational, and capital expenditures and water quality performance criteria. The long-term incentive program has been revised to replace the rTSR performance metric for PSU awards with a customer affordability metric that evaluates the relationship between average annual residential water bills and household income within the communities served by the Corporation. The ROE performance metric will continue to be used for PSU awards, with certain modifications to include the impacts of the Corporation’s acquisitions in Texas announced during 2025.

Discussion and Analysis
This section provides detailed information about 2025 compensation and the Compensation Committee's decision-making process for the Corporation's Chief Executive Officer ("CEO"), former CEO, Chief Financial Officer ("CFO"), and the other three most highly compensated executive officers whose total compensation for the 2025 fiscal year was in excess of $100,000 and who were serving as executive officers at the end of the 2025 fiscal year, and are referred to in this proxy statement as the "named executive officers" or "NEOs."
BENCHMARKING AND SETTING 2025 EXECUTIVE TARGET COMPENSATION
The Compensation Committee considered the following principal factors when setting the 2025 fiscal year base salary and target compensation levels for the executive officers:
•Advice from the Compensation Committee's independent compensation consultant;
•Mr. Thornburg's recommendations for other executive officers;
•Comparison of the Corporation's performance against certain operational and qualitative goals identified in the Corporation's strategic plan;
•Competitive benchmarking to our peer group;
•Feedback from stockholders and stockholder advisory groups;
•Individual performance as assessed by the Compensation Committee, with input from the CEO as to the executive officers other than the CEO;
•Input from other H2O America Board committee chairs and the Lead Independent Director;
•Long-term retention;
•Results of the last "say-on-pay" proposal;
•The cost of living and cost of labor; and
•Tenure, future potential, and internal pay equity.
Major compensation decisions for each fiscal year, including base salary adjustments, the determination of target annual incentive cash compensation opportunities and the determination of the value of long-term equity incentive awards, are generally made by the Compensation Committee during the last quarter of the prior year and during the first quarter of the current year.

For the 2025 fiscal year, the Compensation Committee made compensation decisions for the NEOs based on executive compensation benchmarking reports prepared by Mercer, its compensation consultant, in September 2024. These reports compare the Corporation’s peer group compensation practices, as described below.

Target Positioning

•For the 2025 fiscal year, the Compensation Committee continued to target total annual direct compensation between the median and 75th percentile of the peer group, reflecting a competitive talent market and geographic differences in labor costs. (1) (2) (3)

•Benchmarking focus on publicly traded, highly regulated water or multi-utility companies with comparable operating environments, executive skill requirements, market dynamics, and companies that are identified externally as the Corporation's peers.

Industry Focus & Business Characteristics

•U.S publicly traded utility companies within 1/3–3x of H2O’s revenue, asset size, and/or market capitalization.

•Mercer did not recommend changes to the Corporation's peer group for 2025 as compared to its 2024 peer group.
•The Compensation Committee believed that all of the peer companies represented primary competitors for executive talent and investment capital and approved the peer group set forth below.

Relevant Size Range
	•ALLETE, Inc. •American States Water Company •Avista Corporation •Black Hills Corporation •California Water Services Group •Chesapeake Utilities Corporation	•MGE Energy, Inc. •Middlesex Water Company •NorthWestern Energy Group, Inc. •Northwest Natural Holding Company •TXNM Energy Inc. •Unitil Corporation
2025 Peer Group
(1) In December 2024, the Compensation Committee adjusted Mr. Thornburg's compensation as part of a strategy to align his compensation over time with the stated target positioning range and to better align his pay mix with peer group practices. Accordingly, the Compensation Committee set Mr. Thornburg's 2025 base salary at $935,000, maintained his target annual cash incentive at 95% of his base salary, and increased the 2025 long-term incentive target percentage by 4.4 percentage points. These adjustments were intended to position Mr. Thornburg's 2025 target total direct compensation at the 55th percentile based on peer group data provided by Mercer.
(2) The Compensation Committee adjusted the 2025 compensation for the other executive officers to maintain positioning of total direct compensation within the target pay positioning described above relative to the Corporation's peer group. Specifically, the Compensation Committee increased the base salaries and long-term incentive percentages, while maintaining target short-term incentive awards for the other executive officers to maintain competitive positioning, and to continue to reflect a total pay opportunity and pay mix in alignment with the market. These adjustments for 2025 resulted in average total target direct compensation at the 68th percentile based on peer group data provided by Mercer to the Committee in September 2024.
(3) In connection with the July 1, 2025 executive transition, the Compensation Committee increased base salary, target short-term incentives and target long-term incentives for Mr. Walters (intended to position his 2025 total target direct compensation at the 30th percentile of the CEO peer group data provided by Mercer in September 2024) . The Compensation Committee increased base salary and target short-term incentives for Mr. Hauk, and Mses. Johnson and Kelly, and increased target long-term incentive for Ms. Kelly, in conjunction with their promotions and intended to reflect their expanded role and impact. In all cases, increases were more heavily weighted towards incentive pay than base salary in order to maintain market pay mix alignment.

2026 Peer Group and Benchmarking Methodology
Following the significant role changes discussed under "Appointments and Executive Transitions" above and refinements to the Corporation's leadership team reporting structure, the Compensation Committee asked Mercer to explore changes to the benchmarking methodology for executive officers, other than the CEO, due to the limited availability of role-based matches in the 2025 peer group.
Beginning in 2026, the Compensation Committee and management determined to benchmark compensation for named executive officers, other than the CEO, using a broader group of utility companies. The non-CEO peer group for 2026 includes the 12 peer companies from the 2025 peer group plus the following 18 additional companies from the S&P 1500 Utilities index.

2026 Non-CEO Peer Group
Alliant Energy Corporation	American Water Works Company, Inc.	CMS Energy Corporation
Consolidated Edison, Inc.	Constellation Energy Corporation	Dominion Energy, Inc.
DTE Energy Company	Duke Energy Corporation	Eversource Energy
Exelon Corporation	FirstEnergy Corp.	MDU Resources Group, Inc.
NiSource Inc.	ONE Gas, Inc.	Portland General Electric Company
Southwest Gas Holdings, Inc.	WEC Energy Group, Inc.	Xcel Energy Inc.
These additional companies were selected because they have executive roles with responsibilities similar in scope to one or more of the Corporation's named executive officer positions. No changes were made to the peer group and benchmarking methodology for the CEO.

ROLE OF EXTERNAL ADVISORS
The Compensation Committee does not delegate any of its authority with respect to executive officer and director compensation, other than with respect to routine administrative functions. The Compensation Committee does, from time to time, consult with other independent Board members regarding executive compensation matters and is authorized to hire independent compensation consultants and other professionals to assist in the design, formulation, analysis, and implementation of compensation programs for the Corporation's executive officers and other key employees. The Compensation Committee engaged Mercer as the Compensation Committee's independent compensation consultant. In fiscal year 2025, Mercer provided the following services:
•Advised the Compensation Committee in selecting a peer group to be used for benchmarking compensation;
•Conducted a competitive review of officer compensation levels and practices relative to the peer group, including consideration of impact of location on cost of living and cost of labor;
•Advised the Compensation Committee in determining the appropriate base salary, annual incentive and equity compensation terms for the executive officers of the Corporation;
•Advised the Compensation Committee regarding short and long-term incentive compensation design changes; and
•Advised the Compensation Committee regarding regulatory developments, governance updates, market practices, and market trends.

Representatives of Mercer attended the majority of the Compensation Committee meetings and provided guidance and expertise on competitive pay practices and plan designs consistent with the Corporation's key objectives. The Compensation Committee determined that Mercer was independent and that its work did not raise any conflict of interest. The Compensation Committee made such determinations primarily on the basis of the six factors for assessing independence and identifying potential conflicts of interest that are set forth in Rule 10C-1(b)(4) under the Exchange Act. The Compensation Committee will apply the same factors, together with any factors identified by the Nasdaq Stock Market, and any other factors the Compensation Committee may deem relevant under the circumstances, in determining whether any other person from whom the Compensation Committee seeks advice relating to executive compensation matters is independent or whether any potential conflicts exist.

ROLE OF MANAGEMENT

Mr. Thornburg provided the Compensation Committee with recommendations regarding 2025 fiscal year compensation levels for each of the named executive officers other than himself. Such recommendations included base salary adjustments, target annual incentive cash compensation opportunities and payout levels, and the size of long-term incentive awards. Prior to his retirement, Mr. Thornburg also provided the Compensation Committee with his assessment of the individual performance of each of the other executive officers. Mr. Walters, in his new role as CEO as of July 2025, provided the Compensation Committee with his assessment of the individual performance of each of the other executive officers.

Components of Compensation
BASE SALARY
In December 2024, Mr. Thornburg's base salary for the 2025 fiscal year was set by the Compensation Committee at $935,000, an increase from $909,000 for 2024. In setting the 2025 fiscal year base salaries for the other executive officers, the Compensation Committee considered each named executive officer's tenure and responsibilities with the Corporation, competitive market data for the officer's position, the cost of living, internal pay equity, and the other components of the officer's total direct compensation for the year. The Compensation Committee approved salary increases of three to four percent for Messrs. Walters, Hauk, and Brown, and for Ms. Johnson.
In March 2025, following the appointments and promotions discussed under "Appointments and Executive Transitions" above, the Compensation Committee approved salary increases for Messrs. Walters and Hauk and Mses. Kelly and Johnson consistent with our target positioning that took effect July 1, 2025. See the sections below titled "Benchmarking and Setting 2025 Executive Target Compensation" for a discussion of the Compensation Committee's decision regarding pay positioning.
The following table sets forth the annual base salary levels for the named executive officers in effect for the 2024 fiscal year and the 2025 fiscal year, both before and after July 1, 2025.

Name	2024 Salary ($)	Pre-July 1, 2025 Salary ($)	Post-July 1, 2025 Salary ($)
Eric W. Thornburg (1)	909,000	935,000	—
Andrew F. Walters	520,000	535,000	685,000
Ann P. Kelly (2)	425,000	425,000	480,000
Bruce A. Hauk	520,000	535,000	553,725
Kristen Johnson	510,000	525,000	543,375
Willie Brown	445,000	460,000	460,000
(1) Mr. Thornburg also received a cash retainer of $225,000 during his transitional role as non-executive Chairman, pro-rated to $112,500 during 2025. See "2025 Non-Employee Director Compensation" above.
(2) Ms. Kelly joined the Corporation effective November 12, 2024. The amount shown reflects Ms. Kelly's 2024 annualized salary.

ANNUAL CASH INCENTIVE COMPENSATION
In fiscal year 2025, Messrs. Walters, Hauk and Brown, and Mses. Kelly and Johnson were eligible for annual cash incentive compensation under the Corporation’s Amended and Restated Executive Officer Short-Term Incentive Plan (“STIP”). Mr. Thornburg's 2025 incentive cash award was forfeited when he retired as an officer of the Corporation effective July 1, 2025.
Under the STIP, participating named executive officers are eligible to receive cash incentive payments based on their respective target incentive amounts, the Corporation's achievement of specified performance criteria, and individual performance, as discussed below.

Target Incentive Amounts
Each year, the Compensation Committee establishes target annual cash incentive compensation for each named executive officer tied to a percentage of base salary. See the sections below titled "Benchmarking and Setting 2025 Executive Compensation" for a discussion of the Compensation Committee’s decisions regarding pay positioning.
The following table sets forth the target annual cash incentive compensation percentages in effect for the 2024 fiscal year and the 2025 fiscal year, both before and after July 1, 2025, for our named executive officers, based on their base salaries for the respective period.

	Annual Incentive Cash Compensation
Name	2024 Target (%)	Pre-July 1, 2025 Target (%)	Post-July 1, 2025 Target (%)	Change (%)
Eric W, Thornburg(1)	95	95	—	—
Andrew F. Walters	55	55	95	73
Ann P. Kelly	30	30	55	83
Bruce A. Hauk	50	50	57.5	15
Kristen A. Johnson	40	40	47.5	19
Willie Brown	40	40	40	—
(1) Mr. Thornburg was not eligible for an annual cash incentive in his transitional role as non-executive Chairman.
Executive Officer Short-Term Incentive Plan
The performance goals set by the Compensation Committee for the STIP in fiscal year 2025 consisted of financial, operational, and strategic goals, with the portion of target annual cash incentive compensation allocated to each goal set forth in the table below. The actual annual cash incentive compensation attributable to each performance goal could have ranged from 0 percent to 150 percent of the portion of the target amount allocated to that goal. If the actual level of attainment of any performance goal was between two of the designated levels, then the annual cash incentive compensation potential with respect to that goal would be interpolated on a straight-line basis.
In addition, the STIP provides that the Compensation Committee, upon the recommendation of the CEO, may make an award of up to an additional 50 percent of the target annual incentive cash compensation for the applicable performance period to any participant, other than the CEO, in recognition of exceptional performance. For the fiscal year 2025, the Compensation Committee approved an additional six percent of the target annual incentive cash compensation for each of Mr. Walters (with respect to his role as CFO during 2025), Messrs. Hauk and Brown, and Ms. Johnson, and an additional 7.4 percent of the target annual incentive cash compensation for Ms. Kelly, in recognition of their contributions to accelerating progress across multiple strategic initiatives in 2025. See "2025 Fiscal Year Payout" below.
For fiscal year 2025, the financial goals were H2O America diluted earnings per share and capital additions. Diluted earnings per share provides for an appropriate focus on cost management and corporate earnings, to align management and stockholder interests. Capital additions support long-term stewardship of our water distribution systems, the efficient and effective deployment of capital expenditures for the health and resilience of these systems, and the return on investment of such expenditures to promote our earnings growth strategy.
The Compensation Committee established the 2025 performance targets based on the Corporation’s annual operating plan and internal forecasts, taking into account historical performance, the Corporation’s strategic priorities, and, where appropriate, external considerations. The Compensation Committee believes the targets are appropriately rigorous and designed to support continued improvement across the Corporation’s financial and operational objectives. For fiscal year 2025, the Compensation Committee established five operational performance metrics to be measured for each of SJWC, The Texas Water Company ("TWC"), The Connecticut Water Company ("CWC"), and The Maine Water Company ("MWC"), all wholly owned subsidiaries of the Corporation (collectively, the "Water Utility Subsidiaries") and also to be measured at the composite H2O America level. The operational performance metrics and reasons for inclusion are discussed below:

•Customer Satisfaction: High quality water service as measured by customer satisfaction is a critical indicator of our overall effectiveness and is a focus of our state utility commissions.
•Employee Satisfaction: It is our view that satisfied employees deliver high quality service to our customers, serve as ambassadors for our companies, and reflect the effectiveness of management.
•Environmental Leadership - Water Quality: The quality of our life-sustaining product is paramount to the health and well-being of our communities. As a pure-play water utility, this metric is central to our mission and of utmost importance to our customers, regulators, and all of our other stakeholders.
•Employee Safety/Occupational Safety and Health Administration ("OSHA") Reportable Incident Rate: The safety of our employees is paramount to management and our employees are critical in our mission of serving our customers.
•Operations and Maintenance (O&M) Efficiency: The effectiveness of how we manage our operating costs in relation to our ability to recover these costs through revenue generation is a critical indicator of our overall effectiveness and reflects our focus on the affordability of our service for our customers.

For fiscal year 2025, the strategic goal for the participating named executive officers pertained to strategic communications and branding (the "Strategic Goal"). The 2025 target annual cash incentive program weighted the Strategic Goal at 15 percent and was met at threshold. The results were evaluated based on pre-established goals, including migrating from our former corporate name to H2O America across physical and digital platforms. The Strategic Goal is designed to reflect our ongoing strategic focus on integrating our Water Utility Subsidiaries to realize synergies and cost savings for our customers.

2025 STIP Annual Incentive Cash Compensation Performance Goals for Participating NEOs
	Allocation	Threshold	Target	Maximum	Actual
Financial Goals	35%
H2O America Adjusted Diluted Earnings Per Share	20%	$2.85	$2.95	$3.05	$2.99
H2O America 2025 Capital Additions	15%	$444,655,000	$458,400,000	$472,585,000	$520,729,000
Operational Goals	50%
Customer Satisfaction Survey	10%	82%	85%	88%	86%
Employee Satisfaction Survey	10%	78%	82%	86%	80%
Environmental Leadership: Water Quality	10%	No more than three citations for failure to meet Federal Primary Drinking Water Standards	No citations for failure to meet Federal Primary Drinking Water Standards	No citations for failure to meet Federal Primary Drinking Water Standards and no more than two monitoring and reporting violations across the operating territories	< Threshold
Employee Safety/OSHA Recordable Incident Rate	10%	3.7	2.4	2	2.3
Operations & Maintenance (O&M) Efficiency Ratio	10%	38.61%	37.61%	36.61%	< Threshold
Strategic Goal (1)	15%				Threshold
Weighted Total(2)					84.42%
(1) See the discussion above for the Strategic Goal.
(2) Reflects the calculation of 2025 annual incentive cash compensation as a percentage of target based on the level of achievement and weighting of each of the performance criteria.

2025 Fiscal Year Payout
In February 2026, the Compensation Committee determined that the cash incentive compensation under the STIP for the 2025 fiscal year should be paid to the participating named executive officers in the percentage and amount of the officer's respective target as set forth in the table below. This determination was made on the basis of the Corporation's performance in relation to the quantitative and qualitative performance criteria discussed above.

2025 STIP Cash Compensation
	Target ($)(1)	Individual Performance ($)	Total ($)	Actual Payout (% of Target)
Andrew F. Walters	472,988	28,379	427,660	90.42	(2)
Ann P. Kelly	195,937	14,456	191,329	97.60	(3)
Bruce A. Hauk	293,016	17,581	264,935	90.42	(2)
Kristen A. Johnson	234,117	14,047	211,681	90.42	(2)
Willie Brown	184,000	11,040	166,367	90.42	(2)
(1) The target annual incentive cash compensation, as discussed in the "Target Incentive Amounts" section above, was determined based on the aggregate of the pre-July 2025 and the post-July 2025 salaries of each participating named executive officer other than Mr. Brown, with each portion calculated by applying the applicable target bonus percentage to base salary and prorating for the portion of the year served, as follows: for Mr. Walters, $146,722 and $326,266, respectively; for Ms. Kelly $63,575 and $132,362, respectively; for Mr. Hauk $133,384 and $159,632, respectively; and for Ms. Johnson $104,712 and $129,405, respectively. Mr. Brown's salary and target annual incentive cash compensation remained unchanged in 2025.
(2)    Includes 84.42 percent of target annual incentive cash compensation for the quantitative performance criteria for the named executive officers.
(3) For Ms. Kelly, individual performance reflects her service as Chief Accounting Officer prior to July 2025 and as Chief Financial Officer thereafter, with different quantitative performance factors applied to each role. This resulted in an achievement of 90.2% of target annual incentive cash compensation for the quantitative performance criteria and 7.4 percent of target annual incentive cash compensation for individual performance.

EQUITY COMPENSATION
A significant portion of each named executive officer's compensation is provided in the form of long-term incentive equity awards under the Corporation's Long-Term Incentive Plan. Service RSUs granted have a three-year vesting schedule to provide a meaningful incentive for the executive officer to remain in the Corporation's service. Leveraged PSUs have increasing payout rates based on the level of attainment of specified performance goals over a three-year performance period to encourage performance resulting in the attainment of goals. None of the PSU or Service RSU awards granted in 2025 to the named executive officers include dividend equivalent rights.
2025 Fiscal Year PSU Grants
In December 2024, the Compensation Committee determined to increase Mr. Thornburg's 2025 target long-term incentive by 4.4 percentage points, while increasing long-term incentive targets for the other named executive officers, by 4.3 to 11.1 percentage points in order to maintain alignment with the market, as related to our peers. See the section titled “Benchmarking and Setting 2025 Executive Target Compensation" below for a discussion of the Compensation Committee’s decision regarding pay positioning. As discussed under "Appointments and Executive Transitions" above, the Compensation Committee approved additional grants for Mr. Walters and Ms. Kelly effective as of July 1, 2025. The performance goals for these additional grants match those for 2025 PSU awards granted prior to July 1, 2025.

For Mr. Thornburg, the PSUs accounted for 70 percent of the 2025 long-term grants, with ROE PSUs and rTSR PSUs weighted at 30 and 40 percent, respectively. Following the additional July 1, 2025 grants, Mr. Walters' award mix was aligned with Mr. Thornburg's mix. For the other named executive officers, the PSUs accounted for 60 percent of the 2025 long-term grants, with ROE PSUs and rTSR PSUs each weighted at 30 percent. The high allocation to PSUs, and the weighting among performance-based awards for all of the named executive officers, support appropriate stockholder alignment and focus on stockholder value creation. Effective January 2, 2025, each named executive officer, was granted PSU awards.
2025 rTSR Award
The rTSR award vests based on rTSR over the performance period measured from January 1, 2025 to December 31, 2027 and the officer's continued service through December 31, 2027. The number of shares issuable under such rTSR PSU award will range between 0 percent to 200 percent of the target number of shares based on the level of actual attainment of the specified performance goals. Payouts are determined based on the Corporation’s relative TSR performance over three years measured against the peer groups discussed below, and may fall anywhere within this range based on the Corporation’s relative ranking and performance.
The Corporation's rTSR performance award is measured against two equally weighted groups of companies: (i) water utility peer companies and (ii) S&P small-cap and mid-cap utility index companies. The water utility peer group is identical to the group used for the rTSR awards granted in 2024. The 2024 S&P peer group, as constituted by the index, differs from the 2024 index composition by six companies.
2025 ROE Award
The ROE award vests based on the level of attainment of the Corporation’s average ROE over the performance period measured from January 1, 2025 through December 31, 2027 and the officer’s continued service through December 31, 2027. The attainment of the ROE goal for any fiscal year in the performance period is based on adjusted net income, as measured in accordance with U.S. generally accepted accounting principles, adjusted to exclude certain compensation-related items, the impact of acquisitions, and non-recurring items such as merger-related costs. The corresponding number of shares issuable to an individual under each such ROE PSU award is 50 percent, 100 percent, and 150 percent of the target number of shares specified for such individual at threshold, target, and maximum levels of performance, respectively, and no shares will be issuable if the threshold level of performance is not attained.
The Compensation Committee believes the rTSR and ROE goals for the PSU awards are challenging and difficult to achieve, but attainable with significant skill and effort on the part of the executive team. The Corporation discloses specific threshold, target, and maximum goals, and actual achievement, at the end of each performance period as the Compensation Committee has determined that disclosing all such levels at the beginning of the performance period could cause competitive harm to the Corporation.

2025 Fiscal Year Service RSU Grants
Effective January 2, 2025, the first business day of the year, each named executive officer was granted service RSU awards that vest in three equal installments upon completion of each year of service over the three-year period measured from the grant date. Effective July 1, 2025, as discussed under "Appointments and Executive Transitions" above, additional Service RSU awards were granted to Messrs. Walters and Hauk and Mses. Kelly and Johnson. The value of the awards is included in the table below.
The table below indicates the value of the Service RSU and PSU awards granted to each named executive officer in 2025.

Name	Service RSU Award		rTSR PSU Award	ROE PSU Award
	($)		($)	($)
Eric W. Thornburg	538,500		718,600	538,500
Andrew F. Walters	345,000		460,000	345,000
Ann P. Kelly	140,000		105,000	105,000
Bruce A. Hauk	256,745	(1)	109,500	109,500
Kristen A. Johnson	224,675	(2)	87,000	87,000
Willie Brown	116,000		87,000	87,000
(1) Includes a special one-time retention Service RSU award with a grant date value of $110,745 with 2-year cliff vesting which was granted in connection with Mr. Hauk's promotion to President of the Corporation.
(2) Includes a special one-time retention Service RSU award with a grant date value of $108,675 with 2-year cliff vesting which was granted in connection with Ms. Johnson's promotion to President of the Shared Services organization.

2023 ROE Awards Earned
In 2023, the Compensation Committee granted each of Messrs. Thornburg, Walters, and Hauk, and Ms. Johnson and Mr. Brown awards covering 6,793, 1,365, 1,204, 1,012, and 1,012 target shares, respectively, under ROE awards.
In February 2026, the Compensation Committee determined that Messrs. Thornburg, Walters, and Hauk, and Ms. Johnson and Mr. Brown vested in 6,937, 1,395, 1,230, 1,034, and 1,034 shares of common stock, respectively, under the 2023 ROE Awards, as of the end of the performance period. In accordance with the terms of the awards, in determining the number of shares that vested, the Compensation Committee approved the awards based on an average ROE of 7.52 percent over the period measured from January 1, 2023 to December 31, 2025. The maximum number of shares issuable under the award was 150% of the target number of shares granted to each officer and no shares would have been issued if the threshold level of performance was not attained.

AWARD	THRESHOLD	TARGET	MAXIMUM	ACHIEVEMENT	% OF TARGET SHARES AWARDED
2023 3-Year ROE Award	6.35%	7.47%	8.59%	7.52%	102.10%
2023 rTSR Awards Earned
In 2023, the Compensation Committee granted each of Messrs. Thornburg, Walters, Hauk, and Ms. Johnson and Mr. Brown, PSU awards covering 8,195, 1,235, 1,090, 915, and 915 target shares, respectively which were to vest based on the Corporation's rTSR compared to a list of water company peer companies over a period from January 1, 2023 to December 31, 2025 and continued service through December 31, 2025. The number of shares issuable under such awards were to range between 0 percent to 200 percent of the target number of shares based on the level of actual attainment of the specified performance goal.
In February 2026, the Compensation Committee determined that Messrs. Thornburg, Walters, Hauk, and Ms. Johnson and Mr. Brown earned and vested in 2,049, 309, 273, 229, and 229 shares of common stock, respectively, as of the end of the performance period. In accordance with the terms of the awards, in determining the number of shares that vested, the Compensation Committee approved the awards based on an average TSR of -33.40 percent.

AWARD	STOCK PRICE AS OF 1/3/2023(1)	STOCK PRICE AS OF 12/31/2025(2)	RANKING OUT OF 8 WATER UTILITY PEERS	RANKING OUT OF 24 S&P UTILITY PEERS	TOTAL SHAREHOLDER RETURN	% OF TARGET SHARES AWARDED
2023 3-Year TSR Award	$79.46	$48.58	6	22	(33.40)%	25.00%
(1) First Trading day of 2023. Stock price is adjusted assuming dividends accrued during the performance period.
(2) Last Trading Day of 2025. Stock price is adjusted assuming dividends accrued during the performance period.
RETIREMENT BENEFITS, DEFERRED COMPENSATION AND PERQUISITES
Executive officers employed by SJWC are eligible to receive retirement benefits under SJWC Retirement Plan, a tax-qualified defined benefit plan covering a broad spectrum of the company's employees. Executive officers, including Messrs. Thornburg, Hauk, Brown, and Ms. Kelly, who were hired by SJWC on or after March 31, 2008, are eligible to receive additional retirement benefits under the SJWC Cash Balance Executive Supplemental Retirement Plan ("SJWC Cash Balance SERP"). A description of the plans and the benefits payable to each named executive officer upon retirement is set forth in the Pension Benefits table and the accompanying narrative that appears later in this Proxy Statement.
Prior to joining the Corporation on November 6, 2017, Mr. Thornburg served as President and Chief Executive Officer of CTWS. In connection with this service, Mr. Thornburg was eligible to receive additional supplemental retirement benefits under the terms of a Supplemental Executive Retirement Agreement with CWC (the “CWC SERP Agreement”) for benefits accrued during his prior service with CTWS from March 1, 2006 through October 15, 2017, and under a CWC deferred compensation agreement providing supplemental retirement benefits (the “Deferred Compensation Plan II”) accrued during his prior service with CTWS from January 1, 2012 through October 15, 2017.
Mr. Walters is eligible for discretionary non-elective benefits under the 2017 Connecticut Water Company Deferred Compensation Plan ("2017 CWC Deferred Compensation Plan"), a non-qualified plan. Mr. Walters' 2017 CWC Deferred Compensation Plan account is credited semi-annually with an amount equal to twelve percent of his salary and any bonus paid in the period prior to the semi-annual crediting date, contingent on Mr. Walters' continued employment through the semi-annual crediting date. Mr. Walters is fully vested in his 2017 CWC Deferred Compensation Plan account.
Ms. Johnson is eligible to make elective deferrals but does not receive discretionary non-elective benefits under the 2017 CWC Deferred Compensation Plan. Ms. Johnson accrues supplemental retirement benefits under the Deferred Compensation Plan II.
For further information concerning the plans discussed above, see the sections titled "Pension Benefits," "CWC Deferred Compensation Agreement," and "Non-Qualified Deferred Compensation" below.
Broad-Based Employee Benefit Plans
Executive officers employed by SJWC are eligible to participate in SJWC's Salary Deferral Plan, a tax-qualified 401(k) defined contribution plan. Messrs. Hauk and Brown, and Ms. Kelly are eligible to participate in the SJWC Salary Deferral Plan, and Mr. Thornburg participated in the SJWC Salary Deferral Plan prior to his retirement from the Corporation. SJWC matches each participant's contributions, providing an annual maximum matching contribution of four percent of eligible compensation, subject to certain statutory limits. Such plan is open to all SJWC employees under the same terms and conditions. Mr. Walters has an account under the SJWC Salary Deferral Plan from his period of employment with SJWC, but is not eligible to make or receive additional contributions under such plan.
As employees of CWC, Ms. Johnson and Mr. Walters are eligible to participate in the Savings Plan of The Connecticut Water Company, a tax-qualified 401(k) defined contribution plan. Effective January 1, 2023, CWC matches each participant's contributions, providing an annual maximum matching contribution of four percent of eligible compensation, subject to certain statutory limits. An additional non-elective contribution equal to three percent of a participant's eligible compensation is made with respect to employees hired on or after January 1, 2009, who are not eligible to participate in the CWC Employees Retirement Plan. The plan is open to all CWC employees and officers under the same terms and conditions.

Elective Deferral Plans
The named executive officers employed by SJWC and certain other highly compensated SJWC employees may participate in SJWC's Special Deferral Election Plan, a non-qualified plan, pursuant to which eligible participants may defer up to 50 percent of their base salary and up to 100 percent of their cash incentive compensation. The deferred amounts are credited with a fixed rate of interest, compounded semi-annually and reset at the beginning of each calendar year at the lower of (i) the then current 30-year long-term borrowing cost of funds to SJWC (or the equivalent thereof), as measured as of the start of such calendar year, or (ii) 120 percent of the long-term Applicable Federal Rate determined as of the start of such calendar year and based on semi-annual compounding.
Ms. Johnson and Mr. Walters, and certain other highly compensated CWC employees, may participate in CWC's 2017 Deferral Plan, a non-qualified plan.
Other Benefits and Perquisites
The named executive officers are provided with certain market competitive benefits and perquisites. It is the Compensation Committee's belief that such benefits are necessary for the Corporation to remain competitive and to attract and retain top caliber executive officers, since such benefits are commonly provided by peer group companies. All administrative employees of SJWC, including executive officers, are eligible to receive standard health care, dental care, disability, life and travel insurance, professional development benefits, and time off with pay for vacation and sick leave. In addition, SJWC provides certain executives with club memberships, and until March 2026, vehicles for business use and personal commutes. The Corporation also purchases season tickets to sporting and cultural events which the named executive officers and personnel of the Corporation may use for non-business purposes on occasions. Mr. Thornburg was entitled to reimbursement for reasonable business-related personal expenses incurred and approved by the Chair of the Compensation Committee up to $40,000 per calendar year. There were no such expenses reimbursed in 2025.
All full-time employees of CWC are eligible to participate in employee benefits including health, vision, dental, short-term disability, long-term disability, group term life insurance coverage, and time off with pay for vacation and sick leave. In addition to such benefits, CWC maintains a supplemental long-term disability policy for Ms. Johnson that, when combined with the standard long-term disability policy benefit provided to other employees, provides a benefit equal to 60 percent of Ms. Johnson's base compensation in the event that she becomes disabled.
The Corporation does not provide tax gross-ups for any imputed income in connection with providing these particular benefits and perquisites.

Other Compensation Matters
CLAWBACK POLICY
The Compensation Committee adopted a clawback policy (the "Clawback Policy"), effective December 1, 2023, for the recoupment of incentive compensation in accordance with SEC rules and NASDAQ listing standards. Furthermore, all executive officers signed a statement acknowledging that the Clawback Policy supersedes any inconsistent provision in employment agreements, equity award agreements, or indemnification agreements. The following table describes certain provisions of the Clawback Policy.

Covered Employees	•Current and former executive officers of the Corporation
Covered Compensation
•PSU and other stock-based awards that are granted, earned, or vested based on the attainment of financial measures, including those determined in accordance with the accounting principles used in preparing our financial statements, our stock price, and TSR
•In addition to the Clawback Policy, the PSU award agreements and the CWC Performance Stock Program provide that awards are subject to clawback policies and all applicable legal and regulatory requirements

Clawback Triggering Events	•Restatement of our financial results resulting in erroneously awarded compensation
Compensation Committee Authority	•Determine the recoverable amount of compensation •Determine the process for recovery
POLICY GOVERNING HEDGING AND PLEDGING OF COMMON STOCK
The Corporation has adopted policies that preclude Board members, executive officers and certain employees, and other individuals, including family members residing in the same household, and entities owned and controlled by the above persons, from engaging in hedging or monetization transactions in the Corporation's common stock such as put and call options and short sales, and from pledging the Corporation's common stock or holding such stock in margin accounts. Accordingly, such individuals bear the full risk of economic loss, like any other stockholder, with respect to their equity holdings, whether in the form of actual shares of the Corporation's common stock or restricted stock units that will convert into such shares following the satisfaction of the applicable vesting and payment requirements.
PRACTICES RELATED TO THE GRANT OF CERTAIN EQUITY AWARDS
The Corporation currently does not grant awards of stock options, stock appreciation rights, or similar option-like instruments to its employees, including to any of the named executive officers. Accordingly, the Corporation has no specific policy or practice on the timing of awards of such options in relation to the disclosure of material nonpublic information by the Corporation. In the event the Corporation determines to grant new awards of options, stock appreciation rights, or similar option-like instruments to employees, including our named executive officers, the Compensation Committee will evaluate the appropriate steps to take in relation to the foregoing.
INSIDER TRADING POLICY
The Corporation’s insider trading policy prohibits the Corporation’s directors, officers, employees, consultants, representatives, or independent contractors, as well as certain family members and entities owned or controlled by any of such persons, from purchasing or selling securities of the Corporation and its subsidiaries while in possession of material nonpublic information, The Corporation itself is also prohibited from purchases or sales of securities that are not made in compliance with applicable securities laws. A copy of the Corporation’s insider trading policy was filed as an exhibit to the Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025.
KEY EXECUTIVE ARRANGEMENTS
Employment Agreements
The Corporation had entered into an employment agreement with Mr. Thornburg, which is described in the section titled "Employment Agreements, Termination of Employment, and Change in Control Arrangements."
CTWS and CWC previously entered into an amended and restated employment agreement with Ms. Johnson upon closing of the merger with CTWS on October 9, 2019, as more fully described in the section titled "Employment Agreements, Termination of Employment, and Change in Control Arrangements" below.
Executive Severance Plan and Severance Programs
Executive Severance Plan
The Corporation maintains an Executive Severance Plan under which the named executive officers, other than Ms. Johnson, will become entitled to certain severance benefits on a double-trigger basis in the event their employment were to terminate under certain defined circumstances in connection with a change in control of the Corporation. Mr. Thornburg was covered by this plan prior to his retirement. Such benefits would be triggered in connection with a change in control only if the executive officer's employment is terminated by the Corporation, other than for good cause, or such executive officer resigns in connection with (i) a significantly adverse change in the nature or the scope of their authority or overall working environment, (ii) the assignment of duties materially inconsistent with their present duties, responsibilities or status, (iii) a reduction in the sum of their base salary and target annual incentive cash compensation, or (iv) a relocation of their principal place of employment by 55 miles or more.
The Executive Severance Plan is designed to serve two primary purposes: (i) encourage the executive officers to remain in the Corporation's employ in the event of an actual or potential change in control transaction; and (ii) align the interests of the Corporation's executive officers with those of the stockholders by enabling the executive officers to consider transactions that are in the best interests of the stockholders and provide opportunities for the creation of substantial stockholder value without undue concern over whether those transactions may jeopardize their employment or their existing compensation arrangements.
The Executive Severance Plan also allows the Corporation to maintain a standard set of severance benefits for new and existing executive officers and limit the instances where one-off arrangements will be negotiated with individual executive officers.
Based on the foregoing considerations and the many years of service that certain executive officers have rendered to the Corporation, the Compensation Committee believes that the benefits provided under the Executive Severance Plan, including any tax gross-up payments to cover the parachute payment taxes that certain executive officers (other than the CEO and executive officers who become participants in the plan after October 26, 2022) may incur under the federal tax laws with respect to one or more severance benefits provided under the plan, have been set at a fair and reasonable level and appropriately balance the respective interests of the various stakeholders.
For further information regarding the Executive Severance Plan and the severance benefits provided thereunder, please see the section titled "Employment Agreements, Termination of Employment, and Change in Control Arrangements" that appears later in this Proxy Statement.
Severance Benefits for Ms. Johnson
Ms. Johnson will become entitled to severance benefits under her amended employment agreement in the event that her employment is terminated under certain defined circumstances. For further information concerning Ms. Johnson's potential severance benefits, see the section titled "Employment Agreements, Termination of Employment, and Change in Control Arrangements" that appears later in this Proxy Statement.

EXECUTIVE OFFICER STOCK OWNERSHIP GUIDELINES
Under the Corporation's stock ownership guidelines, certain executive officers are expected to own and maintain shares of the Corporation's common stock with an aggregate value equal to three times the annual base salary for the CEO, and one and a half times the annual base salary for the other executive officers subject to the policy, in each case within five years from their appointment. The Compensation Committee believes that such a policy is consistent with its philosophy of encouraging executive officer stock ownership and will serve to further align the interests of the executive officers with those of stockholders. Shares of the Corporation's common stock owned outright, shares underlying Service RSUs, excluding PSUs, and shares underlying deferred stock units, including deferred shares resulting from dividend equivalent rights, all count as shares owned for purposes of the guidelines.
Until the guideline is met, each executive officer subject to the policy is required to hold any shares of the Corporation's common stock issued upon the vesting of Service RSUs, net of any shares withheld or sold to cover statutory withholding taxes and other applicable taxes. As of December 31, 2025, all of the Corporation's named executive officers subject to the policy are in compliance with the policy. The following table shows each such named executive officer's stock ownership as of December 31, 2025.

Name	Title	Security Ownership ($)(1)	Security Ownership Guideline ($)(2)
Eric W. Thornburg	Former President, Chief Executive Officer and Chairman of the Board	3,841,698	2,805,000
Andrew F. Walters	Chief Executive Officer and Chairman of the Board	1,185,166	2,055,000
Ann P. Kelly	Chief Financial Officer and Treasurer	419,207	720,000
Bruce A. Hauk	President and Chief Operating Officer	674,739	830,588
Kristen A. Johnson	President of Shared Services, Senior Vice President and Chief Administrative Officer	1,519,180	815,063
Willie Brown	Vice President and General Counsel	596,257	690,000
(1)This amount is calculated by multiplying (i) the sum of the shares of the Corporation's common stock actually owned, shares underlying Service RSUs, and deferred shares by (ii) $48.99, the closing selling price of the common stock on December 31, 2025.
(2)This amount is equal to three times the base salary in effect for Messrs. Thornburg and Walters, in effect for the 2025 fiscal year, and one and a half times the base salary in effect as of December 31, 2025 for other executive officers. Mr. Thornburg served as President and Chief Executive Officer through June 30, 2025. Mr. Walters served as Chief Financial Officer and Treasurer until June 30, 2025, and began serving as Chief Executive Officer since July 1, 2025. Mr. Hauk stepped into the role of President effective July 1, 2025. Ms. Kelly served as Chief Accounting Officer and Controller until June 30, 2025, and began serving as Chief Financial Officer and Treasurer since July 1, 2025.

SECTION 162(m) OF THE CODE
Section 162(m) of the Internal Revenue Code limits the amount that we may deduct from our federal income taxes for compensation paid to certain executive officers, including our named executive officers, to $1 million per executive officer per year. While the Compensation Committee considers this deduction limit, its compensation decisions for our named executive officers are guided principally by the factors described in the section "Benchmarking and Setting 2025 Executive Target Compensation."

Summary Compensation Table

The following table provides certain summary information concerning the compensation earned by the named executive officers for services rendered in all capacities to the Corporation and its subsidiaries for the fiscal years ended December 31, 2023, December 31, 2024, and December 31, 2025.

Name and Principal Position	Year	Salary ($)(2)(3)	Bonus ($)	Stock Awards ($)(4)	Non-Equity Incentive Plan Compen -sation ($)(3)(5)	Change in Pension Value and Non-Qualified Deferred Compen- sation Earnings ($)(6)(7)	All Other Compen- sation ($)(8)	Total ($)
Eric W. Thornburg (1) Former President, Chief Executive Officer and Chairman of the Board	2025	461,572	—	1,783,435	—	806,463	13,800	3,065,270
	2024	909,000	—	1,670,168	703,728	750,912	13,800	4,047,608
	2023	874,000	—	1,709,660	924,261	688,654	14,161	4,210,736
Andrew F. Walters Chief Executive Officer and Chairman of the Board	2025	619,308	—	1,690,019	427,660	25,540	110,415	2,872,942
	2024	520,000	—	349,929	361,768	—	112,911	1,344,608
	2023	495,000	—	342,201	290,813	115,547	93,665	1,337,226
Ann P. Kelly Chief Financial Officer and Treasurer	2025	451,230	—	351,834	191,329	55,812	25,000	1,075,205
Bruce A. Hauk President and Chief Operating Officer	2025	543,598	—	471,538	264,935	97,061	14,000	1,391,132
	2024	520,000	—	311,609	328,880	74,149	13,800	1,248,438
	2023	500,000	—	301,964	264,375	57,230	118,981	1,242,550
Kristen A. Johnson President of Shared Services, Senior Vice President and Chief Administrative Officer	2025	543,809	—	395,349	211,681	569,962	18,122	1,738,923
	2024	510,000	—	263,685	258,045	461,035	16,853	1,509,618
	2023	490,000	—	253,668	201,513	936,729	17,383	1,899,293
Willie Brown Vice President and General Counsel	2025	460,000	—	286,655	166,367	128,088	39,000	1,080,110
	2024	445,000	—	258,910	225,157	80,562	16,410	1,026,039
	2023	406,000	—	253,668	166,968	79,919	18,049	924,604
(1)Mr. Thornburg retired from his positions as the President and Chief Executive Officer of the Corporation, effective as of July 1, 2025. His salary reflects his period of service during 2025.
(2)Each of the following officers received a blended salary in 2025 based on their transitions during 2025: Mr. Walters served as Chief Financial Officer and Treasurer until June 30, 2025, and began serving as Chief Executive Officer since July 1, 2025; Mr. Hauk served as Chief Operating Officer during 2025 and, in addition, began serving as President effective July 1, 2025; Ms. Kelly served as Chief Accounting Officer and Controller until June 30, 2025, and began serving as Chief Financial Officer and Treasurer since July 1, 2025; and Ms. Johnson served as Senior Vice President and Chief Administrative Officer in 2025, and in addition, began serving as President of Shared Services since July 1, 2025.
Ms. Kelly was not a named executive officer of the Corporation for the 2024 and 2023 fiscal years. Ms. Kelly joined the Corporation effective November 12, 2024 in the capacity of Chief Accounting Officer and Controller before being promoted to Chief Financial Officer and Treasurer effective July 1, 2025.
(3)Includes amounts deferred under (i) the San Jose Water Company's Special Deferral Election Plan, a non-qualified deferred compensation plan for officers and other select management personnel, (ii) the San Jose Water Company's Salary Deferral Plan, and (iii) the Savings Plan of The Connecticut Water Company ("CWC Savings Plan"), both of which are qualified deferred compensation plans under section 401(k) of the Code. For Ms. Johnson, disclosure includes amounts deferred under the 2017 CWC Deferred Compensation Plan, a non-qualified deferred compensation plan for selected management and highly compensated employees.
(4)The dollar amount reported in the Stock Awards column is equal to the aggregate grant-date fair value of the service-based ("Service RSU") and performance-based ("PSU") restricted stock unit awards made during each reported fiscal year, calculated in accordance with FASB ASC Topic 718 Compensation - Stock Compensation, without taking into account any estimated forfeitures related to service-vesting conditions. For Service RSU awards, the grant date fair value was determined using the closing share price of the Corporation's common stock on the date of grant, as appropriately discounted to reflect the lack of dividend equivalent rights. For the PSU awards that vest based on return on equity, the total grant-date fair value is calculated using the probable outcome of the attainment of the pre-established performance objectives as of the grant date at

100% of target, as appropriately discounted to reflect the lack of dividend equivalent rights. The grant date fair value of PSU awards that vest based on relative total shareholder return was estimated utilizing the Monte Carlo valuation model, using the fair value of the Corporation's common stock with the effect of market conditions and no dividend yield on the date of grant, and assumes the performance goals will be attained. See also Note 8 to the Corporation's consolidated financial statements included in its quarterly report on Form 10-Q for the quarter ended March 31, 2025, and Note 2 to the Corporation's consolidated financial statements included in its annual report on Form 10-K for the 2025 fiscal year.
The grant-date fair values of PSU awards assuming maximum attainment of the performance goals from 2023 to 2025 are as follows:

Name	Year	Grant Date Fair Value at Maximum Attainment ($)
Eric W. Thornburg	2025	1,867,366
	2024	1,731,460
	2023	2,155,807
Andrew F. Walters	2025	2,017,430
	2024	310,349
	2023	362,879
Ann P. Kelly	2025	317,653
Bruce A. Hauk	2025	322,141
	2024	276,351
	2023	320,192
Kristen A. Johnson	2025	300,224
	2024	233,817
	2023	268,930
Willie Brown	2025	255,979
	2024	276,034
	2023	268,930

(5)Represents earned annual cash incentive compensation in respect of 2025, which was based on the level of attainment of corporate and individual performance goals for named executive officers participating in the STIP. Mr. Thornburg’s 2025 incentive cash award was forfeited when he retired as an officer of the Corporation effective July 1, 2025. See the section titled "Annual Cash Incentive Compensation" in the Compensation Discussion and Analysis.
(6)Consists of the change in the actuarial present value of each named executive officer's accrued pension benefits under all pension plans recorded for the 2025 fiscal year including $13,703 of above-market earnings on non-qualified deferred compensation for Ms. Johnson, in accordance with SEC rules. The present value for each of the accrued pension benefits fluctuates from year-to-year based on additional years of service, changes in compensation and increased age. In addition, such fluctuations may also occur due to the interest rate used to discount anticipated future payments so that when interest rates decrease for example, the present value associated with the underlying benefit may increase.
Prior to his 2020 transfer to CWC, Mr. Walters accrued pension benefits under the SJWC Retirement Plan and the SJWC Cash Balance Executive Supplemental Retirement plan (“SJWC Cash Balance SERP”). He does not accrue additional pension benefits under such plans for his service at CWC, but he continues to accrue interest credits on his cash balance accounts under these plans. See the discussion under the section titled “Pension Benefits” which appears later in this Proxy Statement. All of the named executive officers, other than Ms. Johnson, participate in the SJWC plans, and Mr. Walters does not accrue additional benefits under the SJWC plans. The SJWC Cash Balance SERP benefit for Mr. Thornburg is 39 percent, and for Mr. Hauk and Ms. Kelly is 10 percent, and for Mr. Brown is 14 percent, respectively, of their quarterly compensation (as defined in the plan), offset by their accrued benefit under the SJWC Retirement Plan.
The table below indicates the actuarial present value of the pension benefits accrued as of the close of the 2025 and 2024 fiscal years, respectively, by each named executive officer. For further information concerning the pension benefits, see the first table in the section titled "Pension Benefits" which appears later in this Proxy Statement.

Actuarial Present Value of Retirement Benefits	Thornburg	Walters	Hauk	Johnson	Kelly	Brown
Accrued as of the close of the 2025 fiscal year	4,894,469	404,957	267,256	4,029,604	60,503	613,162
Accrued as of the close of the 2024 fiscal year	4,088,006	379,417	170,195	3,459,642	4,691	485,074
Change in Pension Value ($)	806,463	25,540	97,061	569,962	55,812	128,088
(7)Consists of the change in the actuarial present value of the named executive officer’s accrued pension benefits recorded for the 2024 and 2023 fiscal years, respectively.
(8)Amounts include, for fiscal year 2025: For Mr. Thornburg, $13,800 for the Corporation's matching contributions under the 401(k) plan; for Mr. Walters, $9,247 for the Corporation's matching contributions under the 401(k) plan and $101,168 for the Corporation's contributions to the

Deferred Compensation Plan; for Ms. Kelly, $25,000 paid for relocation expenses; for Mr. Hauk, $14,000 for the Corporation's matching contributions under the 401(k) plan; for Ms. Johnson, and $18,122 for the Corporation's matching contributions under the 401(k) plan; for Mr. Brown amounts include a one-time stipend of $25,000 related to the use of the Corporation's vehicle which was discontinued in March 2026, and $14,000 for the Corporation's matching contributions under the 401(k) Plan.

2025 Grants of Plan-Based Awards

The following table provides certain summary information concerning each grant of an award made to a named executive officer in the 2025 fiscal year under a compensation plan:

Name	Grant Date	Date of Pre- Authori- zation	Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)				All Other Stock Awards: Number of Shares of Stock or Units (#)(2)		Grant Date Value ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Eric W. Thornburg	—	—	444,296	888,592	1,332,888	—	—	—		—		—
	1/2/2025	12/11/2024	—	—	—	—	—	—		11,058	(4)	538,525
	2/28/2025	2/25/2025	—	—	—	5,113	10,225	15,338	(5)	—		490,187
	2/28/2025	—	—	—	—	6,817	13,633	27,266	(6)	—		754,723
Andrew F. Walters	—	—	236,494	472,988	709,482	—	—	—		—		—
	1/2/2025	12/11/2024	—	—	—	—	—	—		3,163	(4)	154,038
	2/28/2025	2/25/2025	—	—	—	1,097	2,193	3,290	(5)	—		157,723
	2/28/2025	—	—	—	—	1,097	2,193	4,386	(6)	—		242,809
	7/1/2025	3/3/2025	—	—	—	—	—	—		3,580	(7)	191,029
	7/1/2025	—	—	—	—	2,151	4,301	6,452	(8)	—		229,501
	7/1/2025	—	—	—	—	3,229	6,457	12,914	(9)	—		714,919
Ann Kelly	—	—	97,969	195,937	293,906	—	—	—		—		—
	1/2/2025	12/11/2024	—	—	—	—	—	—		1,833	(4)	89,267
	2/28/2025	2/25/2025	—	—	—	283	565	848	(5)	—		27,086
	2/28/2025	—	—	—	—	283	565	1,130	(6)	—		31,278
	7/1/2025	3/31/2025	—	—	—	—	—	—		952	(7)	50,799
	7/1/2025	—	—	—	—	706	1,411	2,117	(8)	—		75,291
	7/1/2025	—	—	—	—	706	1,411	2,822	(9)	—		78,113
Bruce A. Hauk	—	—	146,508	293,016	439,524	—	—	—		—		—
	1/2/2025	12/11/2024	—	—	—	—	—	—		2,998	(4)	146,003
	2/28/2025	2/25/2025	—	—	—	1,040	2,079	3,119	(5)	—		99,667
	2/28/2025	—	—	—	—	1,040	2,079	4,158	(6)	—		115,093
	7/1/2025	3/3/2025	—	—	—	—	—	—		2,076	(7)	110,775
Kristen A. Johnson	—	—	117,059	234,117	351,176	—	—	—		—		—
	1/2/2025	12/11/2024	—	—	—	—	—	—		2,382	(4)	116,003
	2/28/2025	2/25/2025	—	—	—	826	1,652	2,478	(5)	—		79,197
	2/28/2025	—	—	—	—	826	1,652	3,304	(6)	—		91,455
	7/1/2025	3/3/2025	—	—	—	—	—	—		2,037	(7)	108,694
Willie Brown			92,000	184,000	276,000
	1/2/2025	12/11/2024	—	—	—	—	—	—		2,382	(4)	116,003
	2/28/2025	2/25/2025	—	—	—	826	1,652	2,478	(5)	—		79,197
	2/28/2025	—	—	—	—	826	1,652	3,304	(6)	—		91,455
(1)Reflects potential payouts under the annual cash incentive compensation program tied to attainment of corporate performance goals for named executive officers participating in the STIP. See the table titled "2025 STIP Annual Incentive Cash Compensation Performance Goals for

Participating NEOs" in the Compensation Discussion and Analysis for additional details on the corporate performance goals under the STIP. The annual cash incentive payout amounts are reported in the "Non-Equity Incentive Plan Compensation" column in the Summary Compensation Table.
(2)Reflects grants of restricted stock units under the Corporation's Long-Term Incentive Plan as more fully described in the footnotes below. The restricted stock units do not include dividend equivalent rights. A portion of the vested shares which become issuable under the units will be withheld by the Corporation to cover the applicable withholding taxes.
(3)The grant-date value is calculated in accordance with FASB ASC Topic 718, and accordingly determined on the basis of the closing selling price per share of the Corporation's common stock on the applicable grant date, as appropriately discounted to reflect the lack of dividend equivalent rights. For the PSU awards that vest based on return on equity ("ROE"), the total grant-date fair value is calculated using the probable outcome of the attainment of the pre-established performance objectives as of the grant date at 100% of target, as appropriately discounted to reflect the lack of dividend equivalent rights. The grant date fair value of the PSU awards that vest based on relative total shareholder return ("rTSR") were estimated utilizing the Monte Carlo valuation model, using the fair value of the Corporation's common stock with the effect of market conditions and no dividend yield on the date of grant, and assumes the performance goals will be attained. The reported grant-date value does not take into account any estimated forfeitures relating to service-vesting conditions.
(4)Each officer was granted Service RSU awards on the grant date and covering the number of shares of the Corporation's common stock specified in the table. Each Service RSU entitles the officer to receive one share of the Corporation's common stock on the applicable vesting date of that unit. The Service RSUs vest in a series of three successive equal annual installments upon such officer's completion of each year of service with the Corporation over the three-year period measured from the grant date. The units will vest in full, and the underlying shares will become immediately issuable, on an accelerated basis if (i) the officer's service terminates by reason of death or disability; or (ii) the officer is involuntarily terminated other than for good cause, or resigns for good reason, within 24 months after a change in control. Immediate vesting will also occur in the event there is a change in control of the Corporation in which the units are not assumed or otherwise continued in effect.
(5)Each officer was granted PSU awards on the grant date and covering the target number of shares specified in the table. Each such PSU award will vest based on the level of achievement of a performance goal based on ROE over the period measured from January 1, 2025 to December 31, 2027. The maximum number of shares issuable to an individual under each such performance-based award is 150% of the target number of shares specified for such individual and no shares are issuable if the threshold level of performance is not attained. If the officer’s employment terminates prior to the completion of the performance period by reason of death, disability or retirement or if the officer is involuntarily terminated other than for good cause or resigns for good reason, then following completion of the performance period the officer will vest in the number of shares the officer would have vested based on actual performance pro-rated based on the number of months of service (rounded up) the officer completed during the performance period. In the event a change in control occurs during the performance period, the award will vest with respect to the target number of shares (i) upon the change in control if the award is not assumed, replaced or converted; or (ii) at the end of the performance period if the award is assumed, replaced or continued, subject to accelerated vesting on an earlier termination by reason of death or disability or involuntary termination other than for good cause or resignation for good reason.
(6)Each officer was granted PSU awards on the grant date and covering the target number of shares specified in the table. Each such performance-based award will vest based on the level of achievement of a performance goal based on rTSR performance over the period measured from January 1, 2025 to December 31, 2027. The number of shares issuable under such award will range between 0% to 200% of the target number of shares and will vest based on the level of actual attainment of the specified performance goal. If the officer’s employment terminates prior to the completion of the performance period by reason of death, disability or retirement or if the officer is involuntarily terminated other than for good cause or resigns for good reason, then following completion of the performance period the officer will vest in the number of shares the officer would have vested in based on actual performance pro-rated based on the number of months of service (rounded up) the officer completed during the performance period. In the event a change in control occurs during the performance period the award will vest with respect to the target number of shares (i) upon the change in control if the award is not assumed, replaced or converted; or (ii) at the end of the performance period if the award is assumed, replaced or continued, subject to accelerated vesting on an earlier termination by reason of death, disability or involuntary termination other than for good cause or resignation for good reason.
(7)Effective July 1, 2025, Mr. Walters, Ms. Kelly, Mr. Hauk and Ms. Johnson were granted additional Service RSU awards in recognition of their appointment by the Board to serve in the roles of Chief Executive Officer, Chief Financial Officer, President, and President of Shared Services organization, respectively, covering the number of shares of the Corporation's common stock specified in the table. Each of Mr. Walters' and Ms. Kelly's award will vest in three substantially equal installments on July 1, 2026, July 1, 2027, and July 1, 2028, and is further subject to the terms described in footnote 4 above. Each of Mr. Hauk and Ms. Johnson's award will cliff vest on the two-year anniversary of the date of grant, and is further subject to the terms described in footnote 4 above.
(8)Effective July 1, 2025, Mr. Walters and Ms. Kelly were granted additional PSU awards in recognition of their appointment by the Board to serve in the roles of Chief Executive Officer and Chief Financial Officer, respectively, covering the number of shares of the Corporation's common stock specified in the table. Each award will vest based on the level of achievement of a performance goal based on ROE over the period measured from January 1, 2025 to December 31, 2027, subject to the terms described in footnote 5 above.
(9)Effective July 1, 2025, Mr. Walters and Ms. Kelly were granted additional PSU awards in recognition of their appointment by the Board to serve in the roles of Chief Executive Officer and Chief Financial Officer, respectively, covering the number of shares of the Corporation's common stock specified in the table. Each award will vest based on the level of achievement of a performance goal based on rTSR over the period measured from January 1, 2025 to December 31, 2027, subject to the terms described in footnote 6 above.

2025 Outstanding Equity Awards at Fiscal Year-End
The following table provides certain summary information concerning outstanding equity awards held by the named executive officers as of December 31, 2025:

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)
Eric W. Thornburg	2,162	(2)	105,916	8,895	(3)	435,766
	5,624	(4)	275,520	5,130	(5)	251,319
	11,058	(6)	541,731	15,338	(7)	751,409
				13,633	(9)	667,881
Andrew F. Walters	579	(2)	28,365	1,850	(3)	90,632
	1,560	(4)	76,424	801	(5)	39,241
	3,163	(6)	154,955	3,290	(7)	161,177
	3,580	(8)	175,384	2,193	(9)	107,435
				6,452	(7)	316,083
				6,457	(9)	316,328
Ann Kelly	4,236	(11)	207,522	848	(7)	41,544
	1,833	(6)	89,799	565	(9)	27,679
	952	(8)	46,638	2,117	(7)	103,712
				1,411	(9)	69,125
Bruce A. Hauk	511	(2)	25,034	1,648	(3)	80,736
	1,389	(4)	68,047	713	(5)	34,930
	2,998	(6)	146,872	3,119	(7)	152,800
	2,076	(10)	101,703	2,079	(9)	101,850
Kristen A. Johnson	430	(2)	21,066	1,394	(3)	68,292
	1,176	(4)	57,612	603	(5)	29,541
	2,382	(6)	116,694	2,478	(7)	121,397
	2,037	(10)	99,793	1,652	(9)	80,931
Willie Brown	430	(2)	21,066	1,369	(3)	67,067
	1,154	(4)	56,534	592	(5)	29,002
	2,382	(6)	116,694	2,478	(7)	121,397
				1,652	(9)	80,931
(1)The reported market value of the shares underlying the unvested units is based on the $48.99 closing selling price of the Corporation's common stock on December 31, 2025, the last trading day in the 2025 fiscal year.
(2)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant on January 3, 2023. As of December 31, 2025, one-third of the units were unvested.
(3)The underlying shares vest based on the level of achievement of a performance goal based on ROE performance over the period measured from January 1, 2024 to December 31, 2026 and continued service through December 31, 2026. The number of shares issuable under such awards will range between 0% to 150% of the target number of shares based on the level of actual attainment of the specified performance goals. The reported number and market value of the shares underlying those unvested units assumes attainment at maximum level.
(4)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant on January 2, 2024. As of December 31, 2025, two-thirds of the units were unvested.
(5)The underlying shares vest based on the level of achievement of a performance goal based on the rTSR over the period measured from January 1, 2024 to December 31, 2026, and continued service through December 31, 2026. The number of shares issuable under such awards will range between 0% to 200% of the target number of shares based on the level of actual attainment of the specified performance goals. The reported number and market value of the shares underlying those unvested units assumes attainment at threshold level.
(6)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant on January 3, 2025. As of December 31, 2025, all of the units were unvested.
(7)The underlying shares vest based on the level of achievement of a performance goal based on ROE performance over the period measured from January 1, 2025 to December 31, 2027 and continued service through December 31, 2027. The number of shares issuable under such awards will range between 0% to 150% of the target number of shares based on the level of actual attainment of the specified performance goals. The reported number and market value of the shares underlying those unvested units assumes attainment at target level.
(8)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant on July 1, 2025. As of December 31, 2025, all of the units were unvested.
(9)The underlying shares vest based on the level of achievement of a performance goal based on rTSR over the period measured from January 1, 2025 to December 31, 2027, and continued service through December 31, 2027. The number of shares issuable under such awards will range between 0% to 200% of the target number of shares based on the level of actual attainment of the specified performance goals. The reported number and market value of the shares underlying those unvested units assumes attainment at threshold level.
(10)The underlying shares cliff vest on the two-year anniversary of the date of grant on July 1, 2025. As of December 31, 2025, all of the units were unvested.
(11)The underlying shares vest and become issuable in three successive equal annual installments over the three-year period of service measured from the date of grant on November 12, 2024 when Ms. Kelly joined the Corporation. As of December 31, 2025, two-third of the units were unvested.

2025 Option Exercises and Stock Vested
The following table sets forth, for each of the named executive officers, the number and value of shares of the Corporation's common stock subject to each deferred restricted stock or restricted stock unit award that vested during the year ended December 31, 2025. No option or stock appreciation rights were exercised by the named executive officers during the 2025 fiscal year, and none of such officers held any option or stock appreciation rights as of December 31, 2025.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($)(1)
Eric W. Thornburg	2,396		115,655
	2,162		104,360
	2,812		135,735
	6,937	(2)	339,844
	2,049	(3)	100,381
Andrew F. Walters	89		4,365
	460		22,204
	579		27,948
	779		37,602
	1,395	(2)	68,341
	309	(3)	15,138
Ann Kelly	2,117		99,203
Bruce A. Hauk	1,251		61,286
	476		24,266
	511		24,886
	694		33,798
	1,230	(2)	60,258
	273	(3)	13,374
Kristen A. Johnson	429		20,708
	460		22,204
	587		28,334
	1,034	(2)	50,656
	229	(3)	11,219
	584	(4)	28,633
Willie Brown	429		20,708
	460		22,204
	577		27,852
	1,034	(2)	50,656
	229	(3)	11,219
(1)The value realized is determined by multiplying (i) the market price of the Corporation's common stock on the applicable vesting date by (ii) the number of shares which vested on such date.
(2)Represents awards of restricted stock units granted in 2023 under the Corporation's Long-Term Incentive Plan. See the section titled "2023 ROE Awards Earned" in the Compensation Discussion and Analysis.
(3)Represents awards of restricted stock units granted in 2023 under the Corporation's Long-Term Incentive Plan. See the section titled "2023 rTSR Awards Earned" in the Compensation Discussion and Analysis.
(4)Represents shares underlying deferred stock units ("DSUs") credited pursuant to dividend equivalent rights accrued on outstanding DSUs granted by Connecticut Water Service, Inc. ("CTWS") and assumed by the Corporation in connection with the merger with CTWS in October 2019.

Pension Benefits
Three separate benefit plans are maintained for employees of SJWC: (i) SJWC's Retirement Plan, a tax-qualified pension plan (the "SJWC Retirement Plan"); (ii) the SJWC Executive Supplemental Retirement Plan, a non-qualified supplemental pension plan (the "SJWC SERP"); and (iii) the SJWC Cash Balance Executive Supplemental Retirement Plan, a non-qualified pension plan (the "SJWC Cash Balance SERP").

Three separate benefit plans are maintained for employees of The Connecticut Water Company ("CWC"): (i) the CWC Employees’ Retirement Plan, a tax-qualified pension plan (the "CWC Retirement Plan"); (ii) individual supplemental executive retirement agreements with certain executives that provide non-qualified supplemental pension benefits ("CWC SERP Agreements"); and (iii) supplemental retirement benefits provided under individual deferred compensation agreements (“Deferred Compensation Plan II”). Except for Ms. Johnson, none of the named executive officers participate in the CWC Retirement Plan. Mr. Thornburg and Ms. Johnson have respective CWC SERP Agreements and benefits under the Deferred Compensation Plan II.
The following table sets forth as of December 31, 2025, each plan that provides for payments or other benefits in connection with the retirement of each of the named executive officers, the number of years of service credited to the named executive officer under the plan, the actuarial present value of the named executive officer's accumulated benefit under each applicable plan, and the dollar amount of any payments and benefits paid to the named executive officer during the Corporation's last completed fiscal year.

Name		Plan	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Eric W. Thornburg	(2)	SJWC Retirement Plan	8	139,408	4,931
		SJWC Cash Balance SERP	8	4,755,061	—
		CWC SERP Agreement	12	1,334,951	100,065
		Deferred Compensation Plan II	6	110,563	8,516
Andrew F. Walters	(3)	SJWC Retirement Plan	6	110,849	—
		SJWC Cash Balance SERP	6	294,108	—
Ann Kelly		SJWC Retirement Plan	1	19,498	—
		SJWC Cash Balance SERP	1	41,005	—
Bruce A. Hauk		SJWC Retirement Plan	3	58,133	—
		SJWC Cash Balance SERP	3	209,123	—
Kristen A. Johnson		CWC Retirement Plan	19	928,741	—
		CWC SERP Agreement	19	2,725,276	—
		Deferred Compensation Plan II	19	375,587	—
Willie Brown		SJWC Retirement Plan	17	300,625	—
		SJWC Cash Balance SERP	17	312,537	—
(1)     The number of years of credited service has been rounded to the nearest whole number. The present value of accumulated benefits is based on the actual period of service credited.
(2)     Prior to joining the Corporation on November 6, 2017, Mr. Thornburg served as President and Chief Executive Officer of CTWS. In connection with this service, Mr. Thornburg is eligible to receive additional supplemental retirement benefits under the terms of (i) his CWC SERP Agreement for benefits accrued during his prior service with CTWS from March 1, 2006 through October 15, 2017, and (ii) the Deferred Compensation Plan II for benefits accrued during his service with CTWS from January 1, 2012 through October 15, 2017.
(3)    On January 7, 2020, Mr. Walters’ employment with SJWC ended, and he became employed by CWC. As an employee of CWC, Mr. Walters is not eligible to receive additional benefits based on quarterly compensation under the SJWC Cash Balance SERP, and his service with CWC does not count towards additional benefit accruals under the SJWC Retirement Plan. Mr. Walters is fully vested in his accrued benefit prior to January 7, 2020 under the SJWC Cash Balance SERP, which continues to receive interest credits.

The pension benefits payable to the executive officers increase in correlation with increases in salary and years of service. The present value of the accrued pension benefit will also fluctuate from year-to-year based on the age of the participant and the interest rate used to discount anticipated future payments so that when interest rates decrease for example, the present value associated with the underlying benefit may increase. The actuarial and economic assumptions to determine the present value of the accrued benefits under the plans are shown below.

Plan	Discount Rates (%)
	2024	2025
SJWC Retirement Plan	5.63	5.54
SJWC Cash Balance SERP	5.55	5.35
CWC Retirement Plan	5.61	5.46
CWC SERP Agreements	5.58	5.36
Deferred Compensation Plan II	5.58	5.36

Plan	Society of Actuaries Mortality Rate Tables Used for 2024 and 2025
SJWC Retirement Plan	Pri-2012 Total Dataset Mortality, Amount-Weighted with MP-2021 Scaling
SJWC Cash Balance SERP	Pri-2012 White Collar Mortality, Amount-Weighted with MP-2021 projection scale
CWC Retirement Plan	Pri-2012 Private Retirement Plans Amount Weighted Mortality, with MP-2021 projection scale
CWC SERP Agreements	Pri-2012 Private Retirement Plans White Collar Amount-Weighted Mortality Tables, with MP-2021 projection scale
Deferred Compensation Plan II	Pri-2012 Private Retirement Plans White Collar Amount-Weighted Mortality Tables, with MP-2021 projection scale
There is no assumption for pre-retirement mortality or cessation of service, and retirement is assumed to occur at the earliest age at which each named executive officer can receive the pension benefits without actuarial reductions. For further information concerning actuarial assumptions for the SJWC SERP, SJWC Cash Balance SERP, CWC Retirement Plan, and CWC SERP Agreements please see Note 11 to the Corporation's consolidated financial statements included in its annual report on Form 10-K for the 2025 fiscal year.

SJWC Retirement Plan Benefit

Benefit accruals under the SJWC Retirement Plan differ depending on whether an employee first commenced employment with SJWC: (i) before March 31, 2008 or (ii) on or after March 31, 2008. Messrs. Thornburg, Walters, Hauk, and Brown, and Ms. Kelly commenced employment with SJWC after March 31, 2008. Mr. Thornburg retired from the Corporation effective July 1, 2025.
Mr. Walters was an employee of SJWC until January 6, 2020. Effective January 7, 2020, Mr. Walters became an employee of CWC. As a result of such transition, Mr. Walters no longer accrues benefits under SJWC's Cash Balance SERP, although he remains an executive officer of the Corporation.
The retirement benefits accrued by SJWC employees who first commence service on or after March 31, 2008, including Messrs. Thornburg, Hauk, Brown, and Walters (for his service with SJWC prior to 2021) and Ms. Kelly are determined under the cash balance portion of the SJWC Retirement Plan and will be based upon the compensation credits and interest credits made to a hypothetical bookkeeping account established for each such participant. Compensation credits will be made on behalf of each participant each plan quarter in which the participant is an eligible employee with at least one hour of service for that quarter. The amount of the compensation credit for that quarter will be based on the compensation paid to the participant for that quarter and their years of credited service, as determined in accordance with the following schedule:

Years of Credited Service	Percent of Compensation (%)
Less than 5	5
5 but less than 10	6
10 but less than 15	7
15 but less than 20	9
20 or more	11
For purposes of determining the amount of each participant's compensation credit, (i) compensation is generally based upon the amount that would otherwise be reported on the participant's Form W-2 for federal income tax purposes during the quarter, plus amounts deferred for that quarter under the 401(k) plan and certain other limited deferrals, and (ii) the annual compensation taken into account may not exceed the annual compensation limit determined in accordance with the Code.
Interest credits are also generally made on behalf of each participant each plan quarter. The amount of each interest credit is determined by multiplying the balance of the participant's account as of the last day of that plan quarter by the lesser of: (i) the greater of one quarter of (a) the minimum three and a quarter percent annual interest rate or (b) the annual yield on 30-year Treasury bonds, determined as of the month of October preceding the first day of the plan year; and (ii) one quarter of the six percent maximum annual interest rate.
Benefits accrued under the SJWC Retirement Plan may be paid as (i) a fixed monthly pension for life, (ii) a reduced monthly benefit payable for life but with a minimum payment period of ten years for the participant or their designated beneficiary, or (iii) a reduced joint and survivor annuity for the participant and their surviving spouse. For participants who commence employee status on or after March 31, 2008, the accrued benefits may be paid in a lump sum, or pursuant to any of the forms described above, following attainment of the applicable age and service requirements.
Messrs. Walters, Hauk, and Brown, and Ms. Kelly participate in the cash balance portion of the SJWC Retirement Plan and are eligible to receive early retirement benefits upon termination of employment, provided that they are vested. Mr. Thornburg participated in the plan prior to his retirement from the Corporation. Participants who are credited with an hour of service on or after March 31, 2008, will become fully vested following the earlier of three years of service or age 65. As of December 31, 2025 all the named executive officers currently employed by SJWC, other than Ms. Kelly, are vested under the SJWC Retirement Plan.

CWC Retirement Plan Benefit
All employees of CWC hired prior to January 1, 2009, including Ms. Johnson, participate in the CWC Retirement Plan, a noncontributory qualified defined benefit plan. The plan also covers eligible employees of certain subsidiaries hired before March 1, 2012. Retirement benefits for eligible employees of CWC are based on the employee’s years of credited service and average earnings, which is defined to mean the highest average annual regular basis compensation received by an individual from CWC during any 60 consecutive months. Different retirement benefits apply to certain legacy groups. Participants are eligible for normal retirement as of the first day of the month coinciding with or following attainment of age 65. An early retirement benefit, based on the normal retirement benefit subject to reduction factors for retirement before age 62, may be taken upon attainment of age 55 and completion of 10 years of credited service.
The monthly retirement benefit under the CWC Retirement Plan is equal to one half of the greatest of (i) 1.6 percent of the participant’s average earnings multiplied by years of credited service and (ii) $1,000 per year of credited service proportionally reduced for less than 10 years of credited service, but in no event shall the benefit be less than the benefit accrued as of December 31, 2000. The benefit is not reduced for old-age insurance benefits under Section 202 of the Social Security Act. Benefits vest with five years of service.

SJWC Cash Balance SERP Benefit
The SJWC Cash Balance SERP is a non-qualified supplemental retirement benefit plan for executive officers and other key management personnel employed by SJWC who commence employment on or after March 31, 2008, and are accordingly ineligible to participate in the SJWC SERP. Participants are selected from time to time by the Compensation Committee and remain general creditors of SJWC with respect to their accrued benefits under the plan until the benefits are paid. Messrs. Hauk and Brown, and Ms. Kelly participate in and accrue benefits under the SJWC Cash Balance SERP and Mr. Thornburg participated in the SJWC Cash Balance SERP until his retirement from the Corporation. Eligible employees selected for SJWC Cash Balance SERP participation by the Compensation Committee will become a participant on the first day of the first quarter next following the date of their selection date or such later date as the Compensation Committee may specify.
An account balance will be maintained for each participant in the SJWC Cash Balance SERP and will be periodically credited with a percentage of their compensation for the applicable period based on their years of credited service. The plan was amended effective October 24, 2018, granting the Compensation Committee the discretion to designate a different formula (as to years of credited service and/or percent of compensation) for any participant, provided no such action shall reduce any accrued benefit as of the date of such action. Except for Mr. Thornburg, for 2025 compensation credits are made in accordance with the following formula:

Years of Credited Service	Percent of Compensation (%)
Less than 5	10
5 but less than 10	11
10 but less than 15	12
15 but less than 20	14
20 or more	16

Under the SJWC Cash Balance SERP, each participant will receive compensation credits based on a percentage of compensation and interest credits on a quarterly basis recorded to the book account maintained for each participant. The benefit accrued under the SJWC Cash Balance SERP will be offset by a portion of the participant's benefit accrued under the SJWC Retirement Plan. Accordingly, at such time as the participant becomes entitled to receive their retirement benefit under the SJWC Cash Balance SERP, a portion of their accrued benefit under the SJWC Retirement Plan will be applied as an offset to their vested accrued benefit under the SJWC Cash Balance SERP.
A participant's accrued benefit for plan quarters ending before January 1, 2014, and associated interest credits accrued after December 31, 2013, shall be paid in a single lump sum beginning on the first day of the seventh month following the participant's separation from service. Pursuant to the SJWC Cash Balance SERP amended as of October 30, 2013, a participant's accrued benefit for plan quarters ending after January 1, 2014, and all associated interest credits shall be paid in a single lump sum beginning on the first day of the seventh month following the participant's separation from service unless a timely election is made by the participant to receive their benefit in annual installments over a 10-year period beginning on the first business day of the seventh month following their separation from service.
The SJWC Cash Balance SERP also provides a death benefit should the participant die with a vested accrued benefit. The amount of the death benefit will be calculated in the same manner as if the participant had survived and will be payable in a lump sum to their beneficiary.
A participant will vest in their SJWC Cash Balance SERP benefit upon completion of ten years of service or in the event the participant becomes entitled to a severance benefit under the Executive Severance Plan by reason of a qualifying termination.
The SJWC Cash Balance SERP was amended effective January 31, 2014, to provide Mr. Walters with full vesting of his accrued benefit under the plan upon completion of three years of service. As a result of Mr. Walters' transition to being an employee of CWC, effective January 7, 2020, he no longer accrues benefits under the SJWC Cash Balance SERP. As of December 31, 2025, Messrs. Thornburg, Walters, and Brown are vested, and Mr. Hauk and Ms. Kelly are not vested in the SJWC Cash Balance SERP. The SJWC Cash Balance SERP was amended effective January 1, 2026, to provide that Messrs. Hauk and Brown and Ms. Kelly will receive compensation credits based on 30 percent of compensation instead of the percentages described above.

CWC SERP Agreement
The CWC SERP Agreements are designed to supplement the executive’s retirement income by providing retirement benefits in excess of the pension benefit under the CWC Retirement Plan. If the executive meets the age and any applicable service requirements, the CWC SERP Agreements provide the covered executive with a retirement benefit equal to approximately 60 percent of the participant’s average earnings, as defined under the CWC Retirement Plan but without the compensation limit under the Code, offset by their benefit payable under the CWC Retirement Plan, and for Ms. Johnson, further offset by the benefit payable to her under the pension of a former employer.
If benefits commence prior to the executive’s attainment of age 62, benefits are reduced by four percent for each complete year by which such benefit commencement precedes the executive’s attainment of age 62. If the participant retires after attaining age 62, average earnings also include the value of cash units, restricted stock, and performance share units awarded under the Connecticut Water Service, Inc ("CTWS") 1994 (as amended and restated in 2002), 2004 or 2014 Performance Stock Programs. If the executive undergoes a “separation from service” with CWC either without cause (as defined in each participant’s employment agreement) or due to death or disability at any time before the attainment of age 62, the participant’s supplemental retirement benefit under the CWC SERP Agreement will generally be treated as if the “separation from service” occurred after the participant attained age 62 in two respects: (i) the executive’s supplemental retirement benefit will not be reduced by an early retirement factor and (ii) the components of compensation used to calculate average earnings for purposes of the supplemental retirement benefit will be consistent with the components used following a “separation from service” after attaining age 62. Ms. Johnson has not attained age 62 and is fully vested in her CWC SERP Agreement benefits.
In connection with his service as President and Chief Executive Officer of CTWS prior to joining the Corporation, Mr. Thornburg accrued a benefit under a CWC SERP Agreement. Mr. Thornburg took a complete distribution of his benefit payable under the CWC Retirement Plan in 2018. Consistent with the terms of the CWC SERP, Mr. Thornburg commenced receiving his CWC SERP Agreement benefit in May 2018.

CWC Deferred Compensation Agreement
Eligible employees have entered into deferred compensation agreements with CWC collectively referred to as the ”Deferred Compensation Plan II.” These agreements are a non-qualified plan in which only CWC senior officers and other designated members of management participate, and such individuals remain general creditors of CWC with respect to their accrued benefits under the plan until the benefits are paid. The agreements provide a lifetime benefit intended to supplement the executive’s retirement income. Deferred Compensation Plan II participants were provided the opportunity to defer up to 12 percent of their compensation annually, and to have the deferred compensation credited with earnings each January 1 and July 1 in an amount equal to 50 percent of the product of (i) the recent AAA Corporate Bond Yield Average published by Moody's, plus 4 percentage points and (ii) the participant’s existing deferred compensation account balance. Interest continues to be credited until the employee commences distribution. Benefits are paid in the form of a life annuity. The Deferred Compensation Plan II agreements are closed to new participant elective deferral contributions, but participants continue to have their accounts credited with earnings.
During his service as President and Chief Executive Officer of CTWS, Mr. Thornburg accrued a benefit under the Deferred Compensation Plan II. Under the terms of his agreement, Mr. Thornburg deferred amounts from his compensation beginning January 1, 2012 until December 31, 2016. During his employment with CTWS which ended on October 15, 2017, these elective deferral contributions were credited with earnings using the interest factor as described above. Consistent with the terms of the Deferred Compensation Plan II, Mr. Thornburg commenced receiving a life annuity under the Deferred Compensation Plan II in May, 2018 computed on the basis of a mortality table that assumes a life expectancy of age 80 years and the interest factor described above (as in effect as of the time the life annuity was calculated). Ms. Johnson is a Deferred Compensation Plan II participant and is accruing a benefit under the plan.

Non-Qualified Deferred Compensation

San Jose Water Company Special Election Deferral Plan
The San Jose Water Company Special Deferral Election Plan (the " SJWC Deferral Plan") allows certain key employees, including each of the named executive officers employed by SJWC, the opportunity to accumulate an additional source of retirement income through the deferral of up to 50 percent of their base salary each year and up to 100 percent of their annual cash incentive compensation or other incentive compensation each year. For the compensation deferred each year, the individual may designate a separate distribution event and form of payment (lump sum or annual installments over a five or 10-year period). Distribution events include separation from service, the expiration of a designated deferral period of at least five years or the occurrence of a change in control. Withdrawals are also permitted in the event of a financial hardship. Each deferred account balance is credited with a rate of interest each year, compounded semi-annually, equal to the lower of (i) the 30-year long-term borrowing cost of funds to San Jose Water Company, as such rate is measured as of the start of each calendar year; or (ii) 120 percent of the applicable federal long-term rate, measured as of the start of each calendar year. During the fiscal year 2025, Ms. Kelly participated in the SJWC Deferral Plan.

2017 CWC Deferred Compensation Plan

The 2017 CWC Deferred Compensation Plan is a non-qualified plan in which only CWC senior officers and other designated members of management may participate, and such individuals remain general creditors of CWC with respect to their accrued benefits under the plan until the benefits are paid. Eligible CWC employees may elect to defer up to 50 percent of base salary and 100 percent of cash incentive pay under the 2017 CWC Deferred Compensation Plan. Deferred amounts are credited to participant accounts through investment options selected by the Company, including six index‑based funds and a fixed‑rate alternative currently crediting 2.86% annually.
During the fiscal year 2025, Mr. Walters, and Ms. Johnson participated in the 2017 CWC Deferred Compensation Plan. Mr. Walters' 2017 CWC Deferred Compensation Plan account is credited semi-annually with an amount currently equal to twelve percent of his salary and any bonus paid in the period prior to the semi-annual crediting date, contingent on Mr. Walters' continued employment with CWC through the semi-annual crediting date. Mr. Walters and Ms. Johnson are fully vested in their 2017 CWC Deferred Compensation Plan accounts. Effective January 1, 2026, the percentage of his salary and bonus that will be credited semi-annually to Mr. Walters' account will increase from twelve to thirty percent. Also effective January 1, 2026, an amount equal to thirty-seven percent of Ms. Johnson's salary and bonus will be credited to her 2017 CWC Deferred Compensation Plan account.
The following tables show the deferred compensation activity for Mr. Walters and Ms. Johnson during the 2025 fiscal year attributable to the named executive officer's participation in the 2017 CWC Deferred Compensation Plan as applicable to each such named executive officer.

Name	Executive Contributions in Last FY ($)(1)	Registrant Contributions in Last FY ($)(2)	Aggregate Earnings in Last FY ($)(3)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)(4)
Ann P. Kelly	22,469	—	574	—	23,043
Kristen A. Johnson	142,011	—	106,352	—	1,107,191
Andrew F. Walters	—	101,168	94,715	—	690,175
(1)For Ms. Kelly, represents contributions made under the SJWC Deferral Plan and for Johnson, represents contributions made under the 2017 CWC Deferred Compensation Plan, both in the 2025 fiscal year, which are reported in the "Salary" and the "Non-Equity Incentive Plan Compensation" columns in the Summary Compensation Table for 2025.
(2)For Mr. Walters, represents the $101,168 contributed by the Corporation and reported in the "All Other Compensation" column in the Summary Compensation Table for 2025.
(3)Includes the amount of interest that was accrued for the 2025 fiscal year on the named executive officer's outstanding balance under the SJWC Deferral Plan and the 2017 CWC Deferred Compensation Plan, respectively.
(4)Includes amounts previously reported as compensation to the named executive officer in the Summary Compensation Table as follows: for Ms. Johnson, $123,310 reported in 2023 and $146,149 reported in 2024; and for Mr. Walters, $82,846 reported in 2023 and $97,298 reported in 2024. Based on an aggregate balance at the end of 2024 of $858,828 for Ms. Johnson and $494,292 for Mr. Walters.

The following table shows the deferred compensation activity for Ms. Johnson for the 2025 fiscal year attributable to deferred shares of the Corporation's common stock awarded or credited during such year.

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)(1)	Aggregate Earnings in Last FY ($)(2)	Aggregate Withdrawals/ Distribution ($)	Aggregate Balance at Last FYE ($)(3)
Kristen A. Johnson	—	24,633	(3,977)	—	871,722
(1)Represents the fair market value as of December 31, 2025, of the shares underlying additional deferred share units credited to Ms. Johnson for the 2025 fiscal year as a result of the dividend equivalent rights under her assumed deferred share units.
(2)Represents a decrease in the fair market value of the shares underlying accumulated deferred share units since the beginning of the 2025 fiscal year.
(3)The reported aggregate balance is based on the $48.99 closing selling price of the common stock on December 31, 2025.

Risk Assessment of Compensation Policies and Practices

The Compensation Committee, with input and assistance from the human resources department, annually assesses the various compensation programs, policies and practices maintained by the Corporation and its subsidiaries for the executive officers and other employees throughout the organization to determine whether any of those programs, policies and practices encourages excess risk taking that would create a material risk to the Corporation's economic viability. As part of that process for the 2025 fiscal year, in February 2025, the Compensation Committee reviewed a detailed inventory of the Corporation's compensation plans and programs prepared by the human resources department summarizing the principal features of each plan, the potential risk factors (if any) associated with each plan and the mitigation factors designed to address those risks.
Based on that review and the fact that as public utilities, the Corporation's wholly owned subsidiaries operate in a heavily regulated environment, the Compensation Committee concluded it was not reasonably likely that any of the compensation programs, policies and practices of the Corporation or its subsidiaries, whether individually or in the aggregate, would have a material adverse effect upon the Corporation. In reaching such conclusion, the Compensation Committee took into account the following factors, including factors specifically analyzed in terms of the compensation programs, policies and practices for the Corporation's executive officers:
•For most of the employee base, compensation is primarily in the form of base salary. Certain employees are also eligible to receive cash incentive compensation tied to both financial and non-financial metrics and individual performance, subject to a maximum payout.
•The compensation program for officers provides a balanced mix of cash and equity and annual and long-term incentives designed to align the interests of our officers with our long-term interests.
•We use different performance measures for our annual cash incentive programs and our long-term incentive plans, and we set performance goals that we believe are challenging but attainable without taking excessive risks.
•Under the cash incentive compensation program for officers, we use a number of different financial and operational performance measures as well as individual goals with meaningful caps on the potential pay-outs; we believe this structure mitigates any tendency for an officer to focus exclusively on the specific financial metrics.
•Each of the officers, including the named executive officers, receives equity compensation in the form of restricted stock unit awards that derive their value from the market price of the Corporation's common stock, and the value of those awards increases as the price of the common stock appreciates and stockholder value is thereby created. Accordingly, the equity component is structured to encourage long-term growth and appreciation in the value of the Corporation's business and stock price.
•The Corporation uses restricted stock unit awards (service-based and performance-based) rather than stock options because they provide varying levels of compensation as the market price of the Corporation's common stock fluctuates over time (and retain value even if the stock price declines) which should reduce the incentive for excessive risk taking. Currently, there are no outstanding stock options granted by the Corporation.
•The Service RSU awards vest over a period of three years and this vesting element encourages the recipients of those awards to focus on sustaining the Corporation's long-term performance. The PSU awards granted in 2025 are tied to financial performance measured over three years with a payout capped at 150 or 200 percent of target shares depending on the type of PSU. Because such awards are made annually, the officers always have unvested awards outstanding that could decrease significantly in value if the business of the Corporation and its subsidiaries is not managed for the long-term.
•Pursuant to the Corporation's Clawback Policy, all executive officers will be required to repay to the Corporation up to the full amount of any incentive compensation, including PSUs, and other stock based awards, that were paid based on the financial statements that were subsequently restated.
•The Corporation maintains four tax-qualified retirement plans. Two tax-qualified retirement plans are sponsored by SJWC and provide benefits for all SJWC employees who meet minimum service requirements. One of the SJWC-sponsored plans is a defined benefit pension plan and the other is a defined contribution 401(k) plan. Employees of TWC, Inc. a wholly owned subsidiary of the Corporation, currently participate in the SJWC-sponsored 401(k) plan and are eligible to participate in the SJWC defined benefit pension plan.
Two tax-qualified retirement plans are sponsored by CWC. One is a defined contribution 401(k) plan and the other is a defined benefit pension plan. The defined contribution 401(k) plan provides benefits for all employees of CWC and MWC who meet minimum service requirements. The defined benefit plan provides benefits to employees of CWC hired prior to January 1, 2009, and employees of The Main Water Company ("MWC"), a wholly owned subsidiary of the Corporation, formerly Aqua Maine, Inc., including Consumers Maine Water Company or related entities, hired prior to April 1, 2003. Employees of the Biddeford and Saco Water Company ("BSWC"), now employees of MWC, hired and eligible to participate before March 1, 2012, also participate in the CWC defined benefit plan. Different benefit formulas apply under the CWC defined benefit plan for CWC employees, MWC employees and BSWC employees (now MWC employees).
Each of the four plans is designed and operates in accordance with applicable federal laws that impose coverage, vesting, and funding requirements and maximum dollar limitations on the annual retirement benefit that can be accrued under such plan. The respective plan sponsors, SJWC and CWC, regularly monitor the administration, including the funding, of these plans.
•SJWC also maintains two executive supplemental retirement plans for certain officers and other selected executives of SJWC. These plans supplement the eligible executive’s retirement benefits under the applicable tax-qualified defined benefit plan. Each eligible officer and other selected employees participate in only one of the plans. The benefit formula under each plan generally follows the applicable tax-qualified pension plan benefit formula but without application of compensation limits. Benefits payable under the supplemental retirement plan are offset by the benefits payable under the tax-qualified pension plan. Unlike the qualified retirement plan benefits, participants in these two supplemental retirement plans are general creditors of SJWC who would lose substantially all of their accrued benefits under the supplemental plans were SJWC to become insolvent.
In addition, CWC maintains amended and restated supplemental executive retirement agreements for certain executives. Under the amended and restated supplemental executive retirement agreements, an executive that meets the age and any applicable service requirements under such an agreement receives an annual retirement benefit equal to 60 percent of average earnings, as defined under the CWC defined benefit pension plan, but without application of the maximum compensation limits imposed on tax-qualified plans, offset by the benefit payable under the tax-qualified defined benefit plan and in certain instances, prior company pension benefits. The amended and restated supplement executive retirement agreements also provide for an unreduced supplemental retirement plan benefit in the event of a termination prior to attainment of age 62.
•The Corporation has also instituted stock ownership guidelines which require the executive officers to maintain a substantial ownership interest in the Corporation. By requiring that a meaningful amount of their personal wealth be tied to long-term holdings in the Corporation's common stock, the Corporation has further aligned the executive officers' interests with those of the stockholders and mitigated the risk of excessive risk taking.
•Finally, the Corporation has adopted policies that preclude certain employees and other individuals, including officers and family members residing in the same household, from engaging in hedging or monetization transactions in the Corporation's stock such as put and call options and from pledging the Corporation's stock or holding such stock in margin accounts. Accordingly, the executive officers bear the full risk of economic loss, like any other stockholder, with respect to their equity holdings, whether in the form of actual shares of the Corporation's common stock or restricted stock units that will convert into such shares following the satisfaction of the applicable vesting requirements.
For the foregoing reasons, the Compensation Committee concluded that it was not reasonably likely that the overall employee compensation structure of the Corporation and its subsidiaries, as in effect in February 2025, when analyzed either in terms of its organization-wide application or its specific application to various major business units, would have any material adverse effect upon the Corporation.

Pay Ratio Disclosure
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we are providing the following information about the relationship of the annual total compensation of our employees and the annualized total compensation of Andrew F. Walters, our current Chief Executive Officer ("CEO").
For fiscal year ended December 31, 2025, our last completed fiscal year:
•The median of the annual total compensation of all employees of the Corporation (other than our CEO) was $153,723, and
•As a result of the transition of the Company's CEO in July 2025, and in accordance with SEC rules, the Corporation has elected to annualize the CEO’s compensation for purposes of the pay ratio disclosures. The compensation is based on that of Mr. Walters, who was serving as CEO on December 31, 2025. To annualize Mr. Walters’ compensation, we recalculated his annual total compensation assuming he had received a full year of his base salary and perquisite allowance as CEO, and annualizing his 2025 long-term incentive grant and annual incentive paid as CEO, but treating the other elements of his compensation as they are reported in the Summary Compensation Table, and determined Mr. Walters' annualized total compensation to be $3,161,724.
Based on this information, the ratio of the annualized total compensation of our CEO to the median of the annual total compensation of all employees for 2025 was 21 to 1.
There has been no material change in the Corporation’s employee population or employee compensation arrangements for 2025 as compared to 2024 that the Corporation believes would significantly impact the pay ratio disclosure. Accordingly, as permitted by Item 402(u) of Regulation S-K, the Corporation used the same median employee as identified for 2024 to determine the median of the annual total compensation of all employees for 2025.
We took the following steps to identify the median employee in 2023:
•We determined that, as of October 31, 2023, our employee population consisted of approximately 806 individuals, not including the CEO, with all of these individuals located in the United States. This population consisted of our full-time, part-time, temporary and seasonal employees.
•We selected October 31, 2023, which is within the last three months of fiscal year 2023, as the date upon which we would identify the "median employee" because it enabled us to make such identification in a reasonably efficient and economical manner.
•To identify the “median employee” from our employee population, we compared the amount of salary, wages, and tips of our employees as reflected in our payroll records as reported to the Internal Revenue Service on Form W-2 for 2023. We excluded equity awards and bonus payments from our compensation measure because we did not widely distribute such awards and bonus payments to our employees. We identified our median employee using this compensation measure, which was consistently applied to all our employees included in the calculation.
We combined all of the elements of such employee’s compensation for 2025 in accordance with the requirements of Item 402(c)(2)(x) of Regulation S-K, resulting in annual total compensation of $153,723.

Pay versus Performance Table
The following table sets forth information concerning: (i) the compensation of our former President, Chief Executive Officer, and Chairman of the Board, Eric W. Thornburg (CEO 1) who retired effective July 1, 2025, and the Chief Executive Officer and Chairman of the Board, Andrew F. Walters (CEO 2), as of December 31, 2025, respectively, and the average compensation for our other named executive officers, both as reported in the Summary Compensation Table ("SCT") and with certain adjustments to reflect the “compensation actually paid” or "CAP" to such individuals, as defined under SEC rules, for each of the fiscal years ended December 31, 2021, 2022, 2023, 2024, and 2025 and (ii) our cumulative total shareholder return (“TSR”), the cumulative TSR of our comparator group (“Comparator Group TSR”), Net Income and Adjusted Diluted EPS over such years in accordance with SEC rules, performance for each such fiscal year:

							Value of Initial Fixed $100 Investment Based on:
Year	SCT Total for Mr. Thornburg ($)	Compensation Actually Paid to Mr. Thornburg ($)	SCT Total for Mr. Walters ($)	Compensation Actually Paid to Mr. Walters ($)(1)	Average SCT Total for Non-CEO NEOs ($) (2)	Average Compensation Actually Paid to Non-CEO NEOs ($) (1)(2)	TSR ($)	S&P 1000 Utilities Index TSR ($)(3)	Net Income (thousands) ($)	Adjusted Diluted EPS ($) (4)
2025	3,065,270	1,958,555	2,872,942	1,866,987	1,321,343	1,057,626	80.00	152.99	102,578	2.99
2024	4,047,608	1,809,440	—	—	1,411,736	1,084,127	77.73	131.50	93,967	2.93
2023	4,210,736	3,040,179	—	—	1,350,918	967,212	100.38	105.79	84,987	2.76
2022	3,185,995	4,590,645	—	—	992,647	1,043,718	122.09	120.33	73,828	2.37
2021	3,288,886	2,754,516	—	—	995,670	1,004,775	107.66	121.01	60,478	1.87
(1)The following individuals are our other Named Executive Officers for each fiscal year:

Year	CEO	Non-CEO NEOs
2025	Eric Thornburg (CEO 1) & Andrew Walters (CEO 2)	Willie Brown, Bruce Hauk, Kristen Johnson, and Ann Kelly
2024	Eric Thornburg	Bruce Hauk, Kristen Johnson, Tanya Moniz-Witten, and Andrew Walters
2023	Eric Thornburg	Willie Brown, Bruce Hauk, Kristen Johnson, and Andrew Walters
2022	Eric Thornburg	Andrew Gere, Bruce Hauk, Kristen Johnson, James Lynch, Andrew Walters, and Maureen Westbrook
2021	Eric Thornburg	Andrew Gere, James Lynch, Andrew Walters, and Maureen Westbrook
(2)Compensation actually paid to our named executive officers represents the “Total” compensation reported in the Summary Compensation Table for the applicable fiscal year, adjusted as follows:

	2021		2022		2023		2024		2025	2025
Adjustments	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Mr. Walters	Average non-CEO NEOs
Deduction for Amounts Reported under the “Stock Awards” and “Option Awards” Columns in the Summary Compensation Table for Applicable FY	(1,282,631)	(262,473)	(1,692,981)	(311,991)	(1,709,660)	(287,875)	(1,670,168)	(390,421)	(1,783,435)	(1,690,019)	(376,344)
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Remain Unvested as of Applicable FY End, determined as of Applicable FY End	1,242,978	262,208	2,197,855	261,303	1,376,320	233,398	928,369	279,873	1,542,670	990,028	335,150
Increase based on ASC 718 Fair Value of Awards Granted during Applicable FY that Vested during Applicable FY, determined as of Vesting Date	—	8,019	—	7,200	—	6,299	—	6,795	—	—	7,158

	2021		2022		2023		2024		2025	2025
Adjustments	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Mr. Walters	Average non-CEO NEOs
Increase/deduction for Awards Granted during Prior FY that were Outstanding and Unvested as of Applicable FY End, determined based on change in ASC 718 Fair Value from Prior FY End to Applicable FY End	(215,751)	(20,597)	316,753	23,261	(459,915)	(73,131)	(639,460)	(73,661)	(110,288)	(22,411)	(10,035)
Increase/deduction for Awards Granted during Prior FY that Vested During Applicable FY, determined based on change in ASC 718 Fair Value from Prior FY End to Vesting Date	(128,319)	(8,834)	136,732	(220)	(213,231)	(25,328)	(657,019)	(65,131)	(531,104)	(258,013)	(83,127)
Deduction of ASC 718 Fair Value of Awards Granted during Prior FY that were Forfeited during Applicable FY, determined as of Prior FY End	—	—	—	(28,750)	—	—	—	—	—	—	—
Increase based on Dividends or Other Earnings Paid during Applicable FY prior to Vesting Date	—	—	—	—	—	—		—	—	—	—
Increase based on Incremental Fair Value of Options/SARs Modified during Applicable FY	—	—	—	—	—	—	—	—	—	—	—
Deduction for Change in the Actuarial Present Values reported under the “Change in Pension Value and Non qualified Deferred Compensation Earnings” Column of the Summary Compensation Table for Applicable FY	(634,950)	(84,225)	(49,697)	(6,469)	(688,654)	(297,356)	(750,912)	(146,317)	(806,463)	(25,540)	(212,731)
Increase for Service Cost and, if applicable, Prior Service Cost for Pension Plans	484,303	103,258	495,988	106,739	524,583	57,427	551,022	58,151	581,905	—	72,787

	2021		2022		2023		2024		2025	2025
Adjustments	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Average non-CEO NEOs	Mr. Thornburg	Mr. Walters	Average non-CEO NEOs
Increase for Above-Market or Preferential Earnings on Deferred Compensation that is not Tax Qualified	—	11,749	—	—	—	2,860	—	3,102	—	—	3,426
TOTAL ADJUSTMENTS	(534,370)	9,105	1,404,650	51,073	(1,170,557)	(383,706)	(2,238,168)	(327,609)	(1,106,715)	(1,005,955)	(263,716)
(3)TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025, 2024, 2023, 2022, and 2021, respectively, calculated in accordance with Item 201(e) of Regulation S-K. The S&P 1000 Utilities Index is the same index we use in our relative TSR plan to help determine compensation for our named executive officers and is described as such in the Compensation Discussion and Analysis section.
(4)Adjusted Diluted EPS is a non-GAAP measure that is derived from diluted earnings per share reported in H2O America's audited financial statements adjusted to exclude certain compensation-related items, gains and losses on asset sales, changes in the fair value of equity investments, impairments of long-lived assets, and acquisition-related costs. Adjusted Diluted EPS presented above is calculated as defined in H2O America's incentive plans which may provide for different adjustments compared to the adjustments the Corporation uses to calculate Adjusted Diluted EPS that is presented in earnings releases, investor presentations, and other external communications. Refer to Appendix A of this Proxy Statement for a reconciliation to the most directly comparable GAAP measure.

Narrative Disclosure To Pay Versus Performance Table
RELATIONSHIP BETWEEN FINANCIAL PERFORMANCE MEASURES
The line graphs below compare: (i) the compensation actually paid to Mr. Thornburg (CEO 1) who retired effective July 1, 2025, and to Mr. Walters, our current CEO (CEO 2), and the average of the compensation actually paid to our remaining named executive officers, with (ii) our cumulative TSR, (iii) Comparator Group TSR, (iv) our Net Income, and (v) our Adjusted Diluted EPS, in each case, for the fiscal years ended December 31, 2021, 2022, 2023, 2024, and 2025.
TSR amounts reported in the graph assume an initial fixed investment of $100, and that all dividends, if any, were reinvested.

Compensation Actually Paid vs Total Shareholder Return
CAP (in Thousands)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Value of $100 Invested
$160.00
$140.00
$120.00
$100.00
$80.00
$60.00
$40.00
$20.00
$0.00
2021
2022
2023
2024
2025
CEO #2 CAP
CEO #1 CAP
Avg Non-CEO NEO CAP
H2O TSR
S&P 1000 Utilities Index TSR

Compensation Actually Paid vs Net Income
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
CAP (in thousands)
$110,000
$100,000
$90,000
$80,000
$70,000
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$0
Net Income (in thousands)
2021
2022
2023
2024
2025
CEO #2 CAP
CEO #1 CAP
Avg Non-CEO NEO CAP
Net Income

Compensation Actually Paid vs Adj. Diluted EPS
CAP (in thousands)
$5,000
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$0
Adj. Diluted EPS
$3.50
$3.00
$2.50
$2.00
$1.50
$1.00
$0.50
$0.00
2021
2022
2023
2024
2025
CEO #2 CAP
CEO #1 CAP
Avg Non-CEO NEO CAP
Adjusted Diluted EPS

PAY VERSUS PERFORMANCE TABULAR LIST
The following performance measures represent the most important financial performance measures used by us to link compensation actually paid to our named executive officers to performance for the fiscal year ended December 31, 2025:
•Adjusted diluted EPS;
•Capital additions;
•Customer satisfaction;
•Employee satisfaction;
•Environmental leadership – water quality;
•Return on equity; and
•rTSR percentile positioning.

Securities Authorized for Issuance Under Equity Compensation Plans
The following table provides information as of December 31, 2025, with respect to the shares of the Corporation's common stock that may be issued under the Corporation's equity compensation plans:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding Securities Reflected in Column A)
	A		B		C
Equity Compensation Plans Approved by Stockholders(1)	278,565	(2)	—	(3)	1,269,101	(4)(5)
Equity Compensation Plans Not Approved by Stockholders(6)	—		—		—
Total	278,565	(2)	—	(3)	1,269,101	(4)(5)
(1)Consists of the Corporation's 2013 Long-Term Incentive Plan that was superseded by the 2023 Long-Term Incentive Plan, and the 2014 Employee Stock Purchase Plan that was superseded by the 2023 Employee Stock Purchase Plan. No future awards will be granted under the superseded plans, and the outstanding awards under such plans will survive in accordance with their respective terms.
(2)Includes 278,565 shares of common stock underlying deferred stock awards and restricted stock units that will entitle each holder to the issuance of one share of common stock for each deferred share or restricted stock unit that vests following the applicable performance-vesting or service-vesting requirements, consisting of 35,595 shares from the 2013 Long-Term Incentive Plan and 242,970 shares from the 2023 Long-Term Incentive Plan. Excludes outstanding purchase rights under the 2014 and 2023 Employee Stock Purchase Plans. Excludes restricted stock units and deferred stock unit awards assumed by H2O America in connection with the merger with CTWS in October 2019.  As of December 31, 2025, a total of 22,134 shares of common stock were issuable under such assumed awards of which 2,671 shares were subject to unvested restricted stock units and 19,463 shares were subject to vested restricted stock units that will be issued in accordance with the participant’s deferral election. No additional awards may be granted under those assumed arrangements.
(3)Calculated without taking into account the 278,565 shares of common stock subject to outstanding deferred stock awards or restricted stock units that will become issuable upon or following the vesting of those awards or units, without any cash consideration or other payment required for such shares.
(4)Consists of 862,815 shares of common stock available for issuance under the 2023 Long-Term Incentive Plans and 406,286 shares of common stock available for issuance under the 2023 Employee Stock Purchase Plans.
(5)The shares under the 2023 Long-Term Incentive Plan may be issued pursuant to stock option grants, stock appreciation rights, restricted stock or restricted stock unit awards, performance shares, dividend equivalent rights, and stock bonuses.
(6)The Corporation does not have any outstanding equity compensation plans which are not approved by stockholders.

Compensation Committee Interlocks and Insider Participation
No member of the Compensation Committee was at any time during the 2025 fiscal year, or at any other time, an officer or employee of the Corporation or any of its subsidiaries. No executive officer of the Corporation served during the 2025 fiscal year as a member of the board of directors or compensation committee (or other board committee performing equivalent functions) of any entity that has one or more of its executive officers serving as a member of the Corporation's

Board or the Compensation Committee. Messrs. Landis and More and Mses. Hunt and Klein served on the Compensation Committee during the 2025 fiscal year. None of the Compensation Committee members had a relationship requiring disclosure under Item 404 of Regulation S-K.

Employment Agreements, Termination of Employment, and Change in Control Arrangements

Mr. Thornburg's Employment Agreement
In September 2017, the Corporation entered into an employment agreement pursuant to which Mr. Thornburg agreed to serve as the President and Chief Executive Officer effective November 6, 2017. The agreement was amended on December 31, 2019, and terminated upon Mr. Thornburg's retirement from the Corporation effective July 1, 2025. Certain terms of the agreement, as amended, are summarized below:
•Mr. Thornburg's annual base salary for the 2017 and 2018 calendar years was established at $700,000.
•Pursuant to the December 31, 2019 amendment to his employment agreement, Mr. Thornburg's target annual incentive cash compensation shall be no less than 75 percent of his base salary starting with the 2020 fiscal year.
•Mr. Thornburg received a sign-on cash bonus in the amount of $310,000 in the first quarter of 2018. This bonus was intended in part to offset the 2017 cash incentive award forfeited by Mr. Thornburg in light of his move to the Corporation.
•Mr. Thornburg was eligible to receive enhanced severance benefits under the Executive Severance Plan (but not a tax gross-up as described below) and enhanced retirement benefits under the SJWC Cash Balance SERP.
•Mr. Thornburg was entitled to severance benefits upon an involuntary termination (under certain circumstances where he is not eligible for benefits under the Executive Severance Plan) .
•Mr. Thornburg's compensation was subject to clawback in accordance with applicable laws and regulations.

Ms. Johnson's Employment Agreement
Prior to the closing date of the Merger between the Corporation and CTWS (the "Merger") on October 9, 2019 (the "Closing Date"), Ms. Johnson had entered into an employment agreement with CTWS and CWC that became effective at the closing of the Merger for a continuously renewing period of three years (the “Johnson Employment Agreement”). Under the Johnson Employment Agreement, Ms. Johnson was entitled to certain compensation and benefits for services to CTWS and severance benefits covering a three-year period payable upon an involuntary termination.
The Compensation Committee and the CTWS board of directors approved the amendment and restatement of the Johnson Employment Agreement effective as of November 1, 2019, to establish Ms. Johnson’s compensation and benefits for her continued service to the Corporation following the Merger; her severance benefits were already provided for in the Johnson Employment Agreement as approved by CTWS prior to the Merger.
The material terms of the amended and restated Johnson Employment Agreement dated October 9, 2019, as amended through November 1, 2019, are as follows:
i.A continuously renewing three-year term commencing with the Closing Date until Ms. Johnson’s attainment of age 65 (the “Term”);
ii.A base salary of no less than $375,000;
iii.Annual cash incentive compensation based on level of attainment of established performance goals with a target of 35 percent of base salary for 2020;

iv.Commencing in 2020, an annual RSU grant covering a target number of shares of the Corporation’s common stock equal to at least $136,000 divided by the closing price on the grant date, each such award being in the form of service-vesting RSUs that vest based on Ms. Johnson’s continued service and/or performance-based RSUs that vest based on achievement of performance goals, as determined by the Compensation Committee, and Ms. Johnson’s continued service;
v.Severance payments and benefits upon a termination without cause or due to disability, or resignation for good reason, subject to her execution of a release of claims, that were already provided for in the Johnson Employment Agreement as approved by CTWS prior to the Merger as follows:
•An amount equal to three times base salary and target annual cash incentive compensation for the year of termination, with such amount paid in 36 equal monthly installments;
•Full vesting of all CTWS incentive awards assumed by the Corporation in the Merger;
•An amount equal to the aggregate contributions to any defined contribution retirement plan that would have been made (plus earnings thereon) as if Ms. Johnson had remained employed for a period of 3 years, payable in a lump sum on the second anniversary of the termination date;
•Interest equivalent deferrals under the Deferred Compensation Plan II as if Ms. Johnson had remained employed for a period of 3 years, payable in a lump sum on the second anniversary of the termination date;
•Enhanced retirement benefits, as described in the amended and restated Johnson Employment Agreement:
•An amount equal to discounted present value of the additional pension benefits that would have been payable under the CTWS Retirement Plan, and any supplemental defined benefit plan that may then be in effect, if Ms. Johnson had remained employed for a period of 3 years, such amount payable in a lump sum on the second anniversary of the termination date;
•An amount equal to 3 times the annual contributions for life, health, disability, and similar welfare plans and perquisites payable in a lump sum on the first day of the month following termination or such later date as required for compliance with Code Section 409A;
•Reimbursement for reasonable legal or accounting fees and expenses incurred by Ms. Johnson to obtain or enforce any right or benefit provided to her under the amended and restated Johnson Employment Agreement;
•Reasonable outplacement services for a period of up to one year; and
•If her termination is due to her disability, benefits payable in accordance with any disability plan maintained by CWC, for which she is eligible.
The severance payments for Ms. Johnson under the Johnson Employment Agreement are generally the same whether her qualifying termination occurs in connection with, or without, a change in control.
Ms. Johnson is a party to a CWC SERP Agreement, under which she will be entitled to additional retirement income determined under the CWC Retirement Plan but without the compensation limit under the Code, offset by the benefit actually payable under the CWC Retirement Plan and a prior employer's defined benefit plan, subject to an early retirement reduction for a separation from service prior to attainment of age 62. In the event of a separation from service either without cause (as defined in Ms. Johnson’s employment agreement) or due to death or disability at any time before the attainment of age 62, the supplemental retirement benefit under the CWC SERP Agreement will generally be treated as separation from service that occurred after the participant attained age 62 in two respects: (i) the supplemental retirement benefit will not be reduced by an early retirement factor and (ii) the components of compensation used to calculate average earnings for purposes of the supplemental retirement benefit will be consistent with the components used following a “separation from service” after attaining age 62. Ms. Johnson has not attained age 62.
The Corporation has not entered into employment agreements with any officers of the Corporation, other than with Mr. Thornburg and Ms. Johnson, as discussed above.

Executive Severance Plan
Officers of the Corporation or its subsidiaries (other than officers who are CTWS employees or employees of any of CTWS' subsidiaries, unless specifically designated for participation by the Compensation Committee) who are serving in such capacity at the time of a change in control ("CIC") of the Corporation may become entitled to severance benefits under the Corporation's Executive Severance Plan if their employment terminates under certain circumstances in connection with such CIC.
Accordingly, should (a) such officer's employment be terminated by the Corporation for any reason other than good cause, as defined in the Executive Severance Plan, after the Corporation enters into an agreement to effect the CIC but before such agreement is terminated or prior to the expiration of a 24-month period following the effective date of the CIC, or (b) they resign for good reason (as defined in such plan) within the 24-month period following the effective date of the CIC (the "CIC Protection Period"), then (i) such officer will be entitled to a cash severance benefit consisting of three times the sum of the annual base salary and target annual cash incentive compensation, as in effect for the fiscal year of such cessation of employee status or, if higher, as in effect immediately before the CIC, (ii) for Mr. Thornburg, also an amount equal to the annual bonus for the year of termination based on actual performance, pro-rated for the number of days of employment during the year of termination, (iii) their outstanding stock options will immediately vest and other equity awards may immediately vest in accordance with the terms of the award agreements, (iv) they will be reimbursed for the cost of COBRA continuation coverage under the company's group health care plans for the officer, their spouse, and eligible dependents until the earlier of (x) the date of the last annual installment of their cash severance benefit or (y) the first date on which the officer is covered under another employer's health benefit program without exclusion for any pre-existing medical condition, and (v) they will be deemed to be three years older and be given three additional years of service for purposes of calculating their pension benefit under the SJWC Cash Balance SERP (the "Enhanced Pension Benefit").
If an officer, other than Mr. Thornburg and an officer who commences participation in the plan after October 26, 2022, qualifies for benefits under the Executive Severance Plan and any payment made in connection with a CIC or the subsequent termination of the officer's employment becomes subject to an excise tax under Section 4999 of the Code (the "Excise Tax"), then such payment or benefit will be grossed-up to ensure that such officer does not incur any out-of-pocket cost with respect to such Excise Tax, and such officer will accordingly receive the same net after-tax benefit they would have received had no Excise Tax been imposed. Pursuant to the terms of Mr. Thornburg’s employment agreement, if any compensation payments, including payments under the Executive Severance Plan, would become subject to the Excise Tax, the payments may be reduced if such reduction would provide him with a greater net after-tax benefit.
The benefits payable under the Executive Severance Plan are conditioned upon the named executive officer's execution of a general release of all employment-related claims against the Corporation and a non-solicitation covenant pursuant to which such officer may not induce any representative, agent or employee to terminate their employment or service relationship with the Corporation.
For purposes of the various payments and benefits which may be triggered under the Executive Severance Plan in connection with a CIC, the following transactions will be deemed to constitute a CIC event:
•A merger, consolidation or other reorganization, unless 50 percent or more of the outstanding voting power of the successor entity is owned, in substantially the same proportions, by the persons who were the Corporation's stockholders immediately prior to the transaction;
•A sale of all or substantially all of the Corporation's assets, unless 50 percent or more of the outstanding voting power of the acquiring entity or parent thereof is owned, in substantially the same proportions, by the persons who were the Corporation's stockholders immediately prior to the transaction;
•Certain changes in the composition of the Corporation's Board; or
•The acquisition of the Corporation's outstanding securities by any person so as to make that person the beneficial owner of securities representing 30 percent or more of the total combined voting power of the Corporation's outstanding securities.
Messrs. Walters, Hauk, and Brown, and Ms. Kelly participate in the Executive Severance Plan, and Mr. Thornburg participated in the Executive Severance Plan prior to his retirement from the Corporation. Ms. Johnson does not participate in the Executive Severance Plan.

Accelerated Vesting of Equity Awards
The Service RSU awards granted to the named executive officers vest in full on a CIC if they are not assumed, replaced or otherwise continued. If such awards are assumed, replaced or otherwise continued following a CIC, then the awards will continue to vest over the service period subject to vesting in full on a termination without good cause or resignation for good reason during the 24-month period following the effective date of the CIC. The awards also vest in full on termination by reason of death or permanent disability during the vesting period even if there is no CIC.
The PSU awards granted to the named executive officers will vest with respect to the target number of shares on a CIC if the awards are not assumed, replaced or otherwise continued. If such awards are assumed, replaced or otherwise continued following a CIC, then the awards will vest at target level at the end of the performance period or an earlier termination without good cause or resignation for good reason or by reason of death or permanent disability following the CIC. The awards also vest pro-rata based on actual performance and period of service during the performance period upon a termination without good cause or resignation for good reason or by reason of death or permanent disability other than in connection with a CIC.

Potential Payments Upon Termination, Other Than for Mr. Thornburg and Ms. Johnson
The potential payments that each named executive officer, other than Ms. Johnson, would receive upon (i) a qualifying termination with a CIC, (ii) a qualifying termination without a CIC, and (iii) upon a CIC are described below.

Potential Payments Upon Termination with CIC
The table below indicates the potential payments that each named executive officer, other than Mr. Thornburg who retired effective July 1, 2025, and Ms. Johnson, would receive upon a qualifying termination following a CIC. The potential payments to the executive officers shown in the table below are based upon the following assumptions:
i.There is a qualifying termination of employment on December 31, 2025; and
ii.The CIC is assumed to have occurred on December 31, 2025 at a price per share payable to the holders of the Corporation's common stock equal to $48.99 per share, the closing selling price of such common stock on December 31, 2025, the last trading day in the 2025 fiscal year.

Name	Cash Severance Payment ($)(1)	Present Value of Enhanced Pension Benefit ($)(2)		Estimated Value of Reimbursed COBRA Continuation Health Care Coverage ($)	Accelerated Vesting of Restricted Stock Unit Awards ($)(3)	Excise Tax Gross-Up ($)(4)	Total ($)
Andrew F. Walters	3,901,624	—	(5)	110,323	1,346,097	—	5,358,044
Ann Kelly	2,027,811	41,005		196,556	537,567	—	2,802,939
Bruce A. Hauk	2,540,223	209,123		195,802	695,903	1,985,827	5,626,878
Willie Brown	1,932,000	312,537		108,793	483,531	1,542,808	4,379,669
(1)Represents for Mr. Walters, three times Mr. Walters' annual salary of $685,000 plus three times his target annual cash incentive compensation of $472,988, plus his annual cash incentive for the 2025 fiscal year based on actual performance of $427,660; for Mr. Hauk, three times Mr. Hauk’s annual salary of $553,725 plus three times his target annual cash incentive compensation of $$293,016; for Ms. Kelly, three times Ms. Kelly's annual salary of $480,000 plus three times her target annual cash incentive compensation of $195,937; and for Mr. Brown, three times Mr. Brown’s annual salary of $460,000 plus three times his target annual cash incentive compensation of $184,000.
(2)Represents the present value of the Enhanced Pension Benefit described above. The actuarial and economic assumptions used above to value the pension plan benefits under plans of employees of SJWC and CWC are summarized in the Pension Benefits section in this Proxy Statement.
(3)Represents the value of the accelerated vesting of unvested restricted stock unit awards. As described above, if the awards are assumed, replaced or otherwise continued in connection with a CIC, then the unvested Service RSU awards vest in full on a qualifying termination occurring during the CIC Protection Period and the PSU awards vest at target level upon a qualifying termination if such termination occurs after the CIC but prior to the end of the measurement period.
All reported dollar values in this column are based on the $48.99 closing selling price per share of the Corporation's common stock on December 31, 2025, the last trading day in the 2025 fiscal year and include Service RSU and PSU awards for each named executive officer.
(4)Under the terms of the Company's Executive Severance Plan, the CEO and Officers who became eligible for the Executive Severance Plan on or after October 26, 2022 are not entitled to an excise-tax gross up on payments contingent upon a CIC. Messrs. Hauk and Brown are not excluded under these terms. The excise-tax gross up for Messrs. Hauk and Brown was calculated based on (i) for Mr. Hauk, W-2 wages for the period commencing with his August 22, 2022 date of hire through December 31, 2024 and for Mr. Brown, W-2 wages for the five-year period 2020 through 2024, (ii) an effective tax rate of 52.65% (Federal, 37%; State, 13.3%; and Medicare, 2.35%), and (iii) the vesting of all outstanding unvested stock unit awards on the assumed December 31, 2025 CIC/separation from service date.
(5)There would be no enhancement to Mr. Walters' benefits under the SJWC Cash Balance SERP, whether in the form of additional compensation credits or contributions or additional years of service credit, triggered by the CIC event or the termination of his employment in connection therewith.

Potential Payments Upon Termination without a CIC
Messrs. Walters, Hauk, and Brown, and Ms. Kelly are not eligible to receive payments under the Executive Severance Plan upon a qualifying termination without a CIC, other than the vesting of service and performance-based awards, in accordance with the terms of those awards. As described above in the section titled “Accelerated Vesting of Equity Awards,” the unvested Service RSU awards vest in full on a termination by reason of death or permanent disability and the PSU awards vest pro-rata based on actual performance and period of service during the performance period upon a termination without good cause or resignation for good reason or by reason of death or permanent disability during the performance period.
The following payout values for each named executive officer's service-based awards and performance-based awards (i) assume a qualifying termination on December 31, 2025, other than in connection with a CIC, (ii) assume actual performance under the performance-based awards was at target level, and (iii) dollar values are based on the $48.99 closing selling price per share of the Corporation's common stock on December 31, 2025: for Mr. Walters, $643,974; for Mr. Hauk, $276,222, for Ms. Kelly, 161,373 and for Mr. Brown, $167,497.

Potential Payments Upon a CIC
In the event of a CIC without termination where equity awards are not assumed, replaced or otherwise continued, the named executive officers would potentially be entitled to acceleration of their restricted stock unit awards as set forth in the table above under the section titled “Potential Payments Upon Termination with a CIC” but would not be entitled to the other potential payments listed in such table.

Potential Payments to Ms. Johnson Upon Termination With a CIC
The table below indicates the potential payments that Ms. Johnson would receive upon a qualifying termination following a CIC. The potential payments shown in the table below are based upon the following assumptions:
i.There is a qualifying termination of Ms. Johnson’s employment on December 31, 2025; and
ii.The CIC is assumed to have occurred on December 31, 2025 at a price per share payable to the holders of the Corporation's common stock equal to $48.99 per share, the closing selling price of such common stock on December 31, 2025, the last trading day in the 2025 fiscal year.

Name	Cash Severance Payment ($)(1)	Qualified Plan Contributions ($)(2)	Interest Equivalent on Deferred Compensation Amounts ($)(3)	Additional Retirement Benefits ($)(4)	Accelerated Vesting of Restricted Stock Unit Awards(5)	Health & Welfare Benefits & Reasonable Outplacement Services ($)(6)	Total ($)
Kristen A. Johnson	2,332,476	55,415	82,620	797,135	584,402	79,891	4,436,450

(1)Represents three times Ms. Johnson’s annual salary of $543,809 plus three times her target annual cash incentive compensation of $234,117 with such amount payable in 36 equal monthly installments.
(2)Represents employer contributions to the Savings Plan of Connecticut Water Company, plus related earnings, as if Ms. Johnson, had continued to be employed through the third anniversary of her termination of employment.
(3)Represents interest Ms. Johnson would have received under the Deferred Compensation Plan II as if she had continued to be employed through the third anniversary of the termination of her employment.
(4)Represents an estimate of the additional pension benefits under the CWC Retirement Plan and the CWC SERP Agreements that Ms. Johnson would have accrued had she continued to be employed through the third anniversary of her termination of employment.
(5)Represents the value of the accelerated vesting of Ms. Johnson’s unvested restricted stock unit awards. All reported dollar values in this column are based on the $48.99 closing price per share of the Corporation's common stock on December 31, 2025, the last trading day in the fiscal year. In the event Ms. Johnson experiences a qualifying termination following a CIC in which her unvested restricted stock units are assumed, replaced or otherwise continued, then her unvested Service RSU awards would vest in full on a qualifying termination occurring during 24-month period following the effective date of the CIC and her PSU awards would vest at target level upon a qualifying termination if such termination occurs after the CIC but prior to the end of the measurement period.
(6)Represents CWC’s contributions on behalf of Ms. Johnson for coverage under CWC’s health and welfare benefit plans as if Ms. Johnson had continued employment through the third anniversary of her termination of employment and $25,000 of outplacement services.

Potential Payments to Ms. Johnson Upon Termination Without a CIC
In the event of a qualifying termination on December 31, 2025, other than in connection with a CIC, Ms. Johnson would be entitled to the same severance payments and benefits as if Ms. Johnson was terminated in connection with a CIC set forth in the table above, except that the value of the accelerated vesting of Ms. Johnson’s unvested restricted stock unit awards would be (based on the vesting of her restricted stock unit awards as described in the section above titled “Accelerated Vesting of Equity Awards”). Accordingly, the total severance benefits would be $3,602,340.

Potential Payments to Ms. Johnson Upon a CIC
In the event of a CIC without termination, where Ms. Johnson’s equity awards were not assumed, replaced or otherwise continued, Ms. Johnson would potentially be entitled to acceleration of her restricted stock unit awards as set forth in the table above under the section titled “Potential Payments Upon Termination with a CIC” but Ms. Johnson would not be entitled to the other potential payments listed in such table.

Payments to Mr. Thornburg Upon Termination Due to Retirement
As discussed above in the section titled “Board Leadership Transition”, Mr. Thornburg retired from the positions of President and Chief Executive Officer, effective July 1, 2025, and retired as the non-executive Chair of the Board, effective January 31, 2026. Mr. Thornburg did not receive any severance or termination benefits upon his retirement. However, during his service as Chairman of the Board following his retirement as the President and Chief Executive Officer, Mr. Thornburg continued to be eligible to vest in his service-vesting and performance-vesting restricted stock unit awards in accordance with their terms (as discussed in the section titled “Equity Compensation”) and received a prorated portion of an annual cash retainer for his service as the non-executive Chairman (as described in the section titled “2025 Non-Employee Director Compensation”). Mr. Thornburg continues to be eligible to receive supplemental retirement benefits that accrued prior to his retirement in accordance with the terms of the CWC SERP Agreement and the Deferred Compensation Plan II, as well as under the SJWC Cash Balance Plan SERP (as discussed in the section titled “Pension Benefits”).

Committee Reports
The following reports of the Audit Committee and the Compensation Committee shall not be deemed incorporated by reference into any previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, nor are such reports to be incorporated by reference into any future filings.

Annual Report of the Audit Committee
In connection with the audited consolidated financial statements for the year ended December 31, 2025, the Audit Committee (i) reviewed and discussed the audited consolidated financial statements of the Corporation and its subsidiaries with management and the independent accountants, (ii) discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board ("PCAOB") Auditing Standard No. 1301 Communications with Audit Committees, and (iii) received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding an independent registered public accounting firm's communications with the Audit Committee concerning independence and non-audit services, and has discussed with the independent registered public accounting firm its independence. Based upon these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Corporation and its subsidiaries be included in the H2O America Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the Securities and Exchange Commission.
Audit Committee
Daniel B. More, Committee Chair
Mary Ann Hanley
Denise L. Kruger
Carol P. Wallace

Annual Report of the Executive Compensation Committee
The Executive Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K contained in this Proxy Statement with management, and based on such review and such discussions, the Executive Compensation Committee recommended to the Board that the Compensation Discussion and Analysis, as contained herein, be included in this Proxy Statement.
Executive Compensation Committee
Gregory P. Landis, Committee Chair
Heather Hunt
Rebecca A. Klein
Daniel B. More

Certain Relationships and Related Transactions
Since January 1, 2025, there have been no transactions and there are no currently proposed transactions in which the Corporation was or is a participant and the amount involved exceeds $120,000 and in which any related person (as defined under Item 404(a) of Regulation S-K) had or will have a direct or indirect material interest.
The Audit Committee reviews related party transactions as such term is defined under Item 404(a) of Regulation S-K pursuant to the Audit Committee Charter. The Audit Committee evaluates all such transactions and determines whether or not it serves the best interest of the Corporation and its stockholders and whether the relationship should be continued or eliminated. In addition, the Corporation has a written Related Party Transactions Policy which provides that any request for review submitted to the Audit Committee must describe the material terms of the proposed transaction and the related party's interest. Such policy further provides that when review of a related party transaction is required between regular Audit Committee meetings, the chair of the Audit Committee may review and approve the transaction in accordance with the policy. Any such approval must be reported to, and ratified by, the Audit Committee at its next regularly scheduled meeting.

Frequently Asked Questions About The Annual Meeting
This section answers frequently asked questions about the Annual Meeting and provides information to help you understand how to participate in the meeting and the voting process. For additional information or questions not addressed here, please see the relevant sections of this Proxy Statement.

When, Where & How to Attend
When and where will the Annual Meeting be held?
The Annual Meeting will be held on Wednesday, May 13, 2026, at 8:00 a.m. Eastern Time at 16 Water Works Drive, Biddeford, ME 04005. You are invited to attend in person, and whether or not you plan to attend, your vote is important, and we encourage you to vote as soon as possible.
What is the record date?
The Board has set Tuesday, March 24, 2026, as the record date for determining stockholders entitled to notice of and to vote at the Annual Meeting. You may vote if you owned shares of common stock as of the close of business on the record date.
How many shares are outstanding?
As of the record date (March 24, 2026), there were 41,839,540 shares of common stock issued and outstanding. Each share is entitled to one vote on each proposal at the Annual Meeting.

Voting at the Annual Meeting
How can I vote before the Annual Meeting?
If you are a stockholder of record, you may vote before the Annual Meeting using one of the following methods:
•Internet: Visit www.voteproxy.com and follow the on-screen instructions or scan the QR code with your smartphone. Internet voting is available 24 hours a day. For stockholders of record, internet voting closes at 11:59 p.m. Eastern Time on May 12, 2026.
•Telephone: Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or call 1-201-299-4446 if you are calling from outside the United States. Telephone voting is available 24 hours a day and closes at 11:59 p.m. Eastern Time on May 12, 2026. Please have your proxy card available when you call.
•Mail: Complete, sign, and date your proxy card and return it in the prepaid envelope provided. Your completed and signed proxy card must be received prior to the Annual Meeting.
If you are a beneficial owner of shares held in street name through a bank, broker, or other record holder, please follow the instructions you receive from such bank, broker or record holder to vote your shares.
All voting instructions will be followed in accordance with your preferences.
Can I attend and vote at the Annual Meeting?
Yes, you may vote in person at the Annual Meeting if you are a stockholder of record or if you are a beneficial owner of shares held in street name through a bank, broker or other record holder and obtain a legal proxy from such bank, broker or record holder. To vote at the Annual Meeting, you will need to present proof of ownership as of the record date and valid picture identification. See the section below titled "What proof of ownership will I need to attend the Annual Meeting?" for details on acceptable forms of proof.

What are the voting standards for each proposal?
The following table summarizes the voting requirements and the effect of abstentions and broker non-votes on each proposal:

Proposal	Board Recommendation	Vote Required for Approval	Effect of Abstention	Effect of Broker Non-Vote	Page Reference (for more detail)
Proposal 1: Election of Directors	FOR EACH NOMINEE	Majority of votes cast	No impact	No Impact	6
Proposal 2: Advisory Vote to approve compensation of the named executive officers	FOR	Majority of votes present and entitled to vote	Against	No Impact	27
Proposal 3: Ratification of Independent Registered Public Accounting Firm	FOR	Majority of votes present and entitled to vote	Against	N/A	28
What is the quorum requirement for the Annual Meeting?
A majority of the voting power of all shares of the Corporation's common stock issued and outstanding and entitled to vote at the Annual Meeting must be present or represented by proxy at the Annual Meeting in order to constitute a quorum. Abstentions and broker non-votes are counted as present for quorum purposes.
What happens if I do not vote on a particular proposal?

If you are a stockholder of record and submit a proxy without providing voting instructions on a particular proposal, your shares will be voted by the proxy holders in accordance with the Board's recommendation for that proposal, which means your shares will be voted:
•FOR the election of each of the nine nominees (Proposal 1);
•FOR the advisory vote on executive compensation (Proposal 2); and
•FOR the ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for fiscal year 2026 (Proposal 3).
If you are a beneficial owner of shares held in street name through a bank, broker or other record holder and do not provide voting instructions on a particular proposal, the following rules will apply:
•For Proposals 1 and 2 (Election of Directors and Advisory Vote on Executive Compensation), the bank, broker or other record holder is prohibited from voting your shares without your specific voting instructions, which will result in a "broker non-vote." Broker non-votes will have no impact on the outcome of these proposals.
•For Proposal 3 (Ratification of Independent Registered Public Accounting Firm), the bank, broker or other record holder is permitted to vote your shares in the absence of your voting instructions. Accordingly, we do not expect any broker non-votes for Proposal 3.

How to Revoke Your Vote
Can I change or revoke my vote after I have submitted my proxy?
Yes, you may revoke your proxy and change your vote at any time before it is actually voted at the Annual Meeting by:
•Delivering written notice of revocation to the Corporate Secretary at H2O America, 110 W. Taylor Street, San Jose, California 95110;
•Submitting a later-dated proxy via the internet, by telephone, or by mail;

•Voting in person at the Annual Meeting (attending the meeting does not automatically revoke a proxy, but voting in person will revoke it); or
•Having another person attend the Annual Meeting to represent you by executing a later-dated proxy designating that person to act on your behalf.
Revocation notices and later-dated proxies must be received or submitted prior to the Annual Meeting to be effective.

Admissions & Access Requirements
What proof of ownership will I need to attend the Annual Meeting?
If you plan to attend the Annual Meeting in person, you will need to present one of the following as proof of ownership of common stock as of the record date (March 24, 2026):
•The Notice of Internet Availability of Proxy Materials mailed to you;
•The physical proxy card mailed to you if you are a stockholder of record;
•A copy of a brokerage or other account statement reflecting your stock ownership as of the record date (if you are the beneficial owner of shares held in street name through a broker, bank, other record holder or the Employee Stock Purchase Plan); and
•A copy of the email with your control number if you received an email with a link to the Proxy Materials.
You will also be required to present valid picture identification to gain entrance to the Annual Meeting.
What if someone is attending on behalf of a stockholder?
If you are attending as an authorized representative of a stockholder (for example, holding a legal proxy from a record holder), you must, upon request, produce written evidence of your authorization to represent that stockholder at the Annual Meeting.
What rules apply to the conduct of the Annual Meeting?
To ensure the holding of a fair and orderly meeting, management will limit the general discussion portion and will permit only stockholders or their authorized representatives to attend or address the Annual Meeting. The following items are not permitted at the Annual Meeting:
•Signs, handouts, cameras, recording equipment, or similar items;
•Recording of the Annual Meeting, including through a cellular phone; and
•Bags, packages, and other items (subject to inspection).

Proxy Materials & Electronic Access
Why did I receive a notice in the mail regarding the Internet Availability of Proxy Materials instead of a paper copy of the proxy materials?
To reduce the environmental impact of our Annual Meeting, we are making the Proxy Statement and Annual Report ("Proxy Materials") available to stockholders I by providing access to these materials on the Internet rather than mailing printed copies. Accordingly, on or about April 3, 2026, we expect to mail a Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners (other than those who previously requested printed copies or electronic delivery of our proxy materials), which directs stockholders to a website where you can access our proxy materials and view instructions on how to vote online or by telephone. If you would prefer to receive a paper copy our proxy materials, please follow the instructions below or included in the Notice of Internet Availability.

How can I access the Proxy Materials online?
The Proxy Materials are available online at www.astproxyportal.com/ast/13455. You can access these materials at any time by visiting this website.
How can I request a paper copy of the proxy materials?
If you prefer to receive a paper copy of our proxy materials at no charge to you, you may request them using any of the following methods:
•Internet: Visit us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials and follow the on-screen instructions.
•Telephone: Call 888-Proxy-NA (888-776-9962), or 201-299-6210 if you are calling from outside the United States.
•Email: Send an email to help@equiniti.com with your request and include the information requested.
To facilitate timely delivery, requests for paper copies should be received by May 1, 2026. Stockholders may also request paper copies using the website link or phone number provided in the Notice of Internet Availability of Proxy Materials.
Will I continue to receive proxy materials electronically if I previously elected e-delivery?
If you have previously elected to receive Proxy Materials electronically, you will continue to receive email notifications with instructions on how to access the materials via the Internet unless you elect otherwise. You may change your delivery preference at any time by contacting Equiniti using the methods listed above.

Householding & Document Requests
What is householding?
To reduce printing and mailing costs and minimize environmental impact, we deliver one set of proxy materials to multiple stockholders who share the same mailing address. If you share a household address with other stockholders and receive only one set of proxy materials and would prefer to receive separate copies, or if you are receiving multiple copies and would prefer to receive only one set, you may make this request at any time at no charge by using one of the following methods:
•Internet: Visit us.astfinancial.com/OnlineProxyVoting/ProxyVoting/RequestMaterials and follow the on-screen instructions.
•Telephone: Call 888-Proxy-NA (888-776-9962), or 201-299-6210 if calling from outside the United States.
•Email: Send an email to help@equiniti.com and indicate whether you want to receive separate copies or consolidate your household copies.
Your request will be processed and in the future you will receive separate or consolidated copies of the Proxy Materials, as requested.

Stockholder Proposals & Director Nominations
How can I submit a stockholder proposal for consideration at the Corporation's next annual meeting of stockholders?
Stockholder proposals intended to be included in our proxy materials for our 2027 annual meeting of stockholders pursuant to Rule 14a-8 of the Exchange Act must comply with all applicable SEC rules and regulations, and must be received in writing by the Corporate Secretary at H2O America, 110 W. Taylor Street, San Jose, California 95110, no later than December 4, 2026.
Pursuant to our Bylaws, if you wish to submit a stockholder proposal for consideration at our 2027 annual meeting of stockholders that is not intended to be included in our proxy materials for such meeting, you must provide timely written notice of such proposal and otherwise comply with the requirements set forth in our Bylaws. To be timely, such notice, along with the other information and materials set forth in our Bylaws, must be received by the Corporate Secretary at

H2O America, 110 W. Taylor Street, San Jose, California 95110, no earlier than January 13, 2027, and no later than February 12, 2027.
How can I submit a director nomination for consideration at the Corporation's next annual meeting?
Pursuant to our Bylaws, if you wish to nominate a director candidate for election at our 2027 annual meeting of stockholders, you must provide timely written notice of such nomination and otherwise comply with the requirements set forth in our Bylaws. To be timely, such notice, along with the other information and materials required by the Bylaws, must be received by the Corporate Secretary at H2O America, 110 W. Taylor Street, San Jose, California 95110, no earlier than January 13, 2027, and no later than February 12, 2027.
In addition to satisfying the requirements under our Bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of directors other than the Corporation’s directors at the 2027 annual meeting of stockholders must also comply with all applicable requirements of Rule 14a-19 under the Exchange Act. The advance notice requirement under Rule 14a-19 does not override or supersede the longer advance notice requirement under our Bylaws.

Proxy Solicitation Costs
Who pays for the proxy solicitation?
The Corporation bears the entire cost of preparing, assembling, printing, and mailing the Notice of Internet Availability of Proxy Materials, the Proxy Statement, the proxy card, and any additional solicitation materials. The Corporation reimburses brokerage firms, fiduciaries, and custodians holding shares in their names for reasonable expenses they incur in sending solicitation materials to beneficial stockholders.
The solicitation of proxies is being made by regular or first-class mail, and may also be made by telephone, email, facsimile, or in person by our directors, officers, and employees (who will receive no additional compensation for such services).
Additionally, the Corporation has retained Sodali & Co to assist with proxy solicitation services in connection with the Annual Meeting. The Corporation has agreed to pay Sodali & Co a fee of $11,000, plus reasonable out-of-pocket expenses, for such services.

Questions?
How can I contact the Corporation if I have additional questions?
If you have questions about voting, the Annual Meeting, or the proposals, please contact:
Corporate Secretary
H2O Group
110 W. Taylor Street
San Jose, California 95110

Or, for assistance with proxy voting, contact:
Equiniti
Phone: 888-Proxy-NA (888-776-9962) or 201-299-6210 (international)
Email: help@equiniti.com
For questions regarding proxy material requests, voting instructions, or stockholder proposals, please contact Equiniti using the contact methods listed above.

Other Matters
The Board is not aware of any matters, including pursuant to Rule 14a-8 of the Exchange Act or under the Corporation's Bylaws, to be presented for stockholder action at the Annual Meeting other than as set forth herein.
If any other matters are properly brought before the Annual Meeting or any adjournment or postponement thereof, the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment. Whether or not you intend to be present at the Annual Meeting, we urge you to vote via the internet, telephone, or by completing, signing and returning your proxy card promptly.
BY ORDER OF THE BOARD OF DIRECTORS
Marisa Joss
Deputy General Counsel and Corporate Secretary
San Jose, California
April 3, 2026

Appendix A

Reconciliation of H2O America GAAP to Non-GAAP Financial Measures
(in thousands, except per share amounts)

	Years Ended December 31,
	2025	2024	2023	2022	2021

Net Income (GAAP financial measure)	$102,578	$93,967	$84,987	$73,828	$60,478
Adjustments:
Compensation-related items	—	—	4,574	3,603	3,217
Loss (gain) on sale of assets	(275)	522	(1,381)	(5,557)	(10,032)
Change in fair value of equity investments	—	(1,353)	(693)	—	—
Impairment of long-lived asset	—	—	—	—	1,942
Items of income, costs and expenses of acquisitions	2,923	3,073	(182)	202	117
Adjusted income (Non-GAAP financial measure)	$105,226	$96,209	$87,305	$72,076	$55,722

Net income per common share (GAAP financial measure):
Basic	$2.93	$2.87	$2.69	$2.44	$2.04
Diluted	$2.92	$2.87	$2.68	$2.43	$2.03
Adjusted diluted income per common share (Non-GAAP financial measure):	$2.99	$2.93	$2.76	$2.37	$1.87
Average common shares outstanding:
Basic	35,002	32,701	31,575	30,305	29,601
Diluted	35,102	32,780	31,663	30,424	29,736

H2O America®

Our mission

Our vision

Our values

Do it right.
We uphold the highest standards of integrity. We make the right choices, even when they're hard, and foster a culture of transparency and accountability with straight talk.

Do it together.
We believe in the power of partnership—because we're stronger together. We respect each other's expertise and collaborate with trust and teamwork to create better outcomes for all.

Do it with heart.
We serve with compassion, positivity, and purpose. By actively listening, delivering solutions, and making a lasting impact, we strive to be a force for good in our communities and beyond.

H2O AMERICA
ANNUAL MEETING OF STOCKHOLDERS
May 13, 2026
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned revokes all previous proxies, acknowledges receipt of the notice of the Annual Meeting of Stockholders to be held on May 13, 2026, and appoints Andrew F. Walters and Ann P. Kelly or either of them, the proxy of the undersigned, with full power of substitution, to vote all shares of common stock of H2O America that the undersigned is entitled to vote, either on their own behalf or on behalf of an entity or entities, at the Annual Meeting of Stockholders of H2O America to be held on May 13, 2026 at 8:00 a.m. Eastern Time, and at any adjournment or postponement thereof, with the same force and effect as the undersigned might or could have if personally present thereat.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED. IF NO CHOICE IS SPECIFIED, THEN THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF EACH OF THE NINE NOMINEES NOTED HEREON TO THE BOARD OF DIRECTORS, AND "FOR" PROPOSALS 2 AND 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.
(Continued and to be signed on the reverse side)

ANNUAL MEETING OF STOCKHOLDERS OF

H2O AMERICA

May 13, 2026

PROXY VOTING INSTRUCTIONS

INTERNET - Access **www.voteproxy.com** and follow the instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **+1-201-299-4446** worldwide from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online or by phone until 11:59 p.m. Eastern Time on May 12th, the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via equiniti.com/us/ast-access to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Annual Meeting of Stockholders, Proxy Statement, Form of Proxy Card and the Annual Report for the year ended on December 31, 2025, are available at www.astproxyportal.com/ast/13455

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

000033333333300100 0 051326

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. ELECTION OF DIRECTORS

Nominees:

	FOR	AGAINST	ABSTAIN
1a. C. Guardino	☐	☐	☐
1b. M. Hanley	☐	☐	☐
1c. H. Hunt	☐	☐	☐
1d. R. A. Klein	☐	☐	☐
1e. D. L. Kruger	☐	☐	☐
1f. D. B. More	☐	☐	☐
1g. N. O. Rowe	☐	☐	☐
1h. C. P. Wallace	☐	☐	☐
1i. A. F. Walters	☐	☐	☐
2. To approve, on an advisory basis, the compensation of the named executive officers as disclosed in the proxy statement;	☐	☐	☐
3. To ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm of H2O America for the fiscal year ending December 31, 2026.	☐	☐	☐

NOTE: Act upon such other business as may properly come before the Annual Meeting or any adjournment of postponement thereof.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ____________ Date: ________ Signature of Stockholder ____________ Date: ________

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.